AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1996


                                                      REGISTRATION NO. 333-07429
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2
                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------

                       REMINGTON PRODUCTS COMPANY, L.L.C.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            3634                           06-1451076
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                              -------------------

                            REMINGTON CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            3634                           06-1451079
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                                 60 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                           TELEPHONE: (203) 367-4400
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                              -------------------

                                ALLEN S. LIPSON
                                 60 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                           TELEPHONE: (203) 367-4400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              -------------------

                                    COPY TO:

                                CHARLES B. FROMM
                                KIRKLAND & ELLIS
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4844

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                              -------------------

    THE REGISTRANTS HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4

                REGISTRATION STATEMENT
               ITEM NUMBER AND CAPTION                CAPTION OR LOCATION IN PROSPECTUS
      ------------------------------------------  ------------------------------------------

  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus....  Outside Front Cover Page

  2.  Inside Front and Outside Back Cover Pages
      of Prospectus.............................  Inside Front Cover Page; Outside Back
                                                  Cover Page

  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information.............  Prospectus Summary; The Company; Selected
                                                  Historical Financial Data; Unaudited Pro
                                                  Forma Consolidated Financial Information

  4.  Terms of the Transaction..................  Outside Front Cover Page; Prospectus
                                                  Summary; Description of New Notes; The
                                                  Exchange Offer; Certain Federal Income Tax
                                                  Consequences

  5.  Pro Forma Financial Information...........  Unaudited Pro Forma Consolidated Financial
                                                  Information

  6.  Material Contracts with the Company Being
      Acquired..................................  Inapplicable

  7.  Additional Information Required...........  Inapplicable

  8.  Interests of Named Experts and Counsel....  Legal Matters; Experts

  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...............................  Inapplicable

 10.  Information with Respect to S-3
      Registrants...............................  Inapplicable

 11.  Incorporation of Certain Information by
      Reference.................................  Inapplicable

 12.  Information with Respect to S-3 or S-2
      Registrants...............................  Inapplicable

 13.  Incorporation of Certain Information by
      Reference.................................  Inapplicable

 14.  Information with Respect to Registrants
      other than S-3 or S-2 Registrants.........  Outside Front Cover Page; Prospectus
                                                  Summary; Risk Factors; The Transactions;
                                                  Use of Proceeds; Capitalization; Selected
                                                  Historical Financial Data; Unaudited Pro
                                                  Forma Consolidated Financial Information;
                                                  Management's Discussion and Analysis of
                                                  Financial Condition and Results of
                                                  Operations; Business; Management; Security
                                                  Ownership of Certain Beneficial Owners and
                                                  Management; Certain Transactions; Limited
                                                  Liability Company Agreement; Description
                                                  of Senior Credit Agreement

 15.  Information with Respect to S-3
      Companies.................................  Inapplicable

 16.  Information with Respect to S-3 or S-2
      Companies.................................  Inapplicable

 17.  Information with Respect to Companies
      Other than S-3 or S-2 Companies...........  Inapplicable

                REGISTRATION STATEMENT
               ITEM NUMBER AND CAPTION                CAPTION OR LOCATION IN PROSPECTUS
      ------------------------------------------  ------------------------------------------
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited........  Inapplicable

 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited or
      in an Exchange Offer......................  Management; Security Ownership of Certain
                                                  Beneficial Owners and Management; Certain
                                                  Transactions

                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1996


PROSPECTUS
          , 1996

[LOGO]

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                            REMINGTON CAPITAL CORP.

    OFFER TO EXCHANGE THEIR 11% SERIES B SENIOR SUBORDINATED NOTES DUE 2006 FOR ANY AND ALL OF ITS OUTSTANDING 11% SENIOR SUBORDINATED NOTES DUE 2006

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 1996, UNLESS EXTENDED.

    Remington Products Company, L.L.C., a Delaware limited liability company ("Remington" or the "Company") and Remington Capital Corp., a Delaware corporation ("Capital" and, together with Remington, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11% Senior Subordinated Notes due 2006, Series B (the "New Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 11% Senior Subordinated Notes due 2006 (the "Old Notes"), of which $130,000,000 principal amount is outstanding. The form and terms of the New Notes are the same as the form and term of the Old Notes (which they replace) except that the New Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Old Notes in certain circumstances relating to the timing of the Exchange Offer. The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes." The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of May 23, 1996 (the "Indenture") between the Issuers, and The Bank of New York, as trustee, governing the Notes. See "The Exchange Offer" and "Description of New Notes."

    The Issuers do not have any current plans to issue any significant indebtedness to which the New Notes would rank senior or pari passu in right of payment.

    The Issuers will be jointly and severally liable for all payments due under the New Notes. The New Notes will mature on May 15, 2006. Interest on the New Notes will accrue at the a rate of 11% per annum and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1996.

    The New Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after May 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. In addition, on or prior to May 15, 1999, the Issuers may redeem up to 35% in aggregate principal amount of the Notes at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more public offerings of Capital Stock (as defined) (other than Disqualified Stock (as defined)) of the Company; provided that at least $84.5 million in aggregate principal amount of Notes remains outstanding immediately after each such redemption. The New Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Issuers will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each holder's New Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. There can be no assurance that the Issuers will have the financial resources to repurchase the New Notes in the event of a Change of Control. See "Description of New Notes."


    The New Notes will be general unsecured obligations of the Issuers, subordinated in right of payment to all existing and future Senior Debt (as defined) of the Issuers, including all borrowings of the Company under the Senior Credit Agreement (as defined). The New Notes are not currently guaranteed but will be guaranteed on a senior subordinated basis by all newly acquired or created U.S. Subsidiaries, if any, of the Issuers. Such guarantee shall be a continuing, absolute, unconditional and joint and several guarantee of payment. The New Notes will be effectively subordinated to indebtedness of the Company's subsidiaries (other than Capital and Subsidiaries (as defined), if any, guaranteeing the New Notes). As of June 29, 1996, the aggregate amount of outstanding Senior Debt was approximately $30.1 million and the aggregate amount of additional indebtedness of the Company's subsidiaries (other than Capital) was $7.3 million. The Indenture (as defined) will permit the Issuers to incur additional Senior Debt, subject to certain limitations. See "Description of New Notes."


                                             (Cover continued on following page)

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Cover page continued)

    Remington is a limited life entity that will continue in existence until December 31, 2016 or dissolution prior thereto as determined under the LLC Agreement (as defined). See "Limited Liability Company Agreement."

    Capital is a wholly owned subsidiary of the Company that was incorporated for the sole purpose of serving as a co-issuer of the Notes in order to facilitate the Initial Offering (as defined). Capital is not expected to have any substantial operations or assets of any kind and is not expected to have any revenues. Prospective investors in New Notes should not expect Capital to participate in servicing the interest and principal obligations on the New Notes. See "Description of New Notes--Certain Covenants."

    The Issuers will accept for exchange any and all Old Notes (as defined) validly tendered and not withdrawn prior to 5:00 p.m., New York City time on
            , 1996, unless extended by the Issuers in their sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Notes were sold by the Issuers on May 23, 1996 to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and with a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Issuers under the Registration Rights Agreement (as defined) entered into by the Issuers in connection with the offering of the Old Notes. See "The Exchange Offer."

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Issuers believe the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. See "The Exchange Offer--Resale of the New Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

    There has not previously been any public market for the Old Notes or the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of New Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

    The New Notes will be available initially only in book-entry form and the Issuers expect that the New Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Note (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, New Notes in certified form will be issued in exchange for the Global Note only under the limited circumstances set forth in the Indenture. See "Description of New Notes--Book-Entry; Delivery and Form."

                             AVAILABLE INFORMATION

    The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Issuers and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

    As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Issuers will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Issuers to file periodic reports and other information with the Commission will be suspended if the New Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Issuers other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Issuers will nevertheless be required to continue to file reports with the Commission if the New Notes are listed on a national securities exchange. The Issuers have agreed that, whether or not they are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, they will furnish to the holders of the Notes, file with the Commission (unless the Commission will not accept such a filing) and make available to securities analysts and prospective investors upon request (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Issuers have agreed to furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Market data (including market share data) used throughout this Prospectus were obtained from internal Company surveys, independent market research companies and industry publications. Unless otherwise specified, all market share data contained in this Prospectus are estimates by the Company measured in units sold. Unless the context otherwise requires, references in this Prospectus to "Remington" and the "Company" are to Remington, its subsidiaries and their predecessors, after giving effect to the Transactions.

                                  THE COMPANY

    Remington is one of the world's leading manufacturers and marketers of men's and women's electrical personal care appliances. The Company designs, manufactures, markets and distributes on a worldwide basis men's and women's electric shavers and accessories, women's personal care appliances, men's electric grooming products, travel products and other small electric consumer appliances. Products have been sold under the Remington name since the 1840s and the first Remington electric shavers were introduced in the 1930s. The Company believes that its strong market position is attributable to the strength of the Remington brand name, product quality, breadth of products sold, active new product development and innovation, extensive distribution network and marketing and manufacturing expertise. In December 1993, Remington acquired the Clairol personal care appliance business ("Clairol") from Bristol-Myers Squibb Company (the "Clairol Acquisition"), combining two leaders in their respective industries.

    The Company's two primary product lines, electric shavers and related accessories and women's personal care appliances, accounted for approximately 44% and 30%, respectively, of the Company's 1995 net sales of $255.3 million. The Company's service stores and other consumer products, such as men's grooming products and travel appliances, accounted for the remaining approximately 26% of 1995 net sales. The Company's products are sold in the United States and internationally in over 85 countries. Remington has built a strong franchise with both retailers and consumers in the United States and abroad, with the Company's products sold through mass merchandisers, catalog showrooms, drug store chains and department stores in addition to the Company's service stores.

    Remington's strong brand image coupled with new product innovations has helped the Company achieve leading market positions in most of its product lines. In the U.S. men's electric shaver market, the Company has the second highest market share, estimated at 32% in 1995. In the U.S. women's electric shaver market, the Company has the leading market position with an estimated share of 37% in 1995. In the U.S. women's hairsetter market, the Company has the leading market position, with an estimated 55% share in 1995. Remington has a leading position in certain international markets in many of its product categories such as men's and women's electric shavers, hairsetters, hairdryers, curling irons, curling brushes and home haircut kits.

    Prior to the consummation of the Transactions, the Company was operated as Remington Products Company ("RPC"), a general partnership of which RPI Corp. (formerly known as Remington Products, Inc.) ("RPI"), a company controlled by Victor K. Kiam, II, and Remsen Partners ("Remsen"), an entity controlled by Isaac Perlmutter, were each 50% partners. The Initial Offering was made in connection with a reorganization of the Company (the "Reorganization") valued at $226.7 million, pursuant to which, on May 23, 1996 (the "Closing Date"): (i) RPC made a cash distribution in an amount of $56.9 million to Remsen (less estimated Excluded Obligations (as defined) of $6.6 million) and $48.0 million to RPI (less estimated Excluded Obligations of $7.1 million and net of a $10.9 million reduction pursuant to the Preliminary Working Capital Adjustment (as defined));
(ii) Vestar Shaver Corp. ("Vestar Corp. I") and Vestar Razor Corp. ("Vestar Corp. II" and, together with Vestar Corp. I, the "Vestar Members"), corporations controlled by Vestar Equity Partners, L.P. ("Vestar"), purchased

Remsen's interest in the Company for $33.4 million (the "Vestar Investment");
(iii) certain members of senior management (excluding Victor K. Kiam, III) of the Company (the "Management Investors") acquired an equity interest of $1.1 million (including a cash purchase of $0.86 million and assuming exercise of certain Management Options (as defined) with an aggregate exercise price of $0.26 million) in the Company (the "Management Investment"); (iv) the Company paid Excluded Obligations of approximately $10.7 million; (v) RPI retained an equity investment in the Company with an implied value of $35.4 million (the "Kiam Investment" and, collectively with the Vestar Investment and the Management Investment, the "Equity Investments"); and (vi) RPC was merged with and into Remington Products Company, L.L.C. The ownership interests of the members in the Company consist of preferred membership interests (the "Preferred Equity") and common units (the "Common Units"). The Common Units represent the common equity of the Company. The Preferred Equity is entitled to a preferred yield of 12% per annum, compounded quarterly, and to an aggregate liquidation preference of $62 million (net of any prior repayments of Preferred Equity) plus any accrued but unpaid preferred yield. The Vestar Investment consists of Preferred Equity valued at $30.0 million and Common Units valued at $3.4 million, the Kiam Investment consists of Preferred Equity valued at $32.0 milion and Common Units valued at $3.4 million, and the Management Investment consists of Common Units valued at $1.1 million (assuming exercise of certain Management Options).


    In addition, as part of the Reorganization, $41.3 million of existing indebtedness of RPC was refinanced. The funds required to consummate the Reorganization were provided by the Initial Offering, borrowings under the SeniorCredit Agreement and the cash proceeds of the Equity Investments. See "Use of Proceeds" for a table which sets forth the sources and uses of funds for the Transactions. The Reorganization and the financing thereof is referred toherein as the "Transactions." Each of the Transactions was consummated on the Closing Date. The Common Units of the Company are owned 43.0% by the Vestar Members, 43.0% by RPI and 14.0% by the Management Investors (in each case on a fully diluted basis) and Vestar Corp. I controls the Management Committee (as defined) and the Management Committee controls the affairs and policies of the Company. See "The Transactions," "Use of Proceeds," "Management--Directors and Executive Officers" and "Security Ownership of Certain Beneficial Owners and Management."

GROWTH STRATEGY

    The Company's strategy is to achieve further growth in net sales, profitability and cash flow by: (i) capitalizing on the strength of the Remington brand name, (ii) expanding international operations, (iii) introducing new products and innovations to existing products, (iv) continuing to rationalize manufacturing and overhead costs, and (v) acquiring complementary businesses and product lines. See "Business--Growth Strategy."

POSSIBLE FUTURE ACQUISITIONS


    The Company regularly evaluates acquisition opportunities in its ordinary course of business and intends to augment its internal growth with acquisitions of complementary businesses and product lines. The successful acquisition and assimilation of Clairol provides a model for similar transactions that the Company expects to pursue in the future. The Company's targets for potential acquisitions include small electric consumer product companies or brands with mass distribution potential. Management believes that these acquisitions will enable the Company to accomplish certain strategic goals, including: (i) the expansion of the Company's product offerings beyond existing categories, (ii) the creation of synergies with the Company's existing manufacturing operations and distribution networks, and (iii) the enhancement or utilization of the Remington brand name where appropriate. Although the Company is currently not a party to any agreement with respect to any pending acquisition which management believes is probable and material to the Company, the Company has engaged in and continues to engage in evaluations and discussions with respect to potential acquisitions. See "Risk Factors--Acquisitions and Integration of Additional Businesses."


    The Company's headquarters are located at 60 Main Street, Bridgeport, Connecticut 06604 and its telephone number is (203) 367-4400.

                              THE INITIAL OFFERING

Notes..................................  The Old Notes were sold by the Issuers on May 23,
                                         1996 to Bear, Stearns & Co. Inc. (the "Initial
                                         Purchaser") pursuant to a Purchase Agreement dated
                                         May 23, 1996 (the "Purchase Agreement"). The
                                         Initial Purchaser subsequently resold the Old Notes
                                         to qualified institutional buyers pursuant to Rule
                                         144A under the Securities Act and to a limited
                                         number of institutional accredited investors that
                                         agreed to comply with certain transfer restrictions
                                         and other conditions.

Registration Rights Agreement..........  Pursuant to the Purchase Agreement, the Issuers and
                                         the Initial Purchaser entered into a Registration
                                         Rights Agreement dated as of May 23, 1996 (the
                                         "Registration Rights Agreement"), which grants the
                                         holder of the Old Notes certain exchange and
                                         registration rights. The Exchange Offer is intended
                                         to satisfy such exchange rights which terminate
                                         upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.....................  $130,000,000 aggregate principal amount of 11%
                                         Series B Senior Subordinated Notes due 2006 of the
                                         Issuers (the "New Notes").

The Exchange Offer.....................  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As
                                         of the date hereof, $130,000,000 aggregate
                                         principal amount of Old Notes are outstanding. The
                                         Issuers will issue the New Notes to holders on or
                                         promptly after the Expiration Date.

                                         Based on an interpretation by the staff of the
                                         Commission set forth in no-action letters issued to
                                         third parties, the Issuers believe that New Notes
                                         issued pursuant to the Exchange Offer in exchange
                                         for Old Notes may be offered for resale, resold and
                                         otherwise transferred by any holder thereof (other
                                         than any such holder which is an "affiliate" of the
                                         Issuers within the meaning of Rule 405 under the
                                         Securities Act) without compliance with the
                                         registration and prospectus delivery provisions of
                                         the Securities Act, provided that such New Notes
                                         are acquired in the ordinary course of such
                                         holder's business and that such holder does not
                                         intend to participate and has no arrangement or
                                         understanding with any person to participate in the
                                         distribution of such New Notes. Each holder
                                         accepting the Exchange Offer is required to
                                         represent to the Issuers in the Letter of
                                         Transmittal that, among other things, the New Notes
                                         will be acquired by

                                         the holder in the ordinary course of business and
                                         the holder does not intend to participate and has
                                         no arrangement or understanding with any person to
                                         participate in the distribution of such New Notes.

                                         Any Participating Broker-Dealer that acquired Old
                                         Notes for its own account as a result of
                                         market-making activities or other trading
                                         activities may be a statutory underwriter. Each
                                         Participating Broker-Dealer that receives New Notes
                                         for its own account pursuant to the Exchange Offer
                                         must acknowledge that it will deliver a prospectus
                                         in connection with any resale of such New Notes.
                                         The Letter of Transmittal states that by so
                                         acknowledging and by delivering a prospectus, a
                                         Participating Broker-Dealer will not be deemed to
                                         admit that it is an "underwriter" within the
                                         meaning of the Securities Act. This Prospectus, as
                                         it may be amended or supplemented from time to
                                         time, may be used by a Participating Broker-Dealer
                                         in connection with resales of New Notes received in
                                         exchange for Old Notes where such Old Notes were
                                         acquired by such Participating Broker-Dealer as a
                                         result of market-making activities or other trading
                                         activities. The Issuers have agreed that, for a
                                         period of 180 days after the Expiration Date, they
                                         will make this Prospectus available to any
                                         Participating Broker-Dealer for use in connection
                                         with any such resale. See "Plan of Distribution."

                                         Any holder who tenders in the Exchange Offer with
                                         the intention to participate, or for the purpose of
                                         participating, in a distribution of the New Notes
                                         could not rely on the position of the staff of the
                                         Commission enunciated in no-action letters and, in
                                         the absence of an exemption therefrom, must comply
                                         with the registration and prospectus delivery
                                         requirements of the Securities Act in connection
                                         with any resale transaction. Failure to comply with
                                         such requirements in such instance may result in
                                         such holder incurring liability under the
                                         Securities Act for which the holder is not
                                         indemnified by the Issuers.

Expiration Date........................  5:00 p.m., New York City time, on             ,
                                         1996 unless the Exchange Offer is extended, in
                                         which case the term "Expiration Date" means the
                                         latest date and time to which the Exchange Offer is
                                         extended.

Accrued Interest on the New Notes and
the Old Notes..........................  Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for
                                         exchange will receive, in cash, accrued interest
                                         thereon to, but not including, the issuance date of
                                         the New Notes. Such interest will be paid with the
                                         first interest payment on the New Notes. Interest
                                         on the Old Notes accepted for

                                         exchange will cease to accrue upon issuance of the
                                         New Notes.

Conditions to the Exchange Offer.......  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers. See
                                         "The Exchange Offer--Conditions."

Procedures for Tendering Old Notes.....  Each holder of Old Notes wishing to accept the
                                         Exchange Offer must complete, sign and date the
                                         accompanying Letter of Transmittal, or a facsimile
                                         thereof, in accordance with the instructions
                                         contained herein and therein, and mail or otherwise
                                         deliver such Letter of Transmittal, or such
                                         facsimile, together with the Old Notes and any
                                         other required documentation to the Exchange Agent
                                         (as defined) at the address set forth herein. By
                                         executing the Letter of Transmittal, each holder
                                         will represent to the Issuers that, among other
                                         things, the New Notes acquired pursuant to the
                                         Exchange Offer are being obtained in the ordinary
                                         course of business of the person receiving such New
                                         Notes, whether or not such person is the holder,
                                         that neither the holder nor any such other person
                                         has any arrangement or understanding with any
                                         person to participate in the distribution of such
                                         New Notes and that neither the holder nor any such
                                         other person is an "affiliate", as defined under
                                         Rule 405 of the Securities Act, of the Company. See
                                         "The Exchange Offer--Purpose and Effect of the
                                         Exchange Offer" and "--Procedures for Tendering."

Untendered Old Notes...................  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but
                                         who do not tender their Old Notes will not have any
                                         further exchange rights and such Old Notes will
                                         continue to be subject to certain restrictions on
                                         transfer. Accordingly, the liquidity of the market
                                         for such Old Notes could be adversely affected.

Consequences of Failure to Exchange....  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted
                                         securities. Accordingly, such Old Notes may be
                                         resold only (i) to the Issuers, (ii) pursuant to
                                         Rule 144A or Rule 144 under the Securities Act or
                                         pursuant to some other exemption under the
                                         Securities Act, (iii) outside the United States to
                                         a foreign person pursuant to the requirements of
                                         Rule 904 under the Securities Act, or (iv) pursuant
                                         to an effective registration statement under the
                                         Securities Act. See "The Exchange
                                         Offer--Consequences of Failure to Exchange."

Shelf Registration Statement...........  If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Issuers
                                         within the meaning of Rule 405 under the Securities
                                         Act) is not eligible under applicable securities
                                         laws to participate in the Exchange Offer, and such
                                         holder has satisfied certain

                                         conditions relating to the provision of information
                                         to the Issuers for use therein, the Issuers have
                                         agreed to register the Old Notes on a shelf
                                         registration statement (the "Shelf Registration
                                         Statement") and use their best efforts to cause it
                                         to be declared effective by the Commission as
                                         promptly as practical on or after the consummation
                                         of the Exchange Offer. The Issuers have agreed to
                                         maintain the effectiveness of the Shelf
                                         Registration Statement for, under certain
                                         circumstances, a maximum of three years, to cover
                                         resales of the Old Notes held by any such holders.

Special Procedures for Beneficial
Owners.................................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank,
                                         trust company or other nominee and who wishes to
                                         tender should contact such registered holder
                                         promptly and instruct such registered holder to
                                         tender on such beneficial owner's behalf.

Guaranteed Delivery Procedures.........  Holders of Old Notes who wish to tender their Old
                                         Notes and whose Old Notes are not immediately
                                         available or who cannot deliver their Old Notes,
                                         the Letter of Transmittal or any other documents
                                         required by the Letter of Transmittal to the
                                         Exchange Agent (or comply with the procedures for
                                         book-entry transfer) prior to the Expiration Date
                                         must tender their Old Notes according to the
                                         guaranteed delivery procedures set forth in "The
                                         Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights......................  Tenders may be withdrawn at any time prior to 5:00
                                         p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and Delivery of
New Notes..............................  The Issuers will accept for exchange any and all
                                         Old Notes which are properly tendered in the
                                         Exchange Offer prior to 5:00 p.m., New York City
                                         time, on the Expiration Date. The New Notes issued
                                         pursuant to the Exchange Offer will be delivered
                                         promptly following the Expiration Date. See "The
                                         Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds........................  There will be no cash proceeds to the Issuers from the exchange pursuant to the Exchange Offer.

Exchange Agent.........................  The Bank of New York.

                                 THE NEW NOTES


General................................  The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they
                                         replace) except that (i) the New Notes bear a
                                         Series B designation, (ii) the New Notes have been
                                         registered under the Securities Act and, therefore,
                                         will not bear legends restricting the transfer
                                         thereof, and (iii) the

                                         holders of New Notes will not be entitled to
                                         certain rights under the Registration Rights
                                         Agreement, including the provisions providing for
                                         an increase in the interest rate on the Old Notes
                                         in certain circumstances relating to the timing of
                                         the Exchange Offer, which rights will terminate
                                         when the Exchange Offer is consummated. See "The
                                         Exchange Offer--Purpose and Effect of the Exchange
                                         Offer." The New Notes will evidence the same debt
                                         as the Old Notes and will be entitled to the
                                         benefits of the Indenture. See "Description of New
                                         Notes." The Old Notes and the New Notes are
                                         referred to herein collectively as the "Notes."

Securities Offered.....................  $130.0 million aggregate principal amount of 11%
                                         Series B Senior Subordinated Notes due 2006.

Issuers................................  The New Notes will be joint and several obligations of Remington Products Company, L.L.C. and Remington
                                         Capital Corp. Capital is a wholly owned subsidiary
                                         of the Company that was incorporated for the sole
                                         purpose of serving as a co-issuer of the Notes in
                                         order to facilitate the Initial Offering. Capital
                                         is not expected to have any substantial operations
                                         or assets of any kind and is not expected to have
                                         any revenues. Prospective investors in New Notes
                                         should not expect Capital to participate in
                                         servicing the interest and principal obligations on
                                         the New Notes. See "Description of New
                                         Notes--Certain Covenants."

Maturity...............................  May 15, 2006.

Interest...............................  Interest on the New Notes will accrue from the date of issuance at the rate of 11% per annum payable
                                         semi-annually on May 15 and November 15, commencing
                                         on November 15, 1996.

Guarantees.............................  The New Notes are not currently guaranteed but will be guaranteed on a senior subordinated basis by all
                                         newly acquired or created U.S. Subsidiaries, if
                                         any, of the Issuers.

Optional Redemption....................  The New Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on
                                         and after May 15, 2001 at the redemption prices set
                                         forth herein, plus accrued and unpaid interest and
                                         Liquidated Damages, if any, thereon to the
                                         redemption date. In addition, on or prior to May
                                         15, 1999, the Issuers may redeem up to 35% in
                                         aggregate principal amount of the New Notes at a
                                         redemption price of 111% of the principal amount
                                         thereof, plus accrued and unpaid interest and
                                         Liquidated Damages, if any, thereon to the
                                         redemption date, with the net proceeds of one or
                                         more public offerings of Capital Stock (other than
                                         Disqualified Stock) of the Company; provided that
                                         at least $84.5 million in aggregate principal

                                         amount of Notes remain outstanding immediately
                                         after the occurrence of each such redemption.

Change of Control......................  Upon the occurrence of a Change of Control, the
                                         Issuers will be required to make an offer to
                                         repurchase all or any part (equal to $1,000 or an
                                         integral multiple thereof) of each holder's New
                                         Notes at an offer price in cash equal to 101% of
                                         the aggregate principal amount thereof, plus
                                         accrued and unpaid interest and Liquidated Damages,
                                         if any, thereon to the date of repurchase. The
                                         source of funds for any such purchase will be
                                         dependent upon the Company's available cash or cash
                                         generated from operating or other sources,
                                         including borrowing, sales of assets, sales of
                                         equity or funds provided by a new controlling
                                         person. However, there can be no assurance that
                                         sufficient funds will be available at the time of
                                         any Change of Control to make any required
                                         repurchases of Notes tendered, or that, if
                                         applicable, restrictions in the Senior Credit
                                         Agreement will allow the Company to make such
                                         required repurchases. See "Risk Factors--
                                         Limitations on Change of Control" and "Description
                                         of New Notes--Repurchase at the Option of Holders--
                                         Change of Control."

Ranking................................  The New Notes will be general unsecured obligations of the Issuers, subordinated in right of payment to
                                         all existing and future Senior Debt of the Issuers,
                                         including all borrowings of the Company under the
                                         Senior Credit Agreement. The New Notes will be
                                         effectively subordinated to indebtedness of the
                                         Company's subsidiaries (other than Capital and
                                         Subsidiaries, if any, guaranteeing the New Notes).
                                         As of June 29, 1996, the aggregate amount of
                                         outstanding Senior Debt was approximately $30.1
                                         million and the aggregate amount of additional
                                         indebtedness of the Company's subsidiaries (other
                                         than Capital) was $7.3 million. See
                                         "Capitalization" and "Description of New Notes."

Covenants..............................  The indenture pursuant to which the New Notes will be issued (the "Indenture") contains certain
                                         covenants that, among other things, limit the
                                         ability of the Issuers and their Subsidiaries to
                                         incur additional Indebtedness (as defined), pay
                                         dividends or make other distributions, repurchase
                                         Equity Interests (as defined) or subordinated
                                         Indebtedness, create certain liens, enter into
                                         certain transactions with affiliates, sell assets
                                         or enter into certain mergers and consolidations.
                                         See "Description of New Notes--Certain Covenants."

                                  RISK FACTORS

    Prospective investors should be aware of certain special considerations before tendering Old Notes in exchange for New Notes, including, among other things, that:

    . The Company incurred significant debt in connection with the Transactions;

    . The New Notes will be unsecured and subordinated to the prior right of payment of all existing and future Senior Debt of the Issuers, including obligations under the Senior Credit Agreement;

    . The Senior Credit Agreement requires the Company to maintain specified financial ratios and tests and limits the Company's ability to incur additional indebtedness, make acquisitions and make capital expenditures;

    . The Company's markets are highly competitive;

    . A substantial portion of the Company's finished goods are manufactured for the Company by overseas suppliers;

    . Approximately 25% of the Company's 1995 net sales are derived from the sale of products manufactured or assembled at the Company's sole manufacturing facility in Bridgeport, Connecticut;

    . The Company believes that its future success will depend in part upon its ability to continue to make innovations in its existing products and to develop, manufacture and market new products;

    . Sales of the Company's products are highly seasonal;

    . The Company's five largest customers account for a significant portion of the Company's sales;

    . A significant amount of the Company's sales and manufacturing are made outside the United States;

    . The Company seeks to acquire other brands and consumer products companies as part of its long-term strategy;

    . The Company is dependent on certain key personnel;

    . The Vestar Members control the Management Committee and the affairs and policies of the Company and circumstances may occur in which the interests of the Vestar Members, as equity holders, could be in conflict with the holders of the New Notes; and

    . In the event of a Change of Control (as defined), the Issuers will be required to make an offer for cash to repurchase the New Notes at 101% of the principal amount therof.

    . See "Risk Factors."

           SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

    Set forth below are summary historical and pro forma financial data of the Company as of the dates and for the periods presented. The summary historical financial data were derived from the audited consolidated financial statements of RPC, except for the data for the twelve months ended December 31, 1993 and the twenty-one weeks ended May 23, 1996 for RPC (Predecessor Company) and the five weeks ended June 29, 1996 for Remington (Successor Company), which were derived or calculated from unaudited consolidated financial statements of the Company. In 1993, the Company changed its fiscal year-end from September 30 to December 31. Unaudited financial information for the twelve months ended December 31, 1993 has been provided to facilitate comparisons with the years ended December 31, 1994 and 1995. The information contained in this table should be read in conjunction with "Selected Historical and Unaudited Pro Forma Financial Data," "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                                                                SUCCESSOR COMPANY
                                       PREDECESSOR COMPANY                         -------------------------------------------
                   ------------------------------------------------------------                     PRO FORMA      PRO FORMA
                   TWELVE MONTHS   YEAR ENDED DECEMBER          21 WEEKS                              TWELVE          SIX
                       ENDED               31,                   ENDED             5 WEEKS ENDED   MONTHS ENDED   MONTHS ENDED
                   DECEMBER 31,    -------------------          MAY 23,              JUNE 29,      DECEMBER 31,     JUNE 29,
                      1993(1)        1994       1995              1996                 1996          1995(2)        1996(2)
                   -------------   --------   --------   ----------------------    -------------   ------------   ------------

                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF
 OPERATIONS DATA:
Net sales........    $ 161,898     $261,446   $255,323          $ 57,939              $23,457        $255,323       $ 81,396
Gross profit.....       73,103      111,342    112,120            22,554                9,412         113,342         32,440
Operating profit
(loss)...........        7,987       21,228     26,516           (16,951)               1,750          28,779         (6,251)
Interest
expense..........        4,079        6,414      7,604             2,228                1,931          18,096          9,119
Net income
(loss)...........        3,251       14,725     17,240           (18,191)                (263)          9,195        (14,464)
Income (loss)
 applicable to
 Common Members'
 Equity (3)......                                                                     $(1,017)       $  1,414       $(18,564)
BALANCE SHEET
 DATA (AT PERIOD
 END):
Working
capital..........    $  70,164     $ 62,862   $ 47,223         N/A                     75,043
Total assets.....      175,567      160,543    170,922         N/A                    184,925
Total debt.......       71,931       55,093     56,990         N/A                    160,050
Cumulative
 Preferred Equity
 Dividend (4)....                                                                     $   754        $  7,781       $ 11,881
Total partners'
 capital/members'
 equity (deficit)
(5)..............       43,795       59,964     75,945         N/A                     (4,733)
OTHER DATA AND
 RATIOS:
Depreciation and
amortization.....        2,560        4,243      4,938             2,005                  343           3,270          1,635
Capital
expenditures.....        3,935        4,356      3,291             1,310                  141           3,291          1,451
Cash interest
 expense (6).....        3,367        5,726      6,914             1,966                1,822          17,683          8,854
Ratio of earnings
 to fixed charges
(7)..............          1.6x         2.9x       3.0x               --                  1.0x            1.4x            --

- ------------
(1) Balance sheet data includes the assets and liabilities of Clairol that were acquired on December 23, 1993.
(2) Gives pro forma effect to the Transactions as if it had occurred on January 1, 1995, with respect to the Statement of Operations Data. See "Unaudited Pro Forma Consolidated Financial Information."

(3) Income (loss) applicable to common capital/member equity is determined by increasing the net loss or decreasing net income by preferred stock dividend requirements.
(4) Dividend payments are subject to restrictions set forth in the Indenture.
(5) The fair value of members' capital at June 29, 1996 is $69,742, and consists of Preferred Equity (as defined) with a liquidation preference of $62,000 and Common Units (as defined) with a value of $7,742, based on the cash paid by the Vestar Members and the Management Investors for their equity interests.
(6) Cash interest expense is defined as interest expense less amortization of debt issuance costs and the original issue discount on the Notes.
(7) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the original issue discount on the Notes, a portion of operating lease rental expense deemed to be representative of the interest factor and Preferred Equity dividend requirements. Earnings were insufficient to cover fixed charges by $19,064 and $15,012 for the 21 weeks ended May 23, 1996 and the pro forma six months ended June 29, 1996, respectively. Due to the seasonal nature of the Company's business, results to date are not indicative of annual results; management believes that year end results will reflect adequate coverage to meet fixed charges.

                                  RISK FACTORS

    Prospective investors should consider carefully the following factors as well as the other information and data included in this Prospectus before tendering Old Notes in exchange for the New Notes.

SUBSTANTIAL LEVERAGE


    The Company incurred significant debt in connection with the Transactions. At June 29, 1996, the Company had outstanding indebtedness for borrowed money (including the Old Notes) of approximately $160.1 million. The Company's leveraged financial position could have important consequences to holders of the New Notes, including the risks that: (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on the New Notes and the payment of principal and interest under the Senior Credit Agreement and other indebtedness; (ii) the Company's leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes; and (iii) the Company's highly leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company believes that, based on its current level of operations, it will have sufficient capital to carry on its business and will be able to meet its scheduled debt service requirements. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet the Company's obligations and commitments. In addition, the Senior Credit Agreement contemplates that all borrowings thereunder will become due in 2002. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. In addition, the terms of existing or future debt agreements, including the Indenture and the Senior Credit Agreement, may prohibit the Company from adopting any of these alternatives. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Senior Credit Agreement" and "Description of New Notes."


SUBORDINATION OF NEW NOTES


    The New Notes will be unsecured and subordinated to the prior right of payment of all existing and future Senior Debt of the Issuers, including obligations under the Senior Credit Agreement. The indebtedness under the Senior Credit Agreement will also become due prior to the time the principal obligations under the New Notes become due. In addition, the New Notes will be effectively subordinated to all indebtedness of the Issuers' subsidiaries, through which the Company's foreign operations are conducted. Subject to certain limitations, the Indenture will permit the Issuers to incur additional Senior Debt. See "Description of New Notes--Certain Covenants--Incurrence of Indebtedness." As a result of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency, the assets of the Issuers will be available to pay obligations on the New Notes only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the New Notes then outstanding. The holders of any indebtedness of the Company's subsidiaries (other than Capital and Subsidiaries guaranteeing the New Notes, if any) will be entitled to payment of their indebtedness from the assets of such subsidiaries prior to the holders of any general unsecured obligations of the Company, including the New Notes. In addition, subject to the restrictions set forth in the Indenture and in the Senior Credit Agreement, substantially all of the assets of the Company and its subsidiaries will or may in the future be pledged to secure other indebtedness of the Company. See "Description of Senior Credit Agreement" and "Description of New Notes--Certain Covenants--Liens."

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT AGREEMENT AND THE INDENTURE

    The Senior Credit Agreement requires the Company to maintain specified financial ratios and tests, among other obligations, including an interest expense coverage ratio, a fixed charge coverage ratio and a funded net debt-to-EBITDA ratio, each as defined in the Senior Credit Agreement. In addition, the Senior Credit Agreement restricts, among other things, the Company's ability to incur additional indebtedness, make acquisitions and make capital expenditures. A failure to comply with the restrictions contained in the Senior Credit Agreement could lead to an event of default thereunder which could result in an acceleration of such indebtedness. Such an acceleration would constitute an event of default under the Indenture relating to the New Notes. In addition, the Indenture restricts, among other things, the Company's ability to incur additional indebtedness, sell assets, make certain payments and dividends or to merge or consolidate the Company. A failure to comply with the restrictions in the Indenture could result in an event of default under the Indenture. See "Description of Senior Credit Agreement" and "Description of New Notes."

HIGHLY COMPETITIVE MARKETS; COMPETITION

    The markets in which the Company competes are highly competitive. The Company competes with large and established national and multinational companies, as well as smaller companies, in all of its product lines. Some of these competitors have, and new competitors may have, substantially greater resources than the Company. Consequently, there can be no assurance that the Company will be able to compete effectively in the future. See "Business--Competition."

DEPENDENCE ON CERTAIN SUPPLIERS

    A substantial portion of the Company's finished goods are manufactured for the Company by suppliers located in China, Japan and Thailand. The Company's three most significant suppliers of finished goods in 1995 accounted for approximately 36% of the Company's total cost of sales, with the largest supplier comprising 18% of the Company's total cost of sales. Any adverse change in the Company's relationships with these suppliers, the financial condition of such suppliers, the Company's ability to import outsourced products or the suppliers' ability to manufacture and deliver outsourced products on a timely basis would have a material adverse effect on the Company. There can be no assurance that the Company could quickly or effectively replace any of its suppliers if the need arose or retrieve tooling and molds possessed by such suppliers. The Company's dependence on such suppliers could also adversely affect the Company's ability to react quickly and effectively to changes in the market for its products. In addition, international manufacturing is subject to risks including labor unrest, political instability, restrictions on transfer of funds, domestic and international customs and tariffs, unexpected changes in regulatory environments, and potentially adverse tax consequences. There can be no assurance that any of the foregoing factors will not have a material adverse effect on the Company's ability to increase or maintain its international importing activities or on its results of operations. See "Risk Factors--Significant Sales and Manufacturing Outside the United States," "Business--Suppliers" and "Business--Competition."

DEPENDENCE ON A SINGLE MANUFACTURING FACILITY


    Approximately 25% of the Company's 1995 net sales are derived from the sale of products manufactured or assembled at the Company's sole manufacturing facility, which is located in Bridgeport, Connecticut. This manufacturing facility is subject to the normal hazards that could result in any material damage to any such facility. Any such damage to this facility, or prolonged interruption in the operations of this facility for repairs or other reasons, would have a material adverse effect on the Company's financial position and results of operations. To date, the Company has not experienced any interruption in the operations of this facility. See "Business-- Manufacturing Operations" and "Business--Competition."

RISKS ASSOCIATED WITH DEVELOPMENT OF NEW PRODUCTS

    The Company believes that its future success will depend in part upon its ability to continue to make innovations in its existing products and to develop, manufacture and market new products. There can be no assurance that the Company will be successful in the introduction, marketing and manufacture of any of its new products or product innovations or that the Company will be able to develop and introduce in a timely manner new products or innovations to its existing products which satisfy customer needs or achieve market acceptance. The failure to develop products and introduce them successfully and in a timely manner could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Research and Product Development."

SEASONALITY

    Sales of the Company's products are highly seasonal, with a large percentage of net sales occurring during the Christmas selling season. The Company typically derives a significant portion of its annual net sales in the fourth quarter of each year and typically incurs operating losses in the first quarter of each year. For example, the Company derived in excess of 40% of its annual net sales in the fourth quarter and incurred operating losses in the first quarter in each of 1994 and 1995. As a result of this seasonality, the Company's inventory and working capital needs fluctuate substantially during each year. In addition, Christmas orders from retailers are often received late in the year, making forecasting of production schedules and inventory purchases difficult. Any adverse change in the Company's results of operations in the fourth quarter would have a material adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."

DEPENDENCE ON CERTAIN CUSTOMERS

    Net sales of the Company to its five largest customers accounted for approximately 36% of its total net sales in 1995. One of these customers, Wal-Mart, accounted for approximately 16% of the Company's net sales worldwide during 1995 and for over 31% of the Company's net sales in the United States (excluding net sales of the Company's service stores). No other customer accounted for more than 7% of the Company's worldwide net sales in 1995. Although the Company has long-established relationships with many of its customers, the Company does not have long-term contracts with any of its customers. A decrease in business from any of its major customers could have a material adverse effect on the Company's financial condition and results of operations. See "Business--United States Distribution" and "Business--International Operations and Distribution."

SIGNIFICANT SALES AND MANUFACTURING OUTSIDE THE UNITED STATES

    In 1995, 35.8% of the Company's net sales were made outside the United States. The U.S. dollar value of the Company's sales varies with currency exchange rate fluctuations. Changes in currency exchange rates could have an adverse effect on the Company's results of operations and its ability to meet interest and principal obligations on the New Notes. The Company's results of operations are affected by changes in exchange rates as the Company prices its products in Europe, Canada and Australia in local currency. While many of the Company's selling and distribution costs are also denominated in these currencies, a large portion of the product costs are U.S. dollar denominated. The Company takes precautions against these fluctuations by entering into foreign exchange forward contracts, which, in effect, lock in the U.S. dollar for products the Company's foreign subsidiaries purchase. In addition, a substantial portion of the Company's finished goods are manufactured for the Company by suppliers in China, Japan and Thailand. International manufacturing and sales are subject to risks including labor unrest, political instability, restrictions on transfers of funds, export duties and quotas, domestic and international customs and tariffs, unexpected changes in regulatory environments, difficulty in obtaining distribution and support, and potentially adverse tax consequences. Although the products that the Company outsources from China were not included in the list of products that would have been subject to substantially higher tariffs proposed by the U.S. government in May 1996, in response to the alleged failure by the Chinese government to protect U.S. intellectual property rights in China (which proposal has since been withdrawn), there can be no assurance that future actions by the U.S. government or the Chinese government will not impair the ability of the Company to import products from China or elsewhere. There can be no assurance that any of the foregoing factors will not have a material adverse effect on the Company's ability to increase or maintain its international sales or importing activities or on its results of operations. See "Business--International Operations and Distribution."

ACQUISITIONS AND INTEGRATION OF ADDITIONAL BUSINESSES


    As part of its long-term strategy, the Company seeks to acquire other brands and consumer product companies that can benefit from the Remington brand name and the Company's manufacturing operations and distribution infrastructure. Although the Company is currently not a party to any agreement with respect to any pending acquisition which management believes is probable and material to the Company, the Company has engaged in and continues to engage in evaluations and discussions with respect to potential acquisitions. There can be no assurance that the Company will be able to either identify and acquire attractive acquisition candidates at prices and on terms favorable to the Company or succeed at effectively and profitably managing the integration of an acquired business. See "Business--Growth Strategy--Acquiring Complementary Businesses and Product Lines."


DEPENDENCE ON KEY PERSONNEL

    The Company is dependent on the continued services of its senior management team. Although the Company believes it could replace key employees in an orderly fashion should the need arise, the loss of such key personnel could have a material adverse effect on the Company. The Company does not maintain key-person insurance for any of its officers, employees or directors. The Company has entered into change of control agreements with certain members of senior management. See "Management-- Directors and Executive Officers" and "--Other Arrangements."

CONTROLLING EQUITYHOLDER

    The Vestar Members control the Management Committee and the affairs and policies of the Company. Circumstances may occur in which the interests of the Vestar Members, as equity holders of the Company, could be in conflict with the interests of the holders of the New Notes. In addition, the equity investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the New Notes.

LIMITATIONS ON CHANGE OF CONTROL

    In the event of a Change of Control, the Issuers will be required to make an offer for cash to repurchase the New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. Certain events involving a Change of Control may result in an event of default under the Senior Credit Agreement or other indebtedness of the Company that may be incurred in the future. Moreover, the exercise by the holders of the New Notes of their right to require the Company to repurchase the New Notes may cause an event of default under the Senior Credit Agreement or such other indebtedness, even if the Change of Control does not. Finally, there can be no assurance that the Company will have the financial resources necessary to repurchase the New Notes upon a Change of Control. See "Description of New Notes--Repurchase at the Option of Holders--Change of Control."

RISK OF FRAUDULENT TRANSFER

    Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if the Company, at the time it issued the Old Notes or the New Notes, (i) incurred such indebtedness with intent to hinder, delay or defraud creditors, or (ii)(a) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b)(1) was insolvent at the time of incurrence,
(2) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (3) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its businesses, or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Old Notes or the New Notes, or, in the alternative, subordinate the Old Notes or the New Notes to existing and future indebtedness of the Company. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.

    Management believes that, for purposes of the U.S. Bankruptcy Code and state fraudulent transfer or conveyance laws, the Old Notes or the New Notes are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith and that the Company, after the issuance of the Old Notes or the New Notes and the application of the proceeds thereof, will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF NOTES

    The Old Notes were issued to, and the Issuers believe are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for New Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Issuers are required to file a Shelf Registration Statement with respect to such Old Notes. The New Notes will constitute a new issue of securities with no established trading market. The Issuers do not intend to list the New Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser has advised the Issuers that it currently intends to make a market in the New Notes, but it is not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time.

    If a public trading market develops for the New Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

    Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Issuers of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                THE TRANSACTIONS

THE REORGANIZATION

    Prior to the consummation of the Transactions, the Company was operated as RPC, a general partnership of which RPI, a company controlled by Victor K. Kiam, II, and Remsen, an entity controlled by Isaac Perlmutter, were each 50% partners. The Initial Offering was made in connection with the Reorganization valued at $226.7 million, pursuant to which, on the Closing Date: (i) RPC made a cash distribution in an amount of $56.9 million to Remsen (less estimated Excluded Obligations of $6.6 million) and $48.0 million to RPI (less estimated Excluded Obligations of $7.1 million and net of a $10.9 million reduction (the "Preliminary Working Capital Adjustment") based upon the estimated level of working capital at the Closing Date compared to a specified average level of working capital of $92.7 million (the "Specified Average")); (ii) the Vestar Members purchased Remsen's interest in the Company for $33.4 million; (iii) the Management Investors acquired an equity interest of $1.1 million (including a cash purchase of $0.86 million and assuming exercise of certain Management Options with an aggregate exercise price of $0.26 million) in the Company; (iv) the Company paid Excluded Obligations of approximately $10.7 million; (v) RPI retained an equity investment in the Company with an implied value of $35.4 million; and (vi) RPC was merged with and into Remington Products Company, L.L.C. The Vestar Investment consists of Preferred Equity valued at $30.0 million and Common Units valued at $3.4 million, the Kiam Investment consists of Preferred Equity valued at $32.0 million and Common Units valued at $3.4 million, and the Management Investment consists of Common Units valued at $1.1 million (assuming exercise of certain Management Options).

    In connection with the Reorganization, existing indebtedness and accrued interest of RPC of $41.3 million was refinanced and certain other liabilities and obligations of the Company, Remsen and RPI (the "Excluded Obligations"), including certain management bonuses, severance payments and investment banking, legal, accounting and other fees, were paid by the Company and reduced the amounts distributed to Remsen and RPI. In addition, the amount distributed to RPI is subject to an adjustment (the "Final Working Capital Adjustment") based upon the actual level of working capital

(as determined in accordance with the terms of the agreement giving effect to the Reorganization) at the Closing Date compared to the estimated working capital at the Closing Date. The funds required to consummate the Reorganization were provided by the Initial Offering, borrowings under the Senior Credit Agreement and the cash proceeds of the Equity Investments. See "Use of Proceeds" for a table which sets forth the sources and uses of funds for the Transactions. The Common Units of the Company are owned 43.0% by the Vestar Members, 43.0% by RPI and 14.0% by the Management Investors (in each case on a fully diluted basis), and Vestar Corp. I controls the Management Committee and the Management Committee controls the affairs and policies of the Company. See "Use of Proceeds," "Management--Directors and Executive Officers" and "Security Ownership of Certain Beneficial Owners and Management."

    The following chart depicts the organizational structure and common equity interests in the Company and Capital (on a fully diluted basis).

      VESTAR CORP. I   VESTAR CORP. II   MANAGEMENT     RPI CORP.
                                         INVESTORS
         38.7%              4.3%            14.0%         43.0%

                   REMINGTON PRODUCTS COMPANY, L.L.C.   OBLIGOR    SENIOR CREDIT
                                                                     AGREEMENT

                                    100%                GUARANTOR    OBLIGOR

                        REMINGTON CAPITAL CORP.       OBLIGOR        SENIOR
                                                                  SUBORDINATED
                                                                      NOTES
THE VESTAR MEMBERS AND VESTAR

    The Vestar Members were formed by Vestar to hold the Vestar Investment. Vestar is an institutional equity fund managed by Vestar Capital Partners. Founded in 1988, Vestar Capital Partners is a New York-based investment firm focusing on investing in management buyouts and recapitalizations of middle market companies. Since 1988, Vestar Capital Partners has organized and invested in 17 management buyouts and recapitalizations with an aggregate transaction value exceeding $2.1 billion including transactions involving Anvil Knitwear, Inc., Cabot Safety Corporation, Celestial Seasonings, Inc., Clark-Schwebel, Inc., Consolidated Cigar Corporation, Hampshire Chemical Corporation, La Petite Academy, Inc., MAG Aerospace Industries, Inc., Pinnacle Automation, Inc., Prestone Products Corporation, Pyramid Communications, Inc. and Westinghouse Air Brake Company.

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain of the Issuers' obligations under the Purchase Agreement and the Registration Rights Agreement. The Issuers will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes contemplated in this Prospectus, the Issuers will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the New Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase or decrease in the indebtedness of the Issuers. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

    The net proceeds received by the Company from the Initial Offering, together with the initial borrowings under the Senior Credit Agreement and the cash proceeds from the Equity Investments, were used to consummate the Reorganization and to pay certain fees and expenses in connection therewith.

    The following table sets forth the sources and uses of funds for the Transactions (dollars in millions):


SOURCES:
  Senior Credit Agreement:
    Revolving Credit Facilities (1)(2)............................   $ 18.0
    Term Loans....................................................     10.0
  Senior Subordinated Notes.......................................    129.0
  Equity Investments (3)..........................................     69.7
                                                                     ------
      Total sources...............................................   $226.7
                                                                     ------
                                                                     ------
USES:
  Reorganization consideration (1)(4).............................   $170.7
  Refinance existing indebtedness and accrued interest (5)........     41.3
  Fees and expenses (6)...........................................     12.1
  General corporate purposes......................................      2.6
                                                                     ------
      Total uses..................................................   $226.7
                                                                     ------
                                                                     ------

- ------------

(1) The amount of the distribution to RPI was reduced by the Preliminary Working Capital Adjustment of $10.9 million and is subject to the Final Working Capital Adjustment. To the extent the Final Working Capital Adjustment results in an increased or decreased distribution to RPI, borrowings under the Revolving Credit Facilities will be correspondingly increased or decreased. As of May 23, 1996, Remington's estimated level of working capital (as determined in accordance with the terms of the agreement giving effect to the Reorganization) was $10.9 million less than the Specified Average, which resulted in a drawdown under the Revolving Credit Facilities of $18,024. See "The Transactions."

(2) As of June 29, 1996, the Company had a drawdown on the Revolving Credit Facilities of $20.1 million (with an expiration date of June 2002 and an average interest rate of 8.36%) and $21.8 million of additional availability thereunder.

(3) Consists of Preferred Equity valued at $62.0 million and Common Units valued at $7.7 million. RPI and the Vestar Members own Preferred Equity valued at $32.0 million and $30.0 million, respectively, and RPI, the Vestar Members and the Management Investors own Common Units valued at $3.4 million, $3.4 million and $0.86 million, respectively. In addition to the direct investment of $0.86 million by certain of the Management Investors, certain other Management Investors received Management Options to purchase Common Units having an aggregate exercise price of $0.26 million. See "Unaudited Pro Forma Financial Information" and "Management-- Management Equity Participation."

(4) Consists of (i) a distribution by the Company to Remsen equal to $56.9 million (less estimated Excluded Obligations of $6.6 million), (ii) a payment by the Vestar Members to Remsen equal to $33.4 million to purchase Remsen's interest in the Company, (iii) a distribution by the Company to

    RPI equal to $48.0 million (less estimated Excluded Obligations of $7.1 million and net of a $10.9 million reduction pursuant to the Preliminary Working Capital Adjustment and subject to the Final Working Capital Adjustment), (iv) a payment by the Company of Excluded Obligations of approximately $10.7 million, and (v) an equity investment retained by RPI in the Company with an implied value of $35.4 million.

(5) Includes $28.5 million borrowed under a revolving credit agreement which terminates in December 1996 and $12.8 million borrowed under term loans due through July 1999, which includes accrued interest of $0.3 million. Borrowings under the revolving credit agreement and the term loans bear interest at rates ranging from prime plus 0.50% to prime plus 1.75% (prime was 8.25% on May 23, 1996).

(6) Does not include $13.7 million of estimated Excluded Obligations which resulted in a reduction in the amounts distributed to Remsen and RPI.

                                 CAPITALIZATION

    The following table sets forth the cash and cash equivalents and the consolidated capitalization of the Company as of May 23, 1996 on an actual basis and as adjusted to give effect to the Transactions. The information in this table should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                                              MAY 23, 1996
                                                                         -----------------------
                                                                          ACTUAL     AS ADJUSTED
                                                                         --------    -----------
                                                                         (DOLLARS IN THOUSANDS)

Cash and cash equivalents.............................................   $  5,642     $   5,642
                                                                         --------    -----------
                                                                         --------    -----------
Total debt (including current maturities):
  Existing debt.......................................................   $ 41,311     $  --
  Senior Credit Agreement: (1)
    Revolving Credit Facilities (2)...................................      --           18,024
    Term Loans........................................................      --           10,000
    Acquisition Facility..............................................      --           --
  Senior Subordinated Notes...........................................      --          129,026
                                                                         --------    -----------
    Total debt........................................................     41,311       157,050
                                                                         --------    -----------
Partners' capital/members' equity (deficit):
  Total partners' capital.............................................     57,537        --
  Members' equity:
    Preferred Equity..................................................      --           62,000
    Common Units......................................................      --            7,742
                                                                         --------    -----------
                                                                           57,537        69,742
    Excess of fair value over predecessor basis.......................      --          (73,923)
                                                                         --------    -----------
    Total partners' capital/members' equity (deficit).................     57,537        (4,181)
                                                                         --------    -----------
    Total capitalization..............................................   $ 98,848     $ 152,869
                                                                         --------    -----------
                                                                         --------    -----------

- ------------

(1) The Senior Credit Agreement provides for (i) Revolving Credit Facilities consisting of $50,000 to the Company and $20,000 to the Company's U.K. subsidiary, (ii) Term Loans consisting of $5,000 to the Company and $5,000 to the Company's U.K. subsidiary and (iii) an additional $30,000 Acquisition Facility. As of May 23, 1996, the Company had $28,000 of additional availability under the Revolving Credit Facilities.

(2) The amount of the distribution to RPI was reduced by the amount of funded indebtedness of RPC existing as of the Closing Date and is subject to the Final Working Capital Adjustment. To the extent the Final Working Capital Adjustment results in an increased or decreased distribution to RPI, borrowings under the Revolving Credit Facilities will be correspondingly increased or decreased. As of May 23, 1996, Remington's estimated level of working capital (as determined in accordance with the terms of the agreement giving effect to the Reorganization) was $10.9 million less than the Specified Average, which resulted in a drawdown under the Revolving Credit Facilities of $18,024. See "The Transactions."

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

   Set forth below are selected historical and pro forma financial data of RPC (Predecessor Company) and RPC's predecessor and Remington (Successor Company) as of the dates and for the periods presented. The selected historical financial data were derived from the audited consolidated financial statements of RPC and its predecessor, except for Statement of Operations Data and Other Data for the twelve months ended December 31, 1993, the six months ended July 1, 1995 and 21 weeks ended May 23, 1996 for RPC and 5 weeks ended June 29, 1996 for Remington and the balance sheet data at June 29, 1996, which were derived from unaudited consolidated financial statements of RPC and Remington, respectively. In 1993, the Company changed its fiscal year-end from September 30 to December 31. Unaudited financial information for the twelve months ended December 31, 1993 has been provided to facilitate comparisons with the years ended December 31, 1994 and 1995. Operating results for the twelve months ended December 31, 1993 includes operating results presented for the three months ended December 31, 1993 and operating results for the period January 1, 1993 to September 30, 1993, which are also included in the fiscal year ended September 30, 1993. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the "Unaudited Pro Forma Consolidated Financial Information" and the Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

                                                                                   REMINGTON PRODUCTS COMPANY
                                                              ---------------------------------------------------------------------
                                                                                                                             YEAR
                                       PREDECESSOR(1)                                                                       ENDED
                                ----------------------------   TWO MONTHS                   THREE MONTHS                   DECEMBER
                                 YEAR ENDED     TEN MONTHS        ENDED       YEAR ENDED        ENDED      TWELVE MONTHS     31,
                                SEPTEMBER 30,   ENDED JULY    SEPTEMBER 30,  SEPTEMBER 30,  DECEMBER 31,   ENDED DECEMBER  --------
                                    1991         25, 1992         1992           1993          1993(2)      31, 1993(2)      1994
                                -------------  -------------  -------------  -------------  -------------  --------------  --------
                                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales......................   $ 186,030      $ 128,908      $  32,456      $ 156,665      $  71,152       $161,898     $261,446
Cost of sales..................     100,835         70,198         18,079         85,682         39,001         88,795      150,104
                                     ------         ------         ------         ------         ------         ------     --------
Gross profit...................      85,195         58,710         14,377         70,983         32,151         73,103      111,342
Operating expenses:
 Advertising and promotion.....      25,954         17,990          2,168         21,723         14,401         21,811       35,774
 Selling and marketing.........      28,879         22,445          4,450         23,885          7,795         25,288       32,935
 General and administrative....      16,731         15,981          3,473         17,099          4,347         17,422       19,825
 Goodwill amortization.........          --             --             99            595            149            595        1,580
                                     ------         ------         ------         ------         ------         ------     --------
                                     71,564         56,416         10,190         63,302         26,692         65,116       90,114
                                     ------         ------         ------         ------         ------         ------     --------
Operating profit (loss)........      13,631          2,294          4,187          7,681          5,459          7,987       21,228
Interest expense...............      14,200          8,246          1,340          4,066          1,248          4,079        6,414
Interest income................          --             --             --            (57)            (5)           (57)        (276)
Other expense (income).........      (1,682)         2,874            282            499              1            666         (721)
                                     ------         ------         ------         ------         ------         ------     --------
                                     12,518         11,120          1,622          4,508          1,244          4,688        5,417
                                     ------         ------         ------         ------         ------         ------     --------
Income (loss) before provision
 for income taxes..............       1,113         (8,826)         2,565          3,173          4,215          3,299       15,811
Provision (benefit) for income
taxes(3).......................        (242)           646              6            152            191             48        1,086
Minority interest..............         141             59             --             --             --             --           --
                                     ------         ------         ------         ------         ------         ------     --------
Net income (loss)..............   $   1,214      $  (9,531)     $   2,559      $   3,021      $   4,024       $  3,251     $ 14,725
                                     ------         ------         ------         ------         ------         ------     --------
                                     ------         ------         ------         ------         ------         ------     --------
Income (loss) applicable to
 Common
 Members' Equity(4)............
BALANCE SHEET DATA (AT PERIOD END):
Working capital................   $ (11,959)     $ (59,441)     $   1,603      $  46,935      $  70,164       $ 70,164     $ 62,862
Total assets...................     102,984         73,081        115,679        107,027        175,567        175,567      160,543
Total debt.....................      81,956         62,414         45,997         41,743         71,931         71,931       55,093
Cumulative Preferred Equity
Dividend(5)....................
Total shareholder's
 (deficit)/partners'
capital/members' equity........      (6,177)       (15,314)        40,255         39,364         43,795         43,795       59,964
OTHER DATA AND RATIOS:
Depreciation and
amortization...................       1,369          1,197            501          2,283            796          2,560        4,243
Capital expenditures...........         280            201             26          2,887          1,342          3,935        4,356
Ratio of earnings to fixed
charges(6).....................         1.1x            --            2.6x           1.6x           3.6x           1.6x         2.9x

                                                                       REMINGTON
                                           SIX MONTHS                  SUCCESSOR        PRO FORMA        PRO FORMA
                                             ENDED       21 WEEKS       COMPANY       TWELVE MONTHS     SIX MONTHS
                                            JULY 1,       ENDED      5 WEEKS ENDED        ENDED            ENDED
                                   1995       1995     MAY 23, 1996  JUNE 29, 1996  DECEMBER 31, 1995  JUNE 29, 1996
                                 --------  ----------  ------------  -------------  -----------------  -------------
STATEMENT OF OPERATIONS DATA:
Net sales......................  $255,323   $ 82,777     $ 57,939      $  23,457        $ 255,323        $  81,936
Cost of sales..................   143,203     47,253       35,385         14,045          141,981           48,956
                                 --------  ----------      ------         ------           ------           ------
Gross profit...................   112,120     35,524       22,554          9,412          113,342           32,440
Operating expenses:
 Advertising and promotion.....    33,035      7,876        6,076          2,337           33,035            8,413
 Selling and marketing.........    34,150     15,315       12,997          3,430           33,807           16,252
 General and administrative....    16,764      9,262       19,782          1,745           16,097           13,234
 Goodwill amortization.........     1,655        820          650            150            1,624              792
                                 --------  ----------      ------         ------           ------           ------
                                   85,604     33,273       39,505          7,662           84,563           38,691
                                 --------  ----------      ------         ------           ------           ------
Operating profit (loss)........    26,516      2,251      (16,951)         1,750           28,779           (6,251)
Interest expense...............     7,604      3,303        2,228          1,931           18,096            9,119
Interest income................      (341)      (234)        (127)           (46)            (341)            (173)
Other expense (income).........       749        272           12           (197)             565             (185)
                                 --------  ----------      ------         ------           ------           ------
                                    8,012      3,341        2,113          1,688           18,320            8,761
                                 --------  ----------      ------         ------           ------           ------
Income (loss) before provision
 for income taxes..............    18,504     (1,090)     (19,064)            62           10,459          (15,012)
Provision (benefit) for income
taxes(3).......................     1,264          3         (873)           325            1,264             (548)
Minority interest..............        --         --           --             --               --               --
                                 --------  ----------      ------         ------           ------           ------
Net income (loss)..............  $ 17,240   $ (1,093)    $(18,191)     $    (263)       $   9,195        $ (14,464)
                                 --------  ----------      ------         ------           ------           ------
                                 --------  ----------      ------         ------           ------           ------
Income (loss) applicable to
 Common
 Members' Equity(4)............                                        $  (1,017)       $   1,414        $ (18,564)
BALANCE SHEET DATA (AT PERIOD E
Working capital................  $ 47,223                                 75,043
Total assets...................   170,922                                184,925
Total debt.....................    56,990                                160,050
Cumulative Preferred Equity
Dividend(5)....................                                        $     754        $   7,781        $  11,881
Total shareholder's
 (deficit)/partners'
capital/members' equity........    75,945                                 (4,733)
OTHER DATA AND RATIOS:
Depreciation and
amortization...................     4,938      2,227        2,005            343            3,270            1,635
Capital expenditures...........     3,291      1,671        1,310            141            3,291            1,451
Ratio of earnings to fixed
charges(6).....................       3.0x        --           --            1.0x             1.4x              --


- ------------

(1) Amounts are not comparable to subsequent periods. See Note 1 to Consolidated Financial Statements of RPC.

(2) Balance sheet data includes the assets and liabilities of Clairol that were acquired on December 23, 1993.

(3) As a general partnership and a Subchapter S corporation, respectively, the Company and its predecessor were not subject to U.S. federal income taxes or most state income taxes. Instead, such taxes were paid by the Company's partners and its predecessor's stockholder. In certain years, the Company made distributions to its partners to reimburse the partners for such tax liabilities.


(4) Income (loss) applicable to common capital/member equity is determined by increasing the net loss or decreasing net income by preferred stock dividend requirements.

(5) Dividend payments are subject to restrictions set forth in the Indenture.

(6) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, a portion of operating lease rental expense deemed to be representative of the interest factor and Preferred Equity dividend requirements. Earnings were insufficient to cover fixed charges by $8,826, $1,090, $19,064 and $15,012 for the ten months ended July 25, 1992, the six months ended July 1, 1995, and the 21 weeks ended May 23, 1996 for RPC and pro forma six months ended June 29, 1996 for Remington, respectively. Due to the seasonal nature of the Company's business, results to date are not indicative of annual results; management believes that year end results will reflect adequate coverage to meet fixed charges.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information (the "Pro Forma Financial Information") of the Company has been derived by the application of pro forma adjustments to the historical financial statements of RPC (Predecessor Company) and Remington (Successor Company) for the periods indicated. The adjustments are described in the accompanying notes.

    The Pro Forma Financial Information gives effect to the Transactions as if the Transactions had occurred as of January 1, 1995. The Pro Forma Financial Information does not give effect to any transactions other than the Transactions and those discussed in the accompanying notes. The Pro Forma Financial Information is provided for informational purposes only and does not purport to represent Remington's results of operations had the Transactions in fact occurred on such dates, nor does it purport to be indicative of the results of operations as of any future date or for any future period.

    The Transactions were accounted for using the purchase method of accounting. The total cost of the Reorganization was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values, adjusted to reflect their carryover basis, at the time the Transactions were consummated. The excess of purchase cost over the historical basis of the net assets acquired has been allocated in the accompanying Pro Forma Financial Information based upon preliminary appraisal estimates and other valuation studies which are in process and certain assumptions that management believes are reasonable. The actual allocation is subject to the finalization of these studies and the determination of the Final Working Capital Adjustment; however, management does not expect that differences between the preliminary and final allocations will have a material impact on the Company's financial position or income from operations.

    The Pro Forma Financial Information and accompanying notes should be read in conjunction with the Financial Statements and accompanying notes thereto and the other financial information included elsewhere in this Prospectus.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                YEAR ENDED DECEMBER 31, 1995
                                                         ------------------------------------------
                                                            RPC                            COMPANY
                                                         HISTORICAL     ADJUSTMENTS       PRO FORMA
                                                         ----------     -----------       ---------
                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales............................................     $ 255,323       $               $ 255,323
Cost of sales........................................       143,203        (1,222)(a)       141,981
                                                         ----------     -----------       ---------
Gross profit.........................................       112,120         1,222           113,342
                                                         ----------     -----------       ---------
Operating expenses:
  Advertising and promotion..........................        33,035                          33,035
  Selling and marketing..............................        34,150          (343)(a)        33,807
  General and administrative.........................        16,764          (667)(a)(c)     16,097
  Amortization of goodwill and other intangibles.....         1,655           (31)(e)         1,624
                                                         ----------     -----------       ---------
                                                             85,604        (1,041)           84,563
                                                         ----------     -----------       ---------
Operating profit.....................................        26,516         2,263            28,779
Interest expense.....................................         7,604        10,492(f)         18,096
Interest income......................................          (341)                           (341)
Other expense........................................           749          (184)(c)           565
                                                         ----------     -----------       ---------
                                                              8,012        10,308            18,320
                                                         ----------     -----------       ---------
Income before provision for income taxes.............        18,504        (8,045)           10,459
Provision for income taxes...........................         1,264                           1,264
                                                         ----------     -----------       ---------
Net income...........................................     $  17,240       $(8,045)        $   9,195
                                                         ----------     -----------       ---------
                                                         ----------     -----------       ---------
Income (loss) applicable to Common Members' Equity
(g)..................................................                                     $   1,414
                                                                                          ---------
                                                                                          ---------


  See Notes to Unaudited Pro Forma Consolidated Statement of Operations Data.

                                             SIX MONTHS ENDED JUNE 29, 1996
                         ----------------------------------------------------------------------
                                                                   RPC                              REMINGTON
                                 RPC                           PREDECESSOR        REMINGTON         SUCCESSOR
                         PREDECESSOR COMPANY                     COMPANY      SUCCESSOR COMPANY      COMPANY
                           21 WEEKS ENDED                       PRO FORMA       5 WEEKS ENDED       PRO FORMA
                            MAY 23, 1996       ADJUSTMENTS     MAY 23, 1996     JUNE 29, 1996     JUNE 29, 1996
                         -------------------   -----------     ------------   -----------------   -------------
                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net sales..............       $  57,939          $               $ 57,939          $23,457          $  81,396
Cost of sales (b)......          35,385             (474)(a)       34,911           14,045             48,956
                               --------        -----------     ------------        -------        -------------
Gross profit...........          22,554              474           23,028            9,412             32,440
                               --------        -----------     ------------        -------        -------------
Operating expenses:
 Advertising...........           6,076                             6,076            2,337              8,413
 Selling...............          12,997             (175)(a)       12,822            3,430             16,252
 Administrative (b)....          19,782           (8,293)(  (c)(d)     11,489        1,745             13,234
 Amortization of
   goodwill & other
intangibles............             650               (8)(e)          642              150                792
                               --------        -----------     ------------        -------        -------------
                                 39,505           (8,476)          31,029            7,662             38,691
                               --------        -----------     ------------        -------        -------------
 Operating profit
(loss).................         (16,951)           8,950           (8,001)           1,750             (6,251)
                               --------        -----------     ------------        -------        -------------
Nonoperating expenses:
 Interest expense......           2,228            4,960(f)         7,188            1,931              9,119
 Interest income.......            (127)                             (127)             (46)              (173)
 Other (income)
expense................              12                                12             (197)              (185)
                               --------        -----------     ------------        -------        -------------
                                  2,113            4,960            7,073            1,688              8,761
                               --------        -----------     ------------        -------        -------------
Income (loss) before
 provision (benefit)
 for income taxes......         (19,064)           3,990          (15,074)              62            (15,012)
 Provision (benefit)
   for income taxes....            (873)                             (873)             325               (548)
                               --------        -----------     ------------        -------        -------------
Net loss...............       $ (18,191)         $ 3,990         $(14,201)         $  (263)         $ (14,464)
                               --------        -----------     ------------        -------        -------------
                               --------        -----------     ------------        -------        -------------
Income (loss)
 applicable to Common
 Members' Equity (g)...                                          $(17,547)         $(1,017)         $ (18,564)
                                                               ------------        -------        -------------
                                                               ------------        -------        -------------


  See Notes to Unaudited Pro Forma Consolidated Statement of Operations Data.

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
                                OPERATIONS DATA
                             (DOLLARS IN THOUSANDS)

(a) Represents an adjustment to depreciation expense resulting from the preliminary allocation of the cost of the Reorganization based on the estimated useful lives (ranging from five to twenty years) of the related property, plant and equipment as follows:


                                                              YEAR ENDED        21 WEEKS ENDED
                                                           DECEMBER 31, 1995     MAY 23, 1996
                                                           -----------------    --------------
Cost of Sales:
  Historical depreciation...............................        $ 2,451             $  911
  Pro forma depreciation................................        $ 1,229                437
                                                                -------            -------
    Net depreciation adjustment.........................        $ 1,222             $  474
                                                                -------            -------
                                                                -------            -------
Marketing:
  Historical depreciation...............................        $   688             `$ 337
  Pro forma depreciation................................        $   345             $  162
                                                                -------            -------
    Net depreciation adjustment.........................        $   343             $  175
                                                                -------            -------
                                                                -------            -------
General and Administrative:
  Historical depreciation...............................        $   144             $  107
  Pro forma depreciation................................             72                 51
                                                                -------            -------
    Net depreciation adjustment.........................        $    72             $   56
                                                                -------            -------
                                                                -------            -------

    Pro forma depreciation was allocated to cost of sales, marketing and general and administrative based on the historical depreciation allocations. The amount of depreciation allocated to cost of sales, marketing and general administrative represents 75%, 21% and 4%, respectively, of the total pro forma depreciation.


(b) The write up of first-in first-out cost basis inventory resulted in a $500 non-recurring charge to cost of sales for the five weeks ended June 29, 1996 and is expected to result in an additional charge of approximately $2,300 in the first year subsequent to the Reorganization. Additionally, included in the 21 weeks ended May 23, 1996 administrative expenses is a $2,800 non-recurring charge for professional fees incurred in marketing the sale of the Company. No pro forma adjustments were made to reflect these charges for the year ended December 31, 1995 or the 21 weeks ended May 23, 1996.

(c) Represents costs and expenses that were eliminated and replaced, in part, by new consulting and management agreements upon consummation of the Transactions. See "Certain Transactions." These costs include:

                                                             YEAR ENDED         21 WEEKS ENDED
                                                          DECEMBER 31, 1995      MAY 23, 1996
                                                          -----------------    ----------------
Elimination of salaries and benefits (1)...............        $ 1,301               $555
Elimination of fees paid to affiliates (2).............            628                 38
                                                               -------              -----
                                                                 1,929                593
Consulting Agreement (3)...............................           (500)              (198)
Management Agreement (4)...............................           (500)              (198)
Costs to replace affiliate services (5)................           (150)               (60)
                                                               -------              -----
  Net adjustment.......................................        $   779               $137
                                                               -------              -----
                                                               -------              -----
Allocation of net adjustment:
  Administrative expenses..............................        $   595               $137
  Other expense, net...................................            184
                                                               -------              -----
  Net adjustment.......................................        $   779               $137
                                                               -------              -----
                                                               -------              -----

- ------------
(1) Represents the elimination of salaries and benefits paid to Victor K. Kiam, II and Victor K. Kiam, III pursuant to employment agreements that terminated at the Closing Date. See "Certain Transactions" and "Notes to Unaudited Consolidated Financial Statements."

(2) Represents costs incurred under consulting and certain other arrangements with Remsen and its affiliates that terminated as a result of the Transactions. See "Certain Transactions."

(3) Represents fees payable to RPI pursuant to a Consulting Agreement (as defined) that the Company entered into at the Closing Date. See "Certain Transactions."

(4) Represents fees payable to Vestar Capital pursuant to a Management Agreement (as defined) that the Company entered into at the Closing Date. See "Certain Transactions."

(5) Represents management's estimate of additional costs to replace certain services previously provided by affiliates of Remsen.

(d) Represents an adjustment to administrative expenses for $8.1 million in management bonuses that were paid as a result of the Transactions.

(e) Represents the adjustments to amortization expense resulting from the preliminary allocation of the cost of the Reorganization based on the estimated useful lives of the related intangible assets as follows:

Tradenames..............................................   40 years
Goodwill................................................   40 years
Patents.................................................   10 years (average)


                                                             YEAR ENDED         21 WEEKS ENDED
                                                          DECEMBER 31, 1995      MAY 23, 1996
                                                          -----------------    ----------------
Tradenames ($26,534)...................................        $   663              $  262
Patents ($4,670).......................................            467                 185
Goodwill ($19,701).....................................            494                 195
                                                               -------             -------
Pro forma amortization.................................          1,624                 642
Historical amortization................................          1,655                 650
                                                               -------             -------
Net adjustment.........................................        $   (31)             $   (8)
                                                               -------             -------
                                                               -------             -------

The amount of the purchase accounting adjustment allocated to goodwill, tradenames and patents was $(1,131), $26,534 and $4,670, respectively. The goodwill and tradenames are being amortized over 40 years and the patents are being amortized over 10 years on average.


(f) Reflects interest expense based on the pro forma capitalization of the Company, as follows:


                                                              YEAR ENDED        21 WEEKS ENDED
                                                           DECEMBER 31, 1995     MAY 23, 1996
                                                           -----------------    --------------
Senior Subordinated Notes...............................        $14,300            $  5,672
Senior Credit Agreement:
  Revolving Credit Facilities(1)........................          1,487                 590
  Term Loans (1)........................................            794                 324
  Commitment fee (2)....................................            410                 163
                                                               --------         --------------
Cash interest expense (3)...............................         16,991               6,749
Amortization of deferred financing costs and original
  issue discount (4)....................................          1,105                 439
                                                               --------         --------------
Pro forma interest expense..............................         18,096               7,188
Elimination of historical interest expense..............         (7,604)             (2,228)
                                                               --------         --------------
  Net adjustment........................................        $10,492            $  4,960
                                                               --------         --------------
                                                               --------         --------------

    ----------------
    (1) Pro forma interest expense was calculated based on the interest rate at closing of 8.25% (in accordance with the Senior Credit Agreement) and the balance of the outstanding Revolving Credit Facilities and the scheduled maturities of the Term Loan. The outstanding amounts borrowed at May 23, 1996 include $18.0 million borrowed under the Revolving Credit Facility which terminate on June 30, 2002 and $10.0 million borrowed under the Term Loan which matures on June 30, 2002. The interest rate at May 23, 1996 under the Revolving Credit Facility
        and the Term Loan was 8.25%   See "Description of Senior Credit
        Agreement."


    (2) Represents a commitment fee of 0.5% applied to the pro forma average unused balance of the Revolving Credit Facilities and the Acquisition Facility.

    (3) A change of 0.125% in the interest rate under the Senior Credit Agreement would result in a change in pro forma interest expense of $208 for the year ended December 31, 1995, and $58 for the 21 weeks ended May 23, 1996.

    (4) Deferred financing costs are amortized over the life of the related debt, six years for the Revolving Credit Facilities and the Term Loans and ten years for the Notes. The original issue discount on the Notes is amortized on a straight line basis over the life of the Notes.


(g) Income (loss) applicable to common capital/Members' Equity is determined by increasing the net loss or decreasing net income by the Preferred Equity dividend requirements of $7,781, $3,346 and $754 for the pro forma year ended December 31, 1995, pro forma 21 weeks ended May 23, 1996 and five weeks ended June 29, 1996, respectively. Dividend payments are subject to restrictions set forth in the Indenture.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

    The Company manufactures and markets men's and women's electrical shavers and personal care appliances. In addition to its U.S. merchandising and manufacturing operations, the Company has merchandising subsidiaries in the United Kingdom, Canada, Germany, Australia and New Zealand and a branch office in France. The Company markets products throughout Europe, the Middle East, Africa, Asia and a portion of South America through its subsidiary in the United Kingdom and distributes products to Japan, Central America and the remainder of South America from its U.S. headquarters.

    In 1992, RPI and Remsen established RPC, a partnership in which RPI and Remsen each own a 50% interest. Subsequent to the formation of RPC, the owners installed current management who subsequently initiated several actions to enhance the business and reduce operating expenses. Among the steps taken to reduce operating expenses were: (i) the reduction of headcount, particularly at the Company's headquarters in Bridgeport, Connecticut, (ii) the reorganization of the operations in Canada and the United Kingdom, which included the elimination of the warehouse in Canada and the reduction of headcount in both locations, (iii) the elimination of inefficiencies in the Company's manufacturing processes, and (iv) the review and reduction, where appropriate, of general and administrative expenses.

    In December 1993, the Company acquired the net assets, consisting principally of accounts receivable and inventories, of the personal care appliance division of Clairol for approximately $27.3 million. The Clairol product lines, principally hairsetters, hairdryers, curling irons and curling brushes, typically sell at lower price points with smaller gross margins than the Company's traditional electric shaver lines. The acquisition was funded primarily by a term loan in the amount of $7.5 million and increased borrowings of $19.8 million under existing revolving credit facilities. Pursuant to the terms of the Clairol Acquisition, the Company was required to cease using the Clairol brand name within six months of the closing. In addition, the Company ceased utilizing the Clairol facilities by the end of 1994. Since the Clairol Acquisition, substantially all individuals employed by Clairol at the time of the acquisition are no longer employed by Remington. The integration of Clairol into Remington was facilitated by the substantially similar customers and suppliers of each company.

    In 1993, the Company's fiscal year was changed from September 30 to December
31. This change was made to correspond with the Company's operating cycle, given that a large percentage of the Company's sales occur in the period from October to December. The amounts referred to in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the twelve months ended December 31, 1993 are presented in order to facilitate comparisons with the years ended December 31, 1994 and 1995.

    In 1995, RPI and Remsen initiated efforts to sell the Company. The Company received several proposals from interested parties other than Vestar but was unable to reach a definitive agreement at a price and on terms acceptable to both RPI and Remsen. The Reorganization represents the culmination of this sale process. As a result of this sale process, the Company incurred and expensed approximately $0.8 million of non-recurring costs in 1995. As a result of the sale and recapitalization of the Company, bonuses, contract termination and closing costs in the amount of $10.9 million were expensed during 1996.

RESULTS OF OPERATIONS

    The following discussion should be read in connection with "Selected Historical Financial Data" and the Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

    The following table sets forth the Company's statement of operations, including its net sales by its U. S. operations (including export sales from the U.S.), U.S. service stores, and international operations

(including service stores in Canada and the United Kingdom) and the Company's results of operations as a percentage of net sales for the twelve months ended December 31, 1993, the years ended December 31, 1994 and 1995 and the six months ended July 1, 1995 and June 29, 1996. To facilitate comparison of the operating results of the periods set forth below, results of operation for the six months ended June 29, 1996 were obtained by combining, without adjustment, the results of operations of the Company from January 1, 1996 to May 23, 1996 (the "Predecessor Period") with those of the Company for the period from May 24, 1996 to June 29, 1996 (the "Successor Period"). See columns denoted "Predecessor" and "Successor" in the Statements of Income for the six months ended June 29, 1996 included in this report.

                                           TWELVE MONTHS
                                               ENDED            YEAR ENDED         SIX MONTHS ENDED
                                            DECEMBER 31,       DECEMBER 31,      ---------------------
                                           --------------    ----------------    JULY 1,     JUNE 29,
                                                1993          1994      1995       1995        1996
                                           --------------    ------    ------    --------    ---------
                                                              (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
  Net Sales:
    U.S.................................       $ 86.9        $143.7    $131.1     $ 39.0      $  39.6
    U.S. service stores.................         28.9          32.4      32.9       13.1         12.4
    International.......................         46.1          85.3      91.3       30.7         29.4
                                              -------        ------    ------    --------    ---------
                                                161.9         261.4     255.3       82.8         81.4

  Cost of sales.........................         88.8         150.1     143.2       47.3         49.4
                                              -------        ------    ------    --------    ---------
  Gross profit..........................         73.1         111.3     112.1       35.5         32.0
  Operating expenses:
    Advertising and promotion...........         21.8          35.8      33.0        7.9          8.4
    Selling and marketing...............         25.3          32.9      34.2       15.3         16.4
    General and administrative..........         17.4          19.8      16.8        9.3         21.6
    Goodwill amortization...............          0.6           1.6       1.6        0.8          0.8
                                              -------        ------    ------    --------    ---------
  Operating profit (loss)...............          8.0          21.2      26.5        2.2        (15.2)
  Interest expense......................          4.1           6.4       7.6        3.3          4.2
  Interest income.......................         (0.1)         (0.3)     (0.3)      (0.3)        (0.2)
  Other (income) expense................          0.7          (0.7)      0.7        0.3         (0.2)
                                              -------        ------    ------    --------    ---------
  Income (loss) before income taxes.....          3.3          15.8      18.5       (1.1)       (19.0)
  Provision (benefit) for income
taxes...................................       --               1.1       1.3      --            (0.5)
                                              -------        ------    ------    --------    ---------
  Net income (loss).....................       $  3.3        $ 14.7    $ 17.2     $ (1.1)     $ (18.5)
                                              -------        ------    ------    --------    ---------
                                              -------        ------    ------    --------    ---------
STATEMENT OF OPERATIONS AS A PERCENTAGE
OF NET SALES:
  Net sales.............................        100.0%        100.0%    100.0%     100.0%       100.0%
  Cost of sales.........................         54.9          57.4      56.1       57.1         60.7
                                              -------        ------    ------    --------    ---------
  Gross profit..........................         45.1          42.6      43.9       42.9         39.3
  Operating expenses:
    Advertising and promotion...........         13.5          13.7      12.9        9.5         10.3
    Selling and marketing...............         15.6          12.6      13.4       18.5         20.1
    General and administrative..........         10.7           7.6       6.6       11.2         26.5
    Goodwill amortization...............          0.4           0.6       0.6        1.0          1.0
                                              -------        ------    ------    --------    ---------
  Operating profit (loss)...............          4.9           8.1      10.4        2.7        (18.6)
  Interest expense......................          2.5           2.5       3.0        4.0          5.2
  Interest income.......................         (0.1)         (0.1)     (0.1)      (0.4)        (0.3)
  Other (income) expense................          0.5          (0.3)      0.3        0.4         (0.3)
                                              -------        ------    ------    --------    ---------
  Income (loss) before income taxes.....          2.0           6.0       7.2       (1.3)       (23.2)
  Provision (benefit) for income
taxes...................................       --               0.4       0.5      --            (0.6)
                                              -------        ------    ------    --------    ---------
  Net income (loss).....................          2.0%          5.6%      6.7%      (1.3)%      (22.6)%
                                              -------        ------    ------    --------    ---------
                                              -------        ------    ------    --------    ---------

SIX MONTHS ENDED JUNE 29, 1996 COMPARED TO SIX MONTHS ENDED JULY 1, 1995

    NET SALES. Net sales for the six months ended June 29, 1996 were $81.4 million compared to $82.8 million for the six months ended July 1, 1995, a decrease of 1.7% Net sales in the United States increased to $39.6 million in the first half of 1996 from $39.0 million in the first half of 1995, a 1.5% increase.

    Net sales through the Company's U.S. service stores declined to $12.4 million in the first half of 1996, from $13.1 million in the first half of 1995, a decrease of 5.3%. Same store sales declined 2.1% from the first half of 1995 to the first half of 1996. The decline in net sales was primarily due to the closing or renovation of nine stores and the opening of one new store subsequent to the first half of 1995 and to the discontinuation of a direct mail catalog that was distributed in the latter part of 1994 which produced net sales in 1995.

    International net sales decreased to $29.4 million in the first half of 1996 from $30.7 million in the first half of 1995, a decrease of 4.3%. Most of this decline occurred as a result of lower net sales in the United Kingdom and Germany across all product categories and the closing of the branch operation in Japan in the second quarter of 1995, offset, in part, by higher net sales in Australia of electric shavers, men's grooming products and home health appliances.

    GROSS PROFIT. Gross profit decreased to $32.0 million, or 39.3% of net sales, in the first half of 1996, from $35.5 million, or 42.9% of net sales, in the first half of 1995. This decrease is primarily attributable to an interim LIFO (Last-in, First-out) charge of $1.7 million, higher sales return provision of $1.0 million, an inventory purchase accounting adjustment of $0.5 million and lower absorption of overhead at the Company's Bridgeport manufacturing facility which operated at lower production rates offset by the capitalization of net unfavorable manufacturing variances into ending inventory.

    ADVERTISING AND PROMOTION. Advertising and promotion expense increased to $8.4 million in the first half of 1996 from $7.9 million in the first half of 1995 due to higher spending in the U.S.

    SELLING AND MARKETING. Selling and marketing expense was $16.4 million in the first half of 1996 compared to $15.3 million in the first half of 1995 due to increased commission and promotional costs in Australia and higher costs associated with the opening of new stores in the United Kingdom accounted for higher spending in 1996.

    GENERAL AND ADMINISTRATIVE. General and administrative expense increased to $21.6 million in the first half of 1996 from $9.3 million in the first half of 1995. The payment of bonuses, termination of employment agreements and closing costs associated with the recapitalization of the business accounted for $10.9 million of the increase in cost. In addition, a charge of $1.3 million was taken related to the bankruptcy of the Company's largest customer in Canada. Additional charges of $0.5 million for insurance and property taxes were offset by general spending reductions.

    OPERATING LOSS. Operating loss in the first half of 1996 was $15.2 million compared to $2.2 million of income in the first half of 1995 for the reasons described above.

    INTEREST EXPENSE. Net interest expense increased to $4.2 million in the first half of 1996 from $3.3 million in the first half of 1995. Higher debt costs associated with the recapitalization of the business resulted in the increase.

    PROVISION FOR INCOME TAXES. The benefit for income taxes was $0.5 million for the first half of 1996 compared to no tax impact for the first half of 1995. The income tax benefits for foreign operating losses incurred in the United Kingdom and Canada during 1996 were recognized as realization of the benefit is likely.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    NET SALES. Net sales for the year ended December 31, 1995 were $255.3 million compared to $261.4 million for the previous year, a decrease of 2.3%. The decrease in net sales in 1995 was due to a decline in net sales in the United States to $131.1 million in 1995 from $143.7 million in 1994, partially offset by a 7.0% increase in international net sales to $91.3 million in 1995 from $85.3 million in 1994. The decline in the United States was almost entirely attributable to a decrease in electric shaver and shaver accessory sales. Management believes that this decrease was a result of: (i) a decline in the net sales to certain of the Company's smaller customers due to uncertainty regarding the Company's ownership status, (ii) a conservative buying policy on the part of many of the Company's customers who anticipated a disappointing Christmas retail season, and (iii) a reduction in net sales to Wal-Mart principally due to a reduction by Wal-Mart in its inventory levels and the consolidation of the number of its warehouses stocking shavers. Management believes that Wal-Mart is not likely to repeat inventory management actions of the same magnitude as in 1995. Despite these inventory management initiatives, Wal-Mart point of sale data indicate that retail sales of the Company's products increased approximately 17% in 1995 from 1994.

    Net sales through the Company's U.S. service stores increased to $32.9 million in 1995 from $32.4 million in 1994, an increase of 1.5%. Same store sales increased 7.1% from 1994 to 1995. The increase in same store net sales was offset by the closing of six stores with one new store opening in 1995 and the discontinuation of a direct mail catalog that was distributed in 1994.

    International net sales increased 7.0% to $91.3 million in 1995 from $85.3 million in 1994. Most of this increase occurred in the United Kingdom as a result of the opening of two new service stores in 1995, an increase in net sales to United Kingdom export markets and the strengthening of the Pound Sterling relative to the U.S. dollar. Substantial increases in net sales of women's personal care products and men's grooming products more than offset a modest decline in shaver and accessory sales.

    GROSS PROFIT. Gross profit increased to $112.1 million, or 43.9% of net sales, in 1995 from $111.3 million, or 42.6% of net sales, in 1994 despite the decline in worldwide net sales. The increase in gross profit was primarily attributable to the elimination of certain charges incurred in 1994, including:
(i) a $2.2 million inventory writedown of a discontinued product, (ii) approximately $1.5 million of air freight expenses incurred due to manufacturing delays that occurred at a former supplier, and (iii) close-out sales of Clairol branded products prior to changing the brand name to Remington. These eliminations were offset in part by a decrease in gross profit due to the increased percentage of net sales generated by women's personal care products, which typically sell at lower gross margins than the Company's traditional shaver products.

    ADVERTISING AND PROMOTION. Advertising and promotion expense decreased to $33.0 million in 1995, or 12.9% of net sales, from $35.8 million, or 13.7% of net sales, in 1994. This decrease was principally attributable to a $2.9 million reduction in advertising expenditures during the 1995 Christmas retail season as a result of below normal purchases by the Company's customers in anticipation of disappointing Christmas retail sales in the United States.

    SELLING AND MARKETING. Selling and marketing expense increased to $34.2 million, or 13.4% of net sales, in 1995 from $32.9 million, or 12.6% of net sales, in 1994. This increase was primarily due to a $1.5 million increase of costs associated with an increase in the number of service stores in the United Kingdom and costs associated with the increase in international net sales, offset by lower selling expenses in the United States due to decreased sales.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased to $16.8 million, or 6.6% of net sales, in 1995 from $19.8 million, or 7.6% of net sales, in 1994. In the United States, headcount reductions accounted for $1.0 million of this decrease and purchasing efficiencies for insurance and medical benefits and decreased professional fees generated approximately $1.0 million of this decrease. In addition, cost savings in the United Kingdom, principally related to headcount reductions, and the closing of the Japanese branch office accounted for $0.8 million of this decrease.

    OPERATING PROFIT. Operating profit increased to $26.5 million, or 10.4% of net sales, in 1995 from $21.2 million, or 8.1% of net sales, in 1994.

    INTEREST EXPENSE. Interest expense increased to $7.6 million in 1995 from $6.4 million in 1994. Approximately $0.8 million of this increase was primarily due to an increase in interest rates in 1995 from 1994. In addition, average borrowings increased in 1995 by $4.2 million due to an approximate $13.2 million increase in average inventories. Average inventories were higher in 1995 due to the aforementioned decline in net sales which occurred after production schedules and inventory purchases had been committed.

    PROVISION FOR INCOME TAXES. The provision for income taxes was $1.3 million in 1995 as compared to $1.1 million in 1994. The 1995 provision for foreign income taxes was reduced by $1.3 million due to utilization of foreign net operating loss carryforwards and an additional $0.6 million for the reversal of valuation allowances on 1995 foreign deferred tax asset balances. Due to improvements in operating performance at the Company's United Kingdom subsidiary, management believes such deferred tax assets are likely to be realized in future periods.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1993

    NET SALES. Net sales increased 61.5% to $261.4 million in 1994 from $161.9 million in 1993. An increase in net sales of women's personal care products and home health appliances, primarily due to the Clairol Acquisition, accounted for approximately $64.9 million and $10.3 million, respectively, of the increase in net sales. The remaining $24.3 million increase in net sales was principally attributable to a $13.5 million increase in net sales of the Triple FoilTM shaver which was introduced in 1993, a $5.6 million increase in the net sales of other electric shavers, primarily rotary and Dual FoilTM, in the United States, a $1.4 million increase in net sales of shaver accessories and a $3.5 million increase in net sales through the Company's U.S. service stores. Net sales in the United States (excluding net sales through the Company's U.S. service stores) increased 65.4% to $143.7 million in 1994 from $86.9 million in 1993.

    Net sales through the Company's U.S. service stores increased to $32.4 million in 1994 from $28.9 million in 1993, an increase of 12.1%. This increase was primarily attributable to a $1.5 million, or 6.8%, increase in same store sales and a net increase of $1.0 million in net sales as a result of the opening of five stores and the closing of eight stores. In addition, $0.8 million of this increase was attributable to net sales resulting from the introduction of a direct mail catalog in 1994.

    International net sales increased 85.0% to $85.3 million in 1994 from $46.1 million in 1993. An increase in net sales of women's personal care products and health care products, primarily due to the Clairol Acquisition, accounted for approximately $35.0 million of this increase. The remainder of this increase was attributable to an increase in net sales of other products, including Triple FoilTM shavers, of approximately $4.2 million.

    GROSS PROFIT. Gross profit increased to $111.3 million, or 42.6% of net sales, in 1994 from $73.1 million, or 45.1% of net sales, in 1993. Approximately $25.9 million of the increase was due to the increase in net sales of women's personal care and health care products, primarily due to the Clairol Acquisition, with the remainder of the increase primarily due to the increased sales of shavers and shaver accessories. The decrease in gross profit as a percentage of net sales was attributable to close-out sales of Clairol branded inventory, which had to be disposed of by June 30, 1994 under the terms of the Clairol Acquisition agreement, a $2.2 million write-down of a discontinued product, and the addition of the lower margin women's personal care Clairol product line.

    ADVERTISING AND PROMOTION. Advertising and promotion expense increased 64.2% to $35.8 million, or 13.7% of net sales, in 1994 from $21.8 million, or 13.5% of net sales, in 1993. This increase was attributable to advertising expenses associated with the conversion of the Clairol product lines to the Remington brand name as well as to an increase in shaver advertising.

    SELLING AND MARKETING. Selling and marketing expense increased 30.0% to $32.9 million, or 12.6% of net sales, in 1994 from $25.3 million, or 15.6% of net sales, in 1993. This increase was attributable to: (i) the Clairol Acquisition and the resulting increases in direct selling expenses (primarily sales commissions) and the costs of standardizing the packaging of all products from both the Clairol and Remington product lines and (ii) a net increase of $1.4 million through the Company's service stores due to new store openings and the introduction of a direct mail catalog. The decrease of general and administrative expense as a percentage of net sales was primarily attributable to an expense reduction program which included consolidation of redundant Remington and Clairol functions following the Clairol Acquisition and a reduction of sales commission rates on sales in the United States.


    GENERAL AND ADMINISTRATIVE. General and administrative expense increased 13.8% to $19.8 million, or 7.6% of net sales, in 1994 from $17.4 million, or 10.7% of net sales, in 1993. This decrease in general and administrative expense as a percentage of net sales was due to the consolidation of the Clairol operations into the Remington infrastructure as well as a continuation of the expense reduction program initiated in 1993 with the installation of the current management team. Included in 1994 expense is an additional provision for doubtful accounts due to the Clairol Acquisition.



    OPERATING PROFIT. Operating profit increased to $21.2 million, or 8.1% of net sales, in 1994 from $8.0 million, or 4.9% of net sales, in 1993.


    INTEREST EXPENSE. Interest expense increased to $6.4 million in 1994 from $4.1 million in 1993. Borrowings of $27.3 million incurred in connection with the Clairol Acquisition and an increase in interest rates accounted for this increase.

    PROVISION FOR INCOME TAXES. The 1994 provision for income taxes of $1.1 million consists of foreign and state and local income taxes. During 1993, foreign income tax provisions were offset by tax benefits recognized by certain foreign subsidiaries that incurred operating losses.

EFFECTS OF CHANGES IN EXCHANGE RATES

    The Company's results of operations are affected by changes in exchange rates as the Company prices its products in Europe, Canada and Australia in local currency. While many of the Company's selling and distribution costs are also denominated in these currencies, a large portion of the product costs are U.S. dollar denominated. As a result, a decline in the value of the U.S. dollar relative to these other currencies can have a favorable effect on the profitability of the Company and, conversely, an increase in the value of the U.S. dollar relative to these other currencies can have a negative effect on the profitability of the Company. The Company takes precautions against these fluctuations by entering into foreign exchange forward contracts, which, in effect, lock in the U.S. dollar cost for products the Company's foreign subsidiaries purchase. The net effect of changes in foreign exchange rates and foreign currency forward contracts of the Company was not material during the twelve months ended December 31, 1993 or the years ended December 31, 1994 and 1995 or the six-month periods ended June 29, 1996 and July 1, 1995.

LIQUIDITY AND CAPITAL RESOURCES

    During 1993, 1994, 1995 and the six-month periods ended July 1, 1995 and June 29, 1996, the Company generated (used) approximately $10.5 million, $14.8 million, $0.7 million, ($8.8) million and $12.4 million, respectively, in cash from operating activities. The reduction in 1995 net cash flows from operating activities is principally due to an increase in receivables of $14.0 million and a decrease in accounts payable of $11.6 million during 1995 as compared to 1994. This increase in receivables is largely due to a change in the timing of customer receipts, including $7.7 million received from Wal-Mart, the Company's largest customer, in the first week of 1996. Accounts payable declined due to the relative timing of payments of amounts due to suppliers.

    In December 1993, the Company acquired the assets, consisting principally of accounts receivable and inventories, of the personal care appliance division of Clairol for approximately $27.3 million. The acquisition was funded primarily by a term loan in the amount of $7.5 million and increased borrowings of $19.8 million under existing revolving credit facilities utilizing the acquired accounts receivable and inventories as collateral.

    The Company's operations are not capital intensive. During 1993, 1994, 1995 and the six-month periods ended July 1, 1995 and June 29, 1996, the Company purchased property, plant and equipment of $3.9 million, $4.4 million, $3.3 million, $1.7 million and $1.5 million, respectively. The Company's 1996 capital expenditure budget is $5.0 million, of which approximately $3.0 million will be used for purchases of tools and molds for new products, approximately $1.0 million will be used for opening 12 service stores and approximately $1.0 million will be used for information and warehouse management systems upgrades.

    During 1993, 1994, 1995 and the six-month periods ended July 1, 1995 and June 29, 1996, the Company repaid aggregate principal amounts on term loans of $3.6 million, $3.5 million, $13.6 million, $0 and $13.3 million, respectively, with cash generated from operations, the recapitalization or increases in net borrowings under the Company's revolving credit agreements.

    The Company's primary sources of liquidity are funds generated from operations and borrowings available pursuant to the Senior Credit Agreement. The Senior Credit Agreement provides for $70 million in Revolving Credit Facilities, $10 million in Term Loans and an additional $30 million Acquisition Facility. The loans under the Senior Credit Agreement bear interest, at the Company's option, (a) in the case of the Company, at the Base Rate (as defined) plus 1.0% or LIBOR (as defined) plus 2.25% and (b) in the case of loans to the Company's U.K. subsidiary, the Sterling Base Rate (as defined) plus 1.0% or the EuroSterling Rate (as defined) plus 2.25%; provided, however, the interest rates are subject to reduction if certain requirements of financial performance are met. The Term Loans are repayable quarterly over six years. Borrowings under the Revolving Credit Facilities mature in six years. The Company believes that cash generated from operations and borrowing resources will be adequate to permit the Company to meet both its debt service requirements and capital requirements for the next twelve months, although no assurance can be given in this regard. See "Description of Senior Credit Agreement."

SEASONALITY

    Sales of the Company's products are highly seasonal, with a large percentage of net sales occurring during the Christmas selling season. The Company typically derives a significant portion of its annual net sales in the fourth quarter of each year while incurring losses in the first quarter of each year. For example, the Company derived in excess of 40% of its annual net sales in the fourth quarter and incurred operating losses in the first quarter in each of 1994 and 1995. As a result of this seasonality, the Company's inventory and working capital needs fluctuate substantially during each year. In addition, Christmas orders from retailers are often made late in the year, making forecasting of production schedules and inventory purchases difficult. Any adverse change in the Company's results of operations in the fourth quarter would have a material adverse effect on the Company's financial condition and results of operations. The following table shows the Company's net sales by quarter for each of the past two fiscal years.

    FISCAL QUARTER                                1994                1995
- ------------------------------------------   ---------------     ---------------
                                                    (DOLLARS IN MILLIONS)
First Quarter.............................   $ 39.0     14.9%    $ 33.3     13.0%
Second Quarter............................     54.8     21.0       49.5     19.4
Third Quarter.............................     58.1     22.2       66.5     26.1
Fourth Quarter............................    109.5     41.9      106.0     41.5
                                             ------    -----     ------    -----
                                             $261.4    100.0%    $255.3    100.0%
                                             ------    -----     ------    -----
                                             ------    -----     ------    -----

INFLATION

    In recent years, inflation has not had a material impact upon the results of the Company's operations.

                                    BUSINESS

GENERAL

    Remington is a major manufacturer and marketer of men's and women's electrical personal care appliances. The Company designs, manufactures, markets and distributes on a worldwide basis men's and women's electric shavers and accessories, women's personal care appliances, men's electric grooming products, travel products and other small electric consumer appliances. The Company believes that its strong market position is attributable to the strength of the Remington brand name, product quality, breadth of products sold, active new product development and innovation, extensive distribution network and marketing and manufacturing expertise.

    The Company's two primary product lines, electric shavers and related accessories and women's personal care appliances, accounted for approximately 44% and 30%, respectively, of the Company's 1995 net sales of $255.3 million. The Company's service stores and other consumer products, such as men's grooming products and travel appliances, accounted for the remaining approximately 26% of 1995 net sales. The following table sets forth the net sales and percentage of total net sales during each of the past three years attributable to the Company's product lines (dollars in millions):

                                                     1993              1994              1995
                                                --------------    --------------    --------------
                                                  $        %        $        %        $        %
                                                ------    ----    ------    ----    ------    ----
Electric shavers and accessories.............   $102.7     63%    $123.7     47%    $111.6     44%
Women's personal care appliances.............      5.8      4%      68.9     27%      76.6     30%
Men's grooming products......................     18.7     12%      19.0      7%      22.0      9%
Travel appliances............................      6.8      4%       5.6      2%       5.5      2%
All other sales..............................     27.9     17%      44.2     17%      39.6     15%
                                                ------    ----    ------    ----    ------    ----
                                                $161.9    100%    $261.4    100%    $255.3    100%
                                                ------    ----    ------    ----    ------    ----
                                                ------    ----    ------    ----    ------    ----

    The Company's products are sold in the United States and internationally in over 85 countries. Remington has built a strong franchise with both retailers and consumers in the United States and abroad, with the Company's products sold through mass merchandisers, catalog showrooms, drug store chains and department stores in addition to the Company's 81 service stores.

    Remington's strong brand image coupled with new product innovations has helped the Company achieve leading market positions in most of its product lines. In the U.S. men's electric shaver market, the Company has the second highest market share, estimated at 32% in 1995. In the domestic women's electric shaver market, the Company has the leading market position with an estimated share of 37% in 1995. In the U.S. women's hairsetter market, the Company has the leading market share position, with an estimated 55% share in 1995. Remington has a leading position in certain international markets in many of its product categories such as men's and women's electric shavers, hairsetters, hairdryers, curling irons, curling brushes and home haircut kits.

HISTORY

    The Company traces its roots back to a family business started in 1816 by Eliphalet Remington, Jr., a blacksmith turned gunsmith who started E. Remington and Sons, Inc. This company, among its other achievements, shipped the world's first commercial typewriter in 1873. The typewriter business was sold in 1886 to a company which, through a series of divestitures, mergers and consolidations, became Remington Rand, Inc. and eventually Sperry Rand Corporation ("Sperry Rand"), while the original gun business became Remington Arms Company, Inc. ("Remington Arms"). Remington Rand, Inc. introduced its first electric shaver to the United States market in 1937 and demonstrated it at the 1939 New York World's Fair. In the late 1970s, Sperry Rand, in an effort to focus on its core businesses, made the strategic decision to divest the Remington shaver business.

    In 1979, Victor K. Kiam, II acquired the assets of the Remington shaver operations from Sperry Rand. Following the acquisition, Mr. Kiam refocused the Company's marketing program in an effort to enhance the Remington brand name and build up the Company's core electric shaver product lines. The success of Mr. Kiam's efforts resulted in a substantial increase in net sales from $47.4 million in 1980 to $186.0 million in 1991. In 1992, as part of a restructuring of Mr. Kiam's investments, the Company was reorganized with Remsen, an entity owned by Mr. Perlmutter, acquiring a 50% interest in the Company.

    Subsequent to such restructuring, the owners installed the current management team who took a number of steps to enhance the Company's business. Such actions included reducing operating expenses and refocusing the Company's product development activities. To reduce operating expenses, the Company: (i) reduced its headcount, particularly at the Company's headquarters in Bridgeport, Connecticut, (ii) restructured its operations in Canada and the United Kingdom, which included eliminating a warehouse in Canada and reducing headcount in both locations, (iii) changed its manufacturing processes to reduce operating costs, and (iv) reduced, where appropriate, general and administrative expenses.

    New product introductions have been an important focus of the Company under current management. In 1993, the Company introduced the Remington Triple FoilTM series of men's shavers, which reversed the Company's downward trend in shaver sales and market share. Other recent new product introductions include the Dual FoilTM line of shavers for men, the Express SetterTM hairsetter and the Aero SeriesTM hairdryer in 1994; the Smart SetterTM hairsetter in 1995; and the Dual FoilTM wet/dry shaver for men and a wet/dry rotary shaver for women in 1996.

    In December 1993, Remington acquired the net assets, consisting principally of accounts receivable and inventories, of the personal care appliance business of Clairol from Bristol-Myers Squibb Company.

COMPETITIVE STRENGTHS

    Remington attributes its growth and profitability to the following competitive strengths:

    PREMIER BRAND NAME. Management believes that the Remington name is among the strongest brand names in the consumer appliance industry. For over 150 years, the Remington name has been prominently displayed on many products. The Company has spent over $300 million on media and cooperative advertising over the last ten years to establish further global recognition of the Remington brand name. The Remington brand name has been and continues to be associated with high quality products recognized for their dependability and value. The December 1993 acquisition and successful conversion of Clairol and its products to the Remington brand name underscores the adaptability of the Remington brand name to other consumer product categories.

    SIGNIFICANT MARKET SHARES. Remington's brand image has helped the Company achieve leading market positions in most of its product lines. Remington enjoys the second largest share of the men's electric shaver market in the United States, with an estimated 1995 share of 32%, the largest share of the women's electric shaver market in the United States, with an estimated 1995 share of 37%, and the largest share of the hairsetter market in the United States, with an estimated 1995 share of 55%. Management believes that in each of the Company's key international markets, the United Kingdom, Australia and Canada, Remington has significant shares in each of these categories. See "--Highly Competitive Markets; Competition."

    ACTIVE NEW PRODUCT DEVELOPMENT AND INNOVATION. The Company focuses on new product innovations and product line extensions. This new product orientation has enabled Remington to generate approximately 30% of each of its 1994 and 1995 net sales from new products and product line extensions introduced since the beginning of the preceding year. Product innovation is important as it stimulates demand for the Company's products as well as provides the opportunity to command higher prices and gross margins for these new products. Recent innovations have included the Triple FoilTM men's shaver and the Smart SetterTM hairsetter, both of which contain proprietary technology. Other recent new product introductions include the Dual FoilTM line of shavers for men, the Express SetterTM hairsetter, the Aero SeriesTM hairdryer and a wet/dry rotary shaver for women. See "--Research and Product Development."

    LARGE INSTALLED BASE. Management believes that the Company's installed base of electric shavers is in excess of 12 million units in the United States. Based on warranty card surveys, management believes that Remington's electric shaver customers have a high degree of brand loyalty and estimates that approximately 50% of the Company's shaver sales are to existing customers. These customers, during the average four-year life of an electric shaver, also purchase replacement parts, cleaning agents and pre-shave products. For optimal shaving performance, the Company recommends that customers replace Remington foils and cutters every six months and twelve months, respectively. To increase sales of replacement parts, the Company has recently introduced marketing programs designed to automatically send replacement parts to its customers by mail. Remington's shaver accessories business is one of the Company's most predictable and profitable product lines, generating high gross margins. In addition, management believes that the domestic electric shaver industry is mature and largely insensitive to economic cycles. Since 1988, annual U. S. electric shaver sales have increased from 8.2 million units to an estimated 9.2 million units in 1995. See "--Products."

    EXTENSIVE DISTRIBUTION NETWORK. Remington has an extensive distribution network in the United States and in certain international markets, with products sold through leading mass-market retailers (Wal-Mart, Kmart and Target), catalog showrooms (Service Merchandise and Argos (U.K.)), drug store chains (Walgreens, Eckerd, Revco and Boots (U.K.)) and department stores (Sears and Eatons (Canada)). The Company's strong relationships with its key customers have contributed to increased overall retail shelf space during 1995. Shelf facings are important for presenting the consumer with the breadth of Remington products available as well as increasing the probability of a sale. The Company also distributes its products through 81 Company-owned service stores. Management believes Remington's service stores contribute to the strength of the franchise by providing direct customer service, a reliable source of customer feedback and market information regarding the Company's and competitors' products as well as providing an additional distribution channel for sales. See "--United States Distribution."

    EXPERIENCED SENIOR MANAGEMENT WITH SIGNIFICANT EQUITY OWNERSHIP. Remington's six members of senior management have an average of approximately 25 years of consumer products industry experience. The Company believes that its management team can aggressively develop new products, identify attractive acquisition candidates and consolidate complementary businesses and product lines into the Company's existing manufacturing operations and distribution infrastructure, based upon their demonstrated ability to manage effectively the business. In connection with the Transactions, the Management Investors acquired an equity investment of $1.1 million pursuant to the Management Investment and own approximately 11.13% (14.0% on a fully diluted basis) of the Common Units of the Company. See "Management--Management Equity Participation."

    GROWING INTERNATIONAL OPERATIONS. Remington's international operations generated 35.8% of the Company's 1995 net sales and represent a significant future growth opportunity. The international operations have grown significantly since 1993, increasing from $46.1 million in net sales in 1993 to $91.3 million in net sales in 1995 while representing 28.5%, 32.6% and 35.8% of the Company's total net sales in 1993, 1994 and 1995, respectively. The Company's international network of subsidiaries and distributors extends to over 85 countries worldwide. See "--International Operations and Distribution."

    MANUFACTURING AND PROCUREMENT EXPERTISE. Remington manufactures approximately one-third of its products at its Bridgeport, Connecticut facility and outsources the remaining approximate two-thirds of its products to overseas suppliers. The Company has over 50 years of experience in developing, manufacturing and continually enhancing the proprietary cutting systems used in its shavers. The Company assembles certain of its foil shavers and manufactures most of its foil cutting systems in Bridgeport using proprietary cutting system technology and machinery. The products produced by Remington's overseas suppliers are manufactured to the Company's specifications using procedures and technology developed jointly by the Company and such suppliers. See "--Manufacturing Operations" and "--Suppliers."

GROWTH STRATEGY

    The Company's strategy is to achieve further growth in net sales, profitability and cash flow by: (i) capitalizing on the strength of the Remington brand name, (ii) expanding international operations, (iii) introducing new products and innovations to existing products, (iv) continuing to rationalize manufacturing and overhead costs, and (v) acquiring complementary businesses and product lines.

    CAPITALIZING ON THE STRENGTH OF THE REMINGTON BRAND NAME. The Remington brand name enjoys worldwide recognition and awareness among retailers and consumers. The Company will continue to leverage the Remington brand name to achieve global distribution of new products and product line extensions. Management believes that consumers would be interested in purchasing small electric products that bear the Remington brand name but which the Company does not currently manufacture or distribute. The Company intends to increase its advertising and promotion activity to broaden further consumer awareness of its products and to pursue selective opportunities to license the Remington name.

    EXPANDING INTERNATIONAL OPERATIONS. The Company intends to expand its global presence and increase its penetration in markets where it does not currently enjoy significant market shares by: (i) establishing direct distribution systems in markets where the Company presently utilizes local distributors and (ii) establishing distribution channels in countries in which the Company has no existing distribution network. As part of this strategy, Remington has several strategic initiatives underway, including opening up and developing distribution channels in China and increasing the Company's channels of distribution in Germany and France.

    INTRODUCING NEW PRODUCTS AND INNOVATIONS TO EXISTING PRODUCTS. The Company will continue to introduce new products and make innovations to its existing products in response to consumer preferences, changing market dynamics and technological advancements. The Company strives to introduce and market products with innovative features and concepts not presently available and which the Company can produce at a reasonable cost and sell at higher prices and gross margins. For example, in 1995 the Company introduced the Smart SetterTM hairsetter rollers which, through proprietary technology, change color to indicate when proper heating has been achieved. The Company has an aggressive product innovation and product line extension schedule over the next 18 months. During this period, the Company plans to introduce over 30 new products and product line extensions, including shavers, hairsetters, hairdryers and curling irons.

    CONTINUING TO RATIONALIZE MANUFACTURING AND OVERHEAD COSTS. The Company has an operating philosophy that focuses on cost containment. The Company intends to continue to identify ways in which it can improve its efficiency while maintaining its strong competitive position. Since 1993, the Company's operating profit as a percentage of net sales has increased from 4.9% in 1993 to 10.4% in 1995 principally due to cost savings from purchasing efficiencies, headcount reductions, streamlined management and consolidation of facilities. The Company utilizes both in-house and third-party manufacturing to optimize its production efficiency with most of the Company's products being manufactured by suppliers in Asia, where production costs are lower. See "--Manufacturing Operations" and "--Suppliers."

    ACQUIRING COMPLEMENTARY BUSINESSES AND PRODUCT LINES. The Company regularly evaluates acquisition opportunities in its ordinary course of business and intends to augment its internal growth with acquisitions of complementary businesses and product lines. The successful acquisition and assimilation of Clairol provides a model for similar transactions that the Company expects to pursue in the future. The Company's targets for potential acquisitions include small electric consumer product companies or brands with mass distribution potential. Management believes that these acquisitions will enable the Company to accomplish certain strategic goals, including: (i) the expansion of the Company's product offerings beyond existing product categories, (ii) the creation of synergies with the Company's existing manufacturing operations and distribution networks, and (iii) the enhancement or utilization of the Remington brand name where appropriate. Although the Company is currently not a party to any agreement with respect to any pending acquisition which management believes is probable and material to the Company, the Company has engaged in and continues to engage in evaluations and discussions with respect to potential acquisitions.


PRODUCTS

    ELECTRIC SHAVERS. The total United States market for men's electric shavers grew from $247 million in 1988 to an estimated $392 million in 1995, a compound annual growth rate of 6.8%. The United States market for women's electric shavers grew from $54 million in 1988 to an estimated $75 million in 1995, a compound annual growth rate of 5.2%.

    Management believes that Remington markets the broadest line of electric shavers of any company in the world and enjoys a high level of brand loyalty. Management believes that Remington is the only company to market and distribute rotary and foil as well as wet/dry and dry electric shavers for both men and women.

    Men's Electric Shavers. The Company's primary men's electric shaver lines are the Triple FoilTM, Dual Foil/XLRTM and rotary shavers. The Triple FoilTM line of shavers was introduced in 1993 to compete directly with Braun GmbH ("Braun"), a subsidiary of Gillette, Inc., in the high-end segment of the global electric shaver market. Employing patented technology, the Triple FoilTM contains three parallel cutters, two of which move in the same direction, while the middle cutter moves in the opposite direction. This mechanism produces an effective cross cutting motion for a closer shave and allows the user to shave in hard-to-shave places. In the United States, the Triple FoilTM line of shavers sells at retail prices from approximately $40 to $100. The Dual FoilTM line of shavers incorporates technology from the successful Remington XLR line of shavers. The XLR was originally introduced in 1976 and was made famous by the Company's advertising slogan "Shaves as close as a blade or your money back(R)." Remington maintains production of its classic XLR-3000 twin foil model to satisfy loyal customers who continue to purchase this product.

    The Company began commercial marketing and distributing of rotary shavers in the United States in 1990 to compete directly with Norelco, a subsidiary of Philips Electronics, N.V. ("Philips"). Remington's rotary shavers sell at retail prices from approximately $30 to $60 and compete across a broad segment of the rotary market. Since its introduction, the Company's rotary shaver line has captured a 15% share of the U.S. rotary shaver market. The Company is in the process of challenging the validity of Philips' patents and trademarks in other countries in order to expand Remington's rotary shaver business worldwide. See "--Legal Proceedings."

    Women's Electric Shavers. The Company's primary women's electric shaver lines are the Ladies' wet/dry, the WER (Women's Electric Razor) and rotary shavers with the majority of sales coming from its Ladies' wet/dry shaver line. The Ladies' wet/dry shavers sell at retail prices from approximately $20 to $60 in the United States. The WER electric shaver is used for dry shaving only and sells at retail prices of approximately $30 in the United States. The Company's women's rotary shavers sell at retail prices from approximately $40 to $50 in the United States. Management believes that no other company currently sells a rotary shaver for women.

    SHAVER ACCESSORIES. Remington's shaver accessories have high profit margins and limited competition. Electric shaver accessories consist of shaver replacement parts (primarily foils and cutters), pre-shave products and cleaning agents. For optimal shaving performance, the Company recommends to its customers that cutters be replaced every 12 months and foils be replaced every six months. In addition, the Company has recently introduced marketing programs designed to automatically send replacement parts to its customers by mail.

    WOMEN'S PERSONAL CARE APPLIANCES. Remington entered the women's personal care appliance market in the United States and expanded its presence overseas through the Clairol Acquisition. These products consist primarily of hairsetters, hairdryers, make-up mirrors, curling irons and curling brushes.


    Hairsetters. The total U.S. market for hairsetters in 1994 was approximately $70 million. Remington has the number one position in hairsetters in certain international markets as well as the leading market share in the United States, with an estimated 55% share. The Company is in the process of introducing technically advanced products that management believes will further increase its leading share of this market. The Company's hairsetter products include flocked rollers (both dry and mist) and Remington's Express SetterTM hairsetter, which heats in 90 seconds. In 1995, to expand further its leadership in the hairsetter market, Remington launched the Smart SetterTM hairsetter, which incorporates a new proprietary technology that indicates to users when optimum heat levels have been reached by changing the color of the rollers. In the United States, the Company's hairsetters sell at retail prices starting at approximately $20 for conventional wax-filled rollers and increasing to approximately $50 for the Smart SetterTM. The Company is in the process of expanding this proprietary color change technology to new products, including curling irons and curling brushes.


    Hairdryers. The total U.S. market for hairdryers in 1994 was approximately $331 million. The Company has a leading market position in many international markets and has the leading market position in the United Kingdom and Australia. The Company has not aggressively attempted to expand its approximate 8% share of the U.S. market due to intense price competition in this market. The Company's hairdryer products include the promotional Aero SeriesTM, which sells at retail prices of approximately $10, and the Remington Maximizer, which sells for approximately $20.

    MEN'S GROOMING PRODUCTS. Men's grooming products consist of beard and mustache trimmers, nose hair and ear hair trimmers and home haircut kits. Remington has a leading market position in men's grooming products in the United Kingdom and Australia.

    OTHER PRODUCTS. Remington's travel appliances consist of products that provide personal grooming and other general household functions for domestic and international travel. These items include travel hairdryers, steamers, irons, voltage converter/adapter plugs and shavers. In the home health appliance product category, Remington sells foot spas and back massagers outside the United States. In certain international markets, the Company is a market leader in foot spas.

UNITED STATES DISTRIBUTION


    Remington's distribution network is one of the Company's competitive strengths. The Company sells products through mass-merchant retailers such as Wal-Mart, Kmart and Target, department stores such as Sears, catalog showrooms such as Service Merchandise, drug store chains including Walgreens, Eckerd and Revco, and Remington's own service stores. Throughout the United States, the Company's products are sold in excess of 10,000 retail outlets. Wal-Mart accounted for 22%, 30% and 31% of the Company's U.S. sales during the years ended December 31, 1993, 1994 and 1995. In addition, KMart accounted for 12%, 12% and 11% of the Company's U.S. sales during this same time period. No other distributor has accounted for more than 10% of the Company's sales during the years ended December 31, 1993, 1994 and 1995.



    Remington's distribution network is enhanced by the Company's strong ties with its major U.S. customers. In 1995, seven of the top ten Remington accounts were serviced by the Company's in-house sales force, thereby reinforcing the Company's close relationships with these customers. By maintaining close relationships with its customers, Remington has been able to gain access to and expand the number of products within the limited shelf space of leading U.S. retailers. For example, Remington has the most SKUs of any personal care appliance manufacturer at Wal-Mart and Service Merchandise. In the United States, the Company's top five customers accounted for approximately 64% of the Company's U.S. 1995 net sales, excluding net sales through the Company's service stores.


    The Company's SKU distribution increased substantially in 1995 which resulted in retailers offering the consumers a wider selection of the Company's products. For example, in 1994, the Company had a total of 83 men's shaver product placings carried at its top 25 accounts or an average of 3.3 placements per account. In 1995, this figure increased approximately 66% to a total of 138 men's shaver product placings at its top 25 accounts or an average of 5.5 shavers per account. Increases in SKU distribution of the Company's other products ranged from approximately 16% to 176% in 1995. In addition, because the Company has recently introduced upscale models in both its shaver and hairsetter product lines, the quality of the listings (measured in terms of higher price points and profit margins) has also improved. SKU is an indication of the amount of shelf space allocated by retailers to the Company's products.

INTERNATIONAL OPERATIONS AND DISTRIBUTION

    Remington's international operations (excluding export sales from the Company's U.S. headquarters) generated 32.6% and 35.8% of the Company's net sales in 1994 and 1995, respectively. The Company's international network of subsidiaries and distributors currently extends to over 85 countries worldwide. The Company markets products throughout Europe, the Middle East, Africa, Asia and a portion of South America through its subsidiary in the United Kingdom, and distributes products to Japan, Central America and the remainder of South America from its United States headquarters. The Company distributes its products directly in the United Kingdom, Australia, Canada, Germany, France, New Zealand and Ireland. In all other parts of the world the Company distributes its products through strategic alliances with local distributors. Remington enjoys leading market positions in many personal grooming products in the United Kingdom and Australia, while also having a growing market presence in Canada. As in the United States market, the primary asset of the Company's international operations is the Remington brand name. The Company has been able to successfully penetrate market segments for non-shaver products through use of the Remington brand name on such products. For example, the Company has the leading market share in the United Kingdom in hairdryers, hairsetters, air purifiers and flexible stylers. International operations represent a significant opportunity and a strategic focus for future growth in net sales and profitability.

    The Company distributes products internationally through electric product stores, drug stores, specialized shaver shops, catalog showrooms, department stores, mail order and television and the

Company's service stores. As in the United States, Remington has established direct relationships with many of the leading international retailers.

SERVICE STORES

    Remington opened its first service store in 1981. The Company currently owns and operates a chain of 81 service stores with 73 in the United States, seven in the United Kingdom and one in Canada. The stores are in many of the major markets throughout the United States, with concentrations on the East Coast and in the major cities of the South and West. The majority of the stores are located in shopping malls, outlet malls and in prime locations within large metropolitan areas. The stores sell and service a variety of Remington and non-Remington shavers, knives, scissors, clocks, personal care appliances and related products. The service stores also oversee sales of replacement parts to approximately 400 independent authorized shaver service dealers across the United States. In 1995 the Company's service stores generated worldwide net sales of $36.3 million, with $32.9 million in the U.S. and $3.4 million internationally. Remington products accounted for approximately 50% of these net sales.

    Management believes the Company's service stores are a unique competitive strength as they provide a source of customer feedback for the Company's products and a reliable source of market information on the Company's and competitors' products. Management also believes that the service stores help generate brand equity and loyalty for Remington products through an efficient service department and a variety of programs, including a toll-free telephone number to respond to customer inquiries. In addition, the service stores support all of Remington's customer service operations, as well as the service of electric shavers made by the Company's competitors. The Company's service stores also provide an additional distribution channel for sales of the Company's products.

MANUFACTURING OPERATIONS

    Remington conducts all in-house manufacturing at its Bridgeport, Connecticut facility. The Company assembles foil shavers and manufactures most of its foil cutting systems in Bridgeport using proprietary cutting technology and a series of specially designed machines. The cutting system, which is comprised of a cutter and a screen, is the most important component of an electric shaver. The complex process used by the Company to harden, smooth and align its cutting systems, which includes stamping, heat treating, plating, buffing and grinding, has been continuously improved over the past 50 years.

    Remington's Bridgeport facility can produce in excess of 30,000 shavers a day, yet is flexible enough to operate economically at much lower capacities. The electric shaver business is highly seasonal, with significant production swings during the course of the year. As a result of such swings, Remington's manufacturing process has been structured to utilize temporary workers. As a result of these factors, during peak periods approximately 30% of Remington's work force (excluding that of the service stores) is composed of temporary workers.

SUPPLIERS

    A substantial portion of the Company's finished goods is manufactured for the Company by suppliers located in China, Japan and Thailand. In determining whether to manufacture products in-house or source them from third party suppliers, the Company balances the potential cost savings in labor, materials and overhead that a foreign manufacturer can provide with the flexibility, quality control and protection of confidentiality inherent in in-house production. While Remington sources a large portion of its materials and products from third-party suppliers, it continues to manufacture most of its cutting systems (other than for rotary shavers which are manufactured for the Company by Izumi Products, Inc. ("Izumi")) in-house and maintains ownership of the tools and molds used by its suppliers. The Company's three most significant suppliers, Izumi, Raymond International and WIK Far East Ltd., accounted for approximately 36% of the Company's overall cost of sales in 1995. These three suppliers' manufacturing facilities are located in China and Japan. Since purchases by Remington account for a significant portion of the overall sales of these suppliers, the Company has generally been able to negotiate favorable purchase terms. Remington and, prior to its acquisition, Clairol have a relationship with these suppliers for many years and management considers its present relationships to be good. Other than rotary shavers, the Company can either manufacture the presently purchased products in-house or acquire them from alternative suppliers.

RESEARCH AND PRODUCT DEVELOPMENT

    Research and development efforts at Remington allow the Company to maintain its unique manufacturing strength in cutting systems for shavers. Recent innovations have included the Triple FoilTM men's shaver which contains proprietary technology. The Company is currently concentrating its efforts on foil improvements and new cutting and trimmer configurations. These improvements will allow the Company to use more efficient motors and circuitry, leading to cost reductions in the shaver. The Company also devotes resources to the development of new technology for women's personal care products, including hairsetters, hairdryers and curling irons. Recent product introductions include the Express SetterTM and Smart SetterTM hairsetters and the Aero SeriesTM hairdryer. The Smart SetterTM incorporates new proprietary color change technology.

    The Company has an aggressive product innovation and product line extension schedule over the next 18 months. During this period, the Company is planning to introduce over 30 new products and product line extensions, including electric shavers, hairsetters, hairdryers and curling irons. These new products represent a substantial growth opportunity for the Company.

COMPETITION

    The Company believes that the markets for all of its product lines are highly competitive and that competition for retail sales to consumers is based on several factors, including brand name recognition, value, quality, price and availability. Primary competitive factors with respect to selling such products to retailers are brand reputation, product categories offered, broad coverage within each product category, support and service in addition to price.

    Remington competes with established companies, several of which have substantially greater resources than those of the Company. There are no substantial regulatory barriers to entry for new competitors in the electric personal appliance industry. However, suppliers that are able to maintain, or increase, the amount of retail shelf space allocated to their respective products may gain a competitive advantage. The Company believes that the allocation of space by retailers is influenced by many factors, including brand name recognition by consumers, product quality and prices, service levels provided by the supplier and the supplier's ability to support promotions.

    Rotary shaver sales are significant outside the United States. The future expansion of sales of the Company's rotary shavers outside the United States will be affected by, among other factors, the outcome of ongoing legal actions against Philips. Philips holds patents and trademarks outside the United States on certain of its shaver designs that restrict the Company from entering these markets. The Company is currently challenging such trademarks and patents in the United Kingdom. Recently, in Canada, the Company successfully challenged certain of Philips' trademarks, although Philips has sought leave to appeal this ruling to the Supreme Court of Canada. See "--Legal Proceedings."

    The Company believes that its ability to compete successfully is based on the worldwide recognition of the Remington brand name, its multiple product category offerings, its ability to design, develop, procure, manufacture and market competitively priced products, its broad product coverage within most product categories, its attention to retailer and consumer needs and its access to major channels of distribution. There can be no assurance that the Company will be able to compete successfully against current and future sources of competition or that the competitive pressures faced by the Company will not adversely affect its future profitability or financial performance. Management believes that Remington enjoys high levels of brand awareness in many countries. This brand awareness provides the Company with a competitive advantage when it enters new markets.

PATENTS AND TRADEMARKS

    The Company owns approximately 180 patent and patent applications for both design and utility that are maintained in approximately 40 countries. The Company's patents cover electric shavers, cutting and trimming mechanisms and women's personal care products such as hairsetters, hairdryers and curling irons. In addition, the Company maintains over 300 different trade names in approximately 100 countries covering a variety of products. These trade names have resulted in the issuance of over 1,300 registered trademarks.

    As a result of the common origins of the Company and Remington Arms, the Remington mark is owned by each company with respect to its principal products as well as associated products. Thus, the Company owns the Remington mark for shavers, shaver accessories, grooming products and health care products, while Remington Arms owns the mark for firearms, sporting goods and products for industrial use, including industrial hand tools. Pursuant to the terms of a 1986 agreement between the Company and Remington Arms, their respective rights to use the Remington trademark on products which are not considered "principal products of interest" for either company has been specifically provided for. A separate company, Remington Licensing Corporation, owns the Remington trademark in the U.S. with respect to any overlapping uses and the Company and Remington Arms are each licensed to use the mark in their respective areas of interest. The Company retains the Remington trademark for nearly all products which it believes can benefit from the use of the brand name in the Company's distribution channels. The Company has aggressively enforced its ownership of the Remington brand name.

LEGAL PROCEEDINGS

    In July 1995, a suit was filed against Remington Consumer Products, Limited, the Company's wholly owned United Kingdom subsidiary ("Remington U.K."), in the United Kingdom Patent Court by Braun (UK) Ltd., alleging that Remington U.K. infringed several United Kingdom patents owned by Braun relating to a volumizing attachment and a pulsating attachment packaged with certain hairdryers sold by Remington U.K. In January 1996, the Company was notified that Braun filed a similar complaint in the U.S. District Court for the District of Massachusetts against the Company alleging infringement of a U.S. patent corresponding to the United Kingdom patent owned by Braun relating to the same volumizing attachment. The U.S. complaint, however, has never been served on the Company. The Company and Braun have recently reached an agreement to settle both suits relating to the volumizing attachment on terms which will not have a material effect on the Company's financial position or results of operations. The Company is presently awaiting the documentation evidencing such settlement. Discussions concerning settlement of the remainder of the United Kingdom litigation relating to the pulsating attachment are continuing, but the outcome of such discussions are not expected to have any effect upon the Company since the supplier of the attachment has agreed to indemnify the Company for any damages resulting from the sale of the attachment in the United Kingdom.

    The Company and Philips are engaged in litigation in the United Kingdom relating to certain trademarks and designs issued to Philips relating to Philips' triple head rotary shaver. In these proceedings, Philips alleged infringement of its trademarks and designs by the Company and the Company counter-claimed that Philips' trademark and design registrations are invalid. Related litigation in Canada initiated by the Company with respect to Philips' trademarks was recently determined in favor of the Company, although Philips has sought leave to appeal this ruling to the Supreme Court of Canada. Philips also has design registrations in Canada for its triple head rotary shaver which have not been litigated. The costs of the U.K. litigation are, in certain circumstances, shared with Izumi, the Company's supplier of rotary shavers. Izumi is also pursuing actions against Philips in several other jurisdictions to contest the validity of certain of Philips' trademarks. If such litigation is determined adversely to the Company or Izumi, the Company's ability to sell rotary shavers in such countries could be limited or prohibited.

    The Company is a party to other lawsuits and administrative proceedings that arose in the ordinary course of business. Although the final results in such suits and proceedings cannot be predicted, the Company presently believes that any liability that may ultimately result will not have a material adverse effect on the Company's financial position or results of operations.

ENVIRONMENTAL MATTERS

    The Company's manufacturing operations are subject to federal, state and local environmental laws and regulations. The Company believes it is in substantial compliance with all such environmental laws which are applicable to its operations. The Company has reported to the Connecticut Department of Environmental Protection that it has detected petroleum and solvent compounds in soil and ground water samples taken from its Bridgeport facility at levels which may require further investigation or cleanup. In addition to its ongoing program of environmental compliance, the Company has provided reserves to cover the anticipated costs of remediation which may be necessary at its Bridgeport facility. The Company believes that the costs for any remediation activities which are eventually undertaken would not be material to the Company's financial position and results of operations.

PROPERTIES

    The Company's executive offices and sole manufacturing facility are located in Bridgeport, Connecticut. The following is additional information concerning the principal facilities of the Company.

FACILITY                                 FUNCTION                                  SQUARE FEET
- ---------------------------------------  ---------------------------------------   -----------
Bridgeport, CT                           Headquarters (Owned)                           40,000
Bridgeport, CT                           Manufacturing (Owned)                         167,000
Milford, CT                              Warehouse (Leased)                            100,000
Northampton, England                     Office and Warehouse (Leased)                  52,000

    In addition to these properties, Remington leases offices and warehouse space in Canada, Germany, France, Australia and New Zealand, and 83 service stores, of which 75 are in the United States, seven are in the United Kingdom and one is in Canada.

EMPLOYEES

    During the twelve months ended June 29, 1996, the Company employed an average of 860 people in the United States and 121 people internationally. During this same period, employees in the United States were classified as follows: 76 in corporate staff, including general administrative, finance, marketing, sales, legal and human resources; 434 in manufacturing, including purchasing, engineering, distribution, warehouse and maintenance; and 350 (of which 162 were part-time) in the service stores. Remington's manufacturing work force varies by approximately 300 people between the seasonal high and low points while the service store work force varies by approximately 75 people between the seasonal high and low points. The manufacturing work force (other than engineering, purchasing and manufacturing management) is predominantly semi-skilled. None of the Company's employees are represented by a union. Remington believes relations with its employees are good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information (ages as of July 31, 1996) with respect to the Persons who are members of Remington's Management Committee ("Directors"), directors of Capital or executive officers of Remington or Capital.

   NAME                         AGE            POSITIONS AND OFFICES WITH THE ISSUERS
- -----------------------------   ----   ------------------------------------------------------

F. Peter Cuneo...............     52   President, Chief Executive Officer and Director of
                                       Remington and President and Director of Capital

James J. Vatrt...............     50   President, Sales & Marketing, North America of
                                       Remington

Jack W. Waller...............     51   Vice President, Manufacturing of Remington

Allen S. Lipson..............     53   Vice President, Administration, General Counsel and
                                       Secretary of Remington and Secretary and Director of
                                       Capital

H. Graham Kimpton............     60   Vice President, Remington Australia & Asia of
                                       Remington

Geoffrey L. Hoddinott........     52   Vice President, Remington Europe, Africa & Middle East
                                       of Remington

Victor K. Kiam, III..........     36   Vice President, Corporate Development and Director of
                                       Remington

Victor K. Kiam, II...........     69   Chairman and Director of Remington

Norman W. Alpert.............     37   Director of Remington

Arthur J. Nagle..............     57   Director of Remington

Daniel S. O'Connell..........     42   Director of Remington

Robert L. Rosner.............     36   Director of Remington

William B. Connell...........     56   Director of Remington

Kevin A. Mundt...............     42   Director of Remington

    F. PETER CUNEO has served as President of Remington since May 1993, Chief Executive Officer and a Director of Remington since May 1996 and President and a director of Capital since May 1996. From May 1993 to May 1996, Mr. Cuneo also served as Chief Operating Officer of Remington. From 1990 to 1993, Mr. Cuneo was President of the Security Hardware Group of Black & Decker Corporation. From 1976 to 1990, Mr. Cuneo worked for Bristol-Myers Squibb Company, where he was President of Bristol-Myers Pharmaceutical Group in Canada and President of the Personal Care Division of Clairol. Previously, he worked for W. R. Grace where he was Director of Financial Planning & Analysis--Baker Taylor Division.

    JAMES J. VATRT joined Remington as President, Sales & Marketing, North America with the acquisition of Clairol in 1993. Mr. Vatrt worked for Clairol from 1984 to 1993 where he held a variety of positions including: Vice President, Sales & Marketing--Personal Care; Vice President, Sales & Administration--Personal Care; and General Manager--Hair Care/Toiletries.

    JACK W. WALLER joined Remington in 1993 as Vice President, Manufacturing. From 1988 to 1993, Mr. Waller was Vice President Operations at Corbin/Russwin, a Black & Decker company. From 1987 to 1988, Mr. Waller was President & General Manager of ACME General Corporation, a division of The Stanley Works.

    ALLEN S. LIPSON is Vice President, Administration, General Counsel and Secretary of Remington and has been Secretary and a director of Capital since May 1996. Mr. Lipson has been with the

Company since October 1988. From 1977 to 1988, Mr. Lipson was Corporate Counsel of BIC Corporation.

    H. GRAHAM KIMPTON is Vice President, Remington Australia & Asia. Mr. Kimpton joined the Company in April 1988. Prior to joining Remington, Mr. Kimpton worked for General Electric Housewares Ltd. and successor organizations from 1967 to 1988. During that time, Mr. Kimpton worked at: Black & Decker Australia Pty., Ltd. as Sales & Marketing Director from 1985 to 1988; Rank Electrical Housewares Pty. Ltd. as Sales & Marketing Director from 1979 to 1985; and General Electric Housewares Ltd. in several positions including Sales & Marketing Director and National Sales Manager from 1967 to 1979.

    GEOFFREY L. HODDINOTT is Vice President, Remington Europe, Africa & Middle East. Mr. Hoddinott has been with the Company since November 1981. From 1979 to 1981, Mr. Hoddinott was divisional director of Philips Business Systems in the United Kingdom. From 1965 to 1979, Mr. Hoddinott worked in other positions at Philips including Managing Director of the Canadian division and Divisional Director of the Small Appliances division in the United Kingdom.

    VICTOR K. KIAM, III is Vice President of Corporate Development of Remington and has been a Director of Remington since 1992. Mr. Kiam has been with the Company since 1986 and has held a variety of positions in manufacturing, sales and marketing. He was promoted to Vice President in 1990. Mr. Kiam previously worked as a financial analyst at Drexel Burnham Lambert. He is the son of Victor
K. Kiam, II.

    VICTOR K. KIAM, II has served as Chairman since 1979 and served as Chief Executive Officer of the Company from 1979 to 1996. From 1968 to 1977, Mr. Kiam was Chairman, President and CEO of Benrus Corporation, a manufacturer of watches. Mr. Kiam has also had extensive experience in the consumer products industry. He was employed from 1951 to 1968 at International Latex Corp. (Playtex) and Lever Brothers Co., where he held a variety of executive positions within general management, sales and marketing.

    NORMAN W. ALPERT has been a Director of Remington since May 1996. Mr. Alpert is a Managing Director of Vestar Capital Partners and was a founding partner of Vestar at its inception in 1988. Mr. Alpert is Chairman of the Board of Directors of International AirParts Corporation and a director of Aearo Corporation, Clark-Schwebel, Inc., Prestone Products Corporation and Russell Stanley Corporation, all companies in which Vestar or its affiliates have a significant equity interest.

    ARTHUR J. NAGLE has been a Director of Remington since May 1996. Mr. Nagle is a Managing Director of Vestar Capital Partners and was a founding partner of Vestar at its inception in 1988. Mr. Nagle is a director of Aearo Corporation, Chart House Enterprises, Inc., Clark-Schwebel, Inc., La Petite Holdings Corporation, Prestone Products Corporation, Russell-Stanley Corporation and Super D Drugs, Inc., all companies (other than Chart House Enterprises, Inc.) in which Vestar or its affiliates have a significant equity interest.

    DANIEL S. O'CONNELL has been a Director of Remington since May 1996. Mr. O'Connell is founder and the Chief Executive Officer of Vestar Capital Partners. Mr. O'Connell is a director of Anvil Knitwear, Inc., Aearo Corporation, Clark-Schwebel, Inc., Pinnacle Automation, Inc., Prestone Products Corporation and Russell-Stanley Corporation, all companies in which Vestar or its affiliates have a significant equity interest.

    ROBERT L. ROSNER has been a Director of Remington since May 1996. Mr. Rosner is a Managing Director of Vestar Capital Partners and was a founding partner of Vestar at its inception in 1988. Mr. Rosner is a director of Prestone Products Corporation and Russell-Stanley Corporation, both companies in which Vestar or its affiliates have a significant equity interest.

    WILLIAM B. CONNELL has been a Director of Remington since 1990. Mr. Connell is currently Chairman of EBD Holdings, Inc., a private venture capital group. Mr. Connell previously served as

Vice Chairman of Whittle Communications, L.P. from 1992 to 1994 and served as its President and Chief Operating Officer from 1990 to 1992. Mr. Connell has extensive experience in the branded consumer products industry, having held various executive positions at The Procter & Gamble Company from 1965 to 1989. In addition to Remington, Mr. Connell is currently a director of Baldwin Piano & Organ Company, Dolphin Software, Inc., EDB Holdings, Inc. and New Day Schools, Inc. and is currently a member of the management committee of College View.

    KEVIN A. MUNDT has been a Director of Remington since July 1996. Mr. Mundt is co-founder and has been Managing Director of Corporate Decisions, Inc. since its inception in 1983. Mr. Mundt is a director of Prestone Products Corporation, a company in which Vestar or its affiliates have a significant equity interest.

    Remington does not currently have a Chief Financial Officer. Remington has initiated a search to find a new Chief Financial Officer. Until a new Chief Financial Officer is hired, Remington's finance department is being managed by Remington's Vice President and Controller with assistance from Vestar Capital Partners.

COMPENSATION OF DIRECTORS

    The Independent Directors of Remington and Capital receive annual compensation of $20,000 payable quarterly for services in such capacity. Each of the Directors of Remington and directors of Capital are reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

COMPENSATION OF EXECUTIVE OFFICERS

    The following Summary Compensation Table includes individual compensation information for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company in 1995 who were serving as executive officers of the Company at the end of 1995 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during 1995. Currently, Capital does not provide any compensation to its executive officers for services provided in such capacities.

                                                             ANNUAL COMPENSATION
                                                          --------------------------       ALL OTHER
   NAME AND PRINCIPAL POSITION WITH REMINGTON             SALARY ($)    BONUS ($)(1)    COMPENSATION ($)
- -------------------------------------------------------   ----------    ------------    ----------------
Victor K. Kiam, II (2).................................    1,000,000        --               109,469(3)
  Chairman
F. Peter Cuneo.........................................      394,078       225,200             6,156(4)
  Chief Executive Officer, President and Director
James J. Vatrt.........................................      196,617        85,920             2,871(5)
  President, Sales & Marketing, North America
Allen S. Lipson........................................      175,986        69,756             4,153(6)
  Vice President, Administration, General Counsel
  and Secretary
Jack W. Waller.........................................      163,048        74,316             2,838(7)
  Vice President, Manufacturing

- ------------

(1) Reflects amounts paid under the Company's Bonus Plan in 1996 with respect to services rendered in 1995.

(2) Mr. Kiam relinquished his title of Chief Executive Officer on the Closing Date.

(3) The amount shown includes automobile-related expenses of $35,000, insurance and premiums on life and disability insurance policies of $48,068 and medical payments under an executive medical reimbursement plan of $26,401.

(4) The amount shown includes Company matching contributions to the Company's 401(k) Employee Savings Plan of $1,925 and disability insurance premium payment of $4,231.

(5) The amount shown includes Company matching contributions to the Company's 401(k) Employee Savings Plan of $1,925 and disability insurance premium payment of $946.

(6) The amount shown includes Company matching contributions to the Company's 401(k) Employee Savings Plan of $1,925 and disability insurance premium payment of $2,228.

(7) The amount shown includes Company matching contributions to the Company's 401(k) Employee Savings Plan of $1,720 and disability insurance premium payment of $1,118.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There is currently no compensation committee of the Management Committee of Remington or the board of directors of Capital. Currently, the compensation of Remington's executive officers is determined by the Management Committee. F. Peter Cuneo and Victor K. Kiam, III are Directors of Remington but do not participate in any vote regarding their own compensation. Currently, Capital does not provide any compensation to its executive officers for services provided in such capacities.

OTHER ARRANGEMENTS

    Change of Control and Severance Arrangements. In June 1995, the Company entered into change of control agreements with various employees, including Messrs. Vatrt, Lipson and Waller, whereby such employees would receive cash bonuses upon a sale of the Company and would also be entitled to salary continuation for a specified period if their employment was terminated within one year after such change of control. The agreements further provide that any employment agreement then existing between the Company and the employee would terminate upon the payment of such cash bonus. Pursuant to such agreements, at the Closing Date, cash payments of $550,411, $452,123 and $420,671 were paid to Mr. Vatrt, Mr. Lipson and Mr. Waller, respectively. Messrs. Cuneo, Vatrt, Waller, Lipson, Kimpton and Hoddinott are each entitled to 12 months of salary continuation in the event their employment is involuntarily terminated other than for cause during the 36 months immediately following the Closing Date. The cash bonus payments due to employees on the Closing Date are Excluded Obligations which were paid by the Company and reduced the amount of the distributions to Remsen and RPI. Mr. Vatrt and Mr. Lipson have agreed that up to 5.5% of the cash bonuses paid to them are to be repaid to Remsen and RPI in the event of certain breaches of representations and warranties in the agreements giving effect to the Reorganization.

    Cuneo Stock Option. Pursuant to the terms of an employment agreement between the Company and F. Peter Cuneo dated April 23, 1993, Mr. Cuneo was employed as the President and Chief Operating Officer of the Company and was granted by the Company an option to purchase 2.5% of the common equity of the Company exercisable immediately prior to the sale of the Company or the sale of more than a 51% equity interest in the Company. The exercise price of the option was an amount equal to 2.5% of the net worth of the Company as of April 23, 1993. In April 1996, the employment agreement was amended to provide that upon the consummation of the Transactions, Mr. Cuneo would receive a cash payment of $3.35 million in payment of his option and, upon payment of such amount, the employment agreement would terminate. The cash payment due to Mr. Cuneo on the Closing Date is an Excluded Obligation which was paid by the Company and reduced the amount distributed to Remsen and RPI. Mr. Cuneo has agreed that up to 5.5% of such cash payment is to be repaid to

Remsen and RPI in the event of certain breaches of representations and warranties in the agreements giving effect to the Reorganization.

BONUS PLAN

    The Company has an annual bonus plan (the "Bonus Plan") which is designed to motivate each employee participant. Approximately 125 employees in the United States and 75 employees in the international operations participate in the Bonus Plan. Under the Bonus Plan, each participating employee is assigned a target bonus award, representing up to 50% of his or her annual base salary that will be paid if predetermined performance goals are achieved. Future performance goals for the various areas of the Company will be established by the Management Committee of the Company.

MANAGEMENT EQUITY PARTICIPATION

    In connection with the Transactions, the Company: (i) entered into management subscription agreements with certain of the Management Investors (the "Management Subscription Agreements") for the purchase of Common Units, (ii) issued options for the purchase of Common Units to certain other Management Investors (the "Management Options"), and (iii) will adopt an Incentive Option Plan (the "Incentive Option Plan") to provide for the grant of options ("Incentive Options") to purchase the Company's Common Units from time to time.

    Purchased Units. On the Closing Date, certain of the Management Investors purchased an aggregate of $0.86 million of Common Units representing, in the aggregate, 11.13% of the common equity (10.77% on a fully diluted basis) of the Company. Upon the termination of employment of the holder, the purchased Common Units are subject to certain call provisions exercisable by the Company and certain put provisions exercisable by the holder.

    Management Options. The Company granted to certain Management Investors the Management Options to purchase, in the aggregate, approximately 3.23% of the fully diluted common equity of the Company at an aggregate exercise price of approximately $0.26 million (the equivalent per Common Unit subscription price of the purchased Common Units). The Management Options and the Common Units purchased upon the exercise thereof are subject to similar rights and restrictions as contained in the Management Subscription Agreements. The exercise price of the Management Options is equal to the fair market value of the Common Units at the Closing Date.

    Incentive Option Plan. The Company also intends to grant to the Management Investors and certain other employees of the Company Incentive Options to purchase Common Units. These Incentive Options are expected to be granted over an approximate four-year period based on the Company's achievement of certain financial targets to be determined by the Management Committee. The Incentive Options and the Common Units purchased upon the exercise thereof are expected to be subject to certain vesting schedules and similar rights and restrictions as contained in the Management Subscription Agreements. The exercise price of the Incentive Options is expected to be the fair market value of the Common Units at the time of issuance of such Incentive Options.

401(K) PLAN

    The Company maintains a savings plan (the "Savings Plan") qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Generally, all employees of the Company in the United States who have completed one year of service are eligible to participate in the Savings Plan. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution of 25% of the first 5% of annual compensation contributed. The maximum contribution for any participant for any year is 15% of such participant's eligible compensation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    All of Capital's issued and outstanding capital stock is owned by Remington. Set forth below is certain information regarding the ownership of the Preferred Equity and Common Units of Remington by each person known by Remington to beneficially own 5.0% or more of the outstanding interests of either the Preferred Equity or Common Units, each Director and Named Executive Officer and all Directors and executive officers as a group. Except as indicated below, the address for each of the persons listed below is c/o Remington Products Company, L.L.C., 60 Main Street, Bridgeport, Connecticut, 06604.

                                                        PREFERRED EQUITY             COMMON UNITS
                                                    -------------------------    --------------------
NAME                                                CAPITAL (1)    PERCENTAGE    NUMBER    PERCENTAGE
- -------------------------------------------------   -----------    ----------    ------    ----------
Vestar Equity Partners (2)(3)....................   $30,000,000        48.4%     34,400        44.4%
  245 Park Avenue, 41st Floor
  New York, New York 10167
RPI Corp. (3)....................................    32,000,000        51.6%     34,400        44.4%
  350 Fifth Avenue, Suite 5408
  New York, New York 10118
F. Peter Cuneo (3)...............................             0         0.0%      3,200         4.1%
James J. Vatrt (3)...............................             0         0.0%      1,500         1.9%
Allen S. Lipson (3)..............................             0         0.0%      1,500         1.9%
Jack W. Waller (3)...............................             0         0.0%      1,500         1.9%
Victor K. Kiam, II (3)(4)........................    32,000,000        51.6%     34,400        44.4%
Norman W. Alpert (5).............................    30,000,000        48.4%     34,400        44.4%
Arthur J. Nagle (5)..............................    30,000,000        48.4%     34,400        44.4%
Daniel S. O'Connell (5)..........................    30,000,000        48.4%     34,400        44.4%
Robert L. Rosner (5).............................    30,000,000        48.4%     34,400        44.4%
Directors and executive officers as a group
  (14 persons)...................................   $62,000,000       100.0%     77,420       100.0%

- ------------

(1) Amounts, in dollars, represent the capital contribution to the Preferred Equity beneficially owned by each person and entity set forth below. The Preferred Equity has not been denominated in units or other shares.

(2) Vestar's interest in the Company is owned by the Vestar Members, which are controlled by Vestar. The Vestar Members have assigned a portion of their interests in the Company to certain co-investors, although such co-investors will not directly hold any Common Units. The general partner of Vestar is Vestar Associates L.P., a limited partnership whose general partner is Vestar Associates Corporation ("VAC"). In such capacity, VAC exercises sole voting and investment power with respect to all of the equity interests held of record by the Vestar Members. Messrs. Alpert, Nagle, O'Connell and Rosner, who are Directors of Remington, are affiliated with Vestar in the capacities described under "Management--Directors and Executive Officers" and are stockholders of VAC. Individually, no stockholder, director or officer of VAC is deemed to have or share such voting or investment power within the meaning of Rule 13d-3 under the Exchange Act. Accordingly, no part of the Preferred Equity or Common Units is beneficially owned by Messrs. Alpert, Nagle, O'Connell or Rosner or any other stockholder, director or officer of VAC.

(3) The Vestar Members, RPI and Messrs. Cuneo, Vatrt, Lipson and Waller have entered into the LLC Agreement (as defined), which gives Vestar effective control over the management of the Company. See "Limited Liability Company Agreement."

(4) Mr. Kiam's interest in the Company is owned by RPI. The shareholders of RPI are Mr. Kiam and two Kiam family trusts. Mr. Kiam is a trustee of each of these trusts. Mr. Kiam disclaims beneficial ownership of the shares of Remington owned by RPI. The address of Mr. Kiam is 11097 Isle Brook Court, West Palm Beach, Florida, 33414.

(5) Messrs. Alpert, Nagle, O'Connell and Rosner are affiliated with Vestar in the capacities described under "Management--Directors and Executive Officers." Ownership of Remington equity interests for these individuals includes the $30,000,000 of Preferred Equity and 34,440 Common Units included in the above table beneficially owned by Vestar through the Vestar Members, of which such persons disclaim beneficial ownership. Each such person's business address is c/o Vestar Equity Partners, L.P., 245 Park Avenue, 41st Floor, New York, New York 10167.

                              CERTAIN TRANSACTIONS

    Pursuant to a management agreement (the "Management Agreement") entered into as of the Closing Date, Vestar Capital Partners ("Vestar Capital") will receive an annual advisory fee equal to the greater of $500,000 and 1.5% of EBITDA (as defined in such agreement) of the Company on a consolidated basis for rendering advisory and consulting services in relation to strategic financial planning and other affairs of the Company. Vestar Capital will also be paid reasonable and customary investment banking fees in connection with an initial public offering, sale of the Company and other financings. In addition, Vestar Capital received a fee in the amount of $2.0 million from the Company on the Closing Date. The Management Agreement will be in effect until the tenth anniversary of the Closing Date, provided that the Management Agreement will terminate on the earlier to occur of: (i) a qualified public offering or (ii) the first date that Vestar Capital owns less than 25% of the number of the Company's Common Units owned by Vestar Capital on the Closing Date, and provided further that Vestar Capital may terminate the Management Agreement at any time. Vestar Capital owns, indirectly through Vestar Corp., 44.4% (43.0% on a fully diluted basis) of the Common Units of the Company and possesses the right to designate five of the nine individuals who comprise the Management Committee of the Company.

    Pursuant to a consulting and transitional services agreement (the "Consulting Agreement") entered into as of the Closing Date, RPI will receive an aggregate annual fee equal to the sum of: (i) the greater of $500,000 and 1.5% of EBITDA (as defined in such agreement) of the Company on a consolidated basis and (ii) $250,000 in 1996, 1997 and 1998 if the Company's net revenues or EBITDA (as defined in such agreement) exceed certain targets in such years, for rendering advisory and consulting services in relation to strategic financial planning, product development and evaluation of mergers, acquisitions and divestitures. The Consulting Agreement will be in effect until the tenth anniversary of the Closing Date, provided that the Consulting Agreement will terminate on the earlier to occur of: (i) a qualified public offering or (ii) the first date that RPI owns less than 25% of the number of the Company's Common Units owned by RPI on the Closing Date, and provided further that Vestar Capital may terminate the Consulting Agreement at any time (but only to the extent that Vestar Capital also terminates similar provisions of the Management Agreement). RPI, an entity controlled by the Kiams, owns 44.4% (43.0% on a fully diluted basis) of the Common Units of the Company and possesses the right to designate two of the nine individuals who comprise the Management Committee of the Company.

    Pursuant to a Non-Competition Agreement (the "Non-Competition Agreement") entered into as of the Closing Date between the Company, Vestar Corp. and Victor
K. Kiam, II and Victor K. Kiam, III (the "Kiams"), the Kiams may not compete with, solicit any customers of, own, manage or operate any business in competition with or perform any action substantially detrimental to the Company's businesses. The provisions of the Non-Competition Agreement will apply during the period the Kiams have a Significant Interest (as defined in the Non-Competition Agreement) in the Company and thereafter for: (i) five years, with respect to electric shavers, shaver accessories and men's grooming products, and (ii) three years, with respect to women's personal care appliances, home health appliances, travel appliances, environmental products, dental products and small kitchen appliances. The Non-Competition Agreement allows the Kiams to continue to market certain competing travel appliance products developed by an affiliate of the Kiams.

    Pursuant to the terms of agreements originally entered into between the Company and Remington Apparel Corporation ("Remington Apparel") and Remington Equities in 1984 and with Act II Corporation ("Act II") in 1986, each controlled by Victor K. Kiam, II, the Company granted a license to Remington Apparel to permit such company to use the Remington name as part of its corporate name, granted to Remington Equities a non-exclusive, worldwide license to use the Remington trademark for apparel products and granted to Act II the exclusive worldwide license to use the trademark Lady Remington for jewelry products. Each of these agreements are for terms of two years and renew automatically for consecutive two-year periods unless terminated at the option of the licensee. The amount of royalties received by the Company under these license agreements was $10,662 during 1993 and less than $5,000 during each of 1994 and 1995. The Company will continue these arrangements after the consummation of the Transactions on substantially the same terms and conditions. The Company, however, will require each of RPI and Remington Equities to exclude the word "Remington" from their corporate names after the Closing Date.

    Pursuant to a consulting arrangement, the Company paid Remsen fees of $184,000 in 1995. This arrangement terminated in 1995. The Company does not intend to obtain such services from Remsen after the Closing Date.

    In 1995, the Company entered into a media barter agreement with Tangible Media, Inc. ("TMI"), a corporation controlled by Isaac Perlmutter, pursuant to which TMI acquired from the Company a discontinued product line of personal safety products in exchange for media barter credits with a stated value of $4.3 million which the Company can use to purchase advertising media from TMI over a three-year period that (subject to certain conditions) has been extended for an additional year. At the time of the purchase of advertising media, the Company will pay a portion in cash and the balance with the media barter credits. In 1995, the Company purchased $2.9 million in advertising media from TMI, paying $2.4 million in cash and $521,000 in barter credits. In addition, TMI has from time to time provided financial, marketing and security services for the Company. The Company paid TMI approximately $375,000 in each of 1993, 1994 and 1995 for such services. The Company does not intend to obtain such services from TMI after the Closing Date.

    In November 1994, the Company loaned F. Peter Cuneo, President, Chief Executive Officer and Director of the Company, the sum of $200,000 in exchange for a note bearing interest at the rate of 1.75% plus the prime commercial rate as from time to time announced by CoreStates Bank, N.A. Mr. Cuneo used the proceeds of this loan to finance the purchase of a house. The total amount owed, including accrued interest, was repaid on the Closing Date.

    Pursuant to the terms of an employment agreement dated August 1992, Victor
K. Kiam, II was employed as Chief Executive Officer of the Company for a period of five years for an annual salary of $300,000 and an annual talent fee of $700,000 plus certain health, medical and other specified benefits. In addition, pursuant to the terms of a separate employment agreement dated August 1992, as amended, Victor K. Kiam, III was employed as Vice President of the Company for a period of five years at an annual salary of $100,000 plus other incentive based compensation. In connection with the Reorganization, the employment agreements with the Kiams were terminated in exchange for lump sum cash payments to the Kiams in the aggregate amount of $1.7 million. Such cash payments are Excluded Obligations and were paid by the Company and reduced the amounts distributed to Remsen and RPI.

                      LIMITED LIABILITY COMPANY AGREEMENT

    The Vestar Members, RPI and certain of the Management Investors (collectively the "Members") have entered into an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"). The Company was organized as a limited liability company because such an entity would (i) shield the Members from unlimited liability and (ii) qualify as a pass-through entity for tax purposes. The LLC Agreement will govern the relative rights and duties of the Members.


    Membership Interests. The ownership interests of the Members in the Company consist of preferred membership interests (the "Preferred Equity") and common units (the "Common Units"). The Common Units represent the common equity of the Company. The Preferred Equity is entitled to a preferred yield of 12% per annum, compounded quarterly, and to an aggregate liquidation preference of $62 million (net of any prior repayments of Preferred Equity) plus any accrued but unpaid preferred yield.


    Both the Senior Credit Agreement and the Indenture limit the Company's ability to pay cash distributions other than distributions sufficient to enable the Members to pay their income taxes with respect to their shares of Company income ("Tax Distributions"). Tax Distributions to each Member for a given year generally will equal the product of an assumed tax rate and the Member's share of the Company's taxable income for such year. The assumed tax rate for each Member (i) will not exceed the highest combined marginal (A) federal income tax rate applicable to an individual for the year in question and (B) state and local income tax rates applicable to a corporation doing business in Connecticut for the year in question and (ii) will be calculated taking into account the deductibility of state and local income taxes for federal income tax purposes.

    Except as provided below, when allowed by the terms of the Senior Credit Agreement and the Indenture, cash distributions in excess of tax distributions will be paid by the Company in the following manner and order of priority:

        First, to the Members holding Preferred Equity until they have received distributions sufficient to give them a 12% per annum return on their Preferred Equity (calculated on a daily basis on the balance of Preferred Equity not previously distributed, but compounded quarterly);

        Second, to the Members holding Preferred Equity until they have received distributions equal to their $62 million preferred capital contributions;

        Third, to the Members holding Common Units until they have received distributions equal to the initial capital contributions previously made by them with respect to Common Units; and

        Fourth, to the Members holding Common Units in proportion to their holdings of Common Units.

Notwithstanding the foregoing, certain amounts that would otherwise be distributed to a particular Member under the preceding sentence may instead be distributed to a different Member to take account of variations among the Members in the amount of Preferred Equity they previously contributed and the tax distributions they previously received. However, distribution adjustments will not increase the total amount distributable to the Members.

    Management. The Company is managed by the members acting through a Management Committee consisting of nine Directors. Five of the Directors will be designated (and may be removed and replaced) by Vestar Corp. I (the "Vestar Directors"), two of the Directors will be designated (and may be removed and replaced) by RPI (the "RPI Directors"), one of the Directors will initially be the Chief Executive Officer of the Company (the "Management Director"), and one of the Directors will be independent (the "Independent Director") and will be mutually agreed upon by Vestar Corp. I and RPI. The Vestar Directors are initially Norman W. Alpert, Daniel W. Miller, Arthur J. Nagle, Daniel

S. O'Connell and Robert L. Rosner. The RPI Directors are initially Victor K. Kiam, II and Victor K. Kiam, III. F. Peter Cuneo is the initial Management Director. William B. Connell is the initial Independent Director.

    Although the Management Committee (which is controlled by Vestar Corp. I) manages and controls the business and affairs of the Company, certain actions are subject to the approval of the Strategic Decisions Committee of the Company. The Strategic Decisions Committee consists of four members, consisting of the Independent Director and the Management Director and one representative designated by each of the Vestar Members and RPI. If the Company is interested in either (i) consummating an acquisition which has an aggregate consideration payable by the Company in excess of $25,000,000, (ii) entering into new material licensing agreement of the "Remington" trade name, (iii) substantially changing the Company's advertising format, or (iv) introducing a new product line unrelated to any current product line of the Company, then such proposal shall first be referred to the Strategic Decisions Committee. If the Strategic Decisions Committee recommends by majority vote not to proceed with such proposal, the Company shall not undertake such proposal at that time. If the Strategic Decisions Committee approves or is deadlocked on such proposal, then the Company shall proceed with such proposal only if the Management Committee approves of such proposal.

    Exit Transactions. As further described in the LLC Agreement, Vestar Corp. I has the right to control the timing and all other aspects of any exit transaction (i.e., an initial public offering or a sale of the Company). Subject to certain limitations, Vestar Corp. I has the right to effect a reorganization of the Company to position it for any such transaction (as so reorganized, the "Successor"). In addition, Vestar Corp. I has customary "drag-along" rights in connection with certain sales of membership interests by Vestar Corp. I, and RPI and the Management Investors have certain "tag-along" rights.

    Limited Life Entity and Dissolution. Remington is a limited life entity that will continue in existence until December 31, 2016 or dissolution prior thereto as determined under the LLC Agreement. Pursuant to the LLC Agreement, Remington will be dissolved and its affairs shall be wound up on the first to occur of:
(i) December 31, 2016, (ii) the unanimous vote of the Management Committee,
(iii) the written consent of Vestar Corp. I and Members (including Vestar Corp.
I) holding 75% of interests in Remington, (iv) the incapacity or expulsion of any Member, or the occurrence of any other event under the Delaware Limited Liability Company Act that terminates the continued membership of any Member in Remington, unless a majority in interest of the remaining Members agree in writing to continue Remington within 90 days thereafter, and (v) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Limited Liability Company Act. Except as provided in clause (iv) above, the death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in Remington, shall not cause a dissolution of Remington, and Remington shall continue in existence subject to the terms and conditions of the LLC Agreement.

                     DESCRIPTION OF SENIOR CREDIT AGREEMENT

    General. On the Closing Date, the Company entered into a credit agreement (the "Senior Credit Agreement") with Chemical Bank, as administrative agent, Fleet National Bank and Banque Nationale de Paris, as co-documentation agents, and certain other financial institutions (collectively, the "Banks"). Capital is a guarantor of all obligations under the Senior Credit Agreement.

    The Senior Credit Agreement provides for a term loan of $5.0 million to the Company and $5.0 million to the Company's U.K. subsidiary (the "Term Loans"), a revolving credit facility of $50.0 million to the Company and $20.0 million to the Company's U.K. subsidiary (the "Revolving Credit Facilities") and a facility for additional term loans of up to an aggregate of $30.0 million to the Company, the Company's U.K. subsidiary and certain other subsidiaries (the "Acquisition Facility"). On the Closing Date, the Company and its U.K. subsidiary borrowed $28.0 million under the Senior Credit Agreement, consisting of $10.0 million under the Term Loans and $18.0 million under the Revolving Credit Facilities. The initial borrowings under the Senior Credit Agreement, along with the proceeds of the Offering, were used to finance a portion of the Transactions and to pay certain fees and expenses related thereto. The undrawn amount under the Revolving Credit Facilities is available for working capital and general corporate purposes. The amounts borrowed by the Company's U.K. subsidiary will be denominated, and repaid, in Pounds Sterling, based upon an initial conversion rate established by the administrative agent and the Company prior to the Closing Date.

    Security. The obligations of the Company and the Company's U.K. subsidiary under the Senior Credit Agreement are guaranteed by each of the Company's domestic subsidiaries and secured by: (i) a first priority security interest in all of the assets and properties (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts and contract rights, trademarks, copyrights, patents, license agreements and general intangibles) of the Company and each of the Company's domestic subsidiaries (direct or indirect), whether now owned or hereafter acquired; (ii) a first priority perfected pledge of the capital stock of the Company's domestic subsidiaries (direct or indirect), whether now owned or hereafter acquired; and
(iii) a first priority perfected pledge of 65% of the capital stock of foreign subsidiaries owned by the Company or any of its domestic subsidiaries. In addition, the obligations of the Company's U.K. subsidiary under the Senior Credit Agreement are secured by a first priority security interest in all of its assets and property and are guaranteed by the Company.

    Interest. At the Company's option, the interest rates per annum applicable to the loans under the Senior Credit Agreement will be based upon, (a) in the case of the Company, the greater of (i) the rate of interest publicly announced from time to time by Chemical Bank as its prime rate in effect at its principal office in New York and (ii) the federal funds rate in effect from time to time plus 0.5% (the "Base Rate"), plus in the case of each of (i) and (ii) 1.0% or a Eurodollar rate ("LIBOR") plus 2.25% and (b), in the case of loans to the Company's U.K. subsidiary, the rate of interest publicly announced from time to time by Chemical Bank as its prime rate (or analogue rate) in effect in its principal office in London, England (the "Sterling Base Rate") plus 1.0% or a EuroSterling rate (the "EuroSterling Rate"), plus 2.25%; provided, however, the interest rates are subject to reduction if certain requirements of financial performance are met. The Company will be required to maintain specified levels of interest rate protection.

    Maturity. Outstanding loans under the Revolving Credit Facilities and Acquisition Facility must be repaid on the sixth anniversary of the Closing Date. The Term Loans will amortize quarterly over six years with amortization payments totaling $0.40 million in the remainder of 1996, $1.00 million in 1997, $1.35 million in 1998, $1.50 million in 1999, $1.75 million in 2000, $3.00 million in 2001 and $1.00 million in 2002. A portion of such amortization will be denominated in Pounds Sterling. Loans made pursuant to the Revolving Credit Facilities may be borrowed, repaid and reborrowed from time to time until the sixth anniversary of the Closing Date, subject to the satisfaction of certain conditions on the date of any such borrowing. Loans under the Acquisition Facility will amortize in equal quarterly installments beginning on the quarter following the date of borrowing and ending on the maturity date. In addition, the Senior Credit Agreement provides for mandatory repayments in the event of certain events (including, without limitation, equity and debt issuances, asset sales and casualty events).

    Conditions to Extension of Credit. The Senior Credit Agreement provides that the obligation of the Banks to close and make the initial loans at the closing was subject to the satisfaction of certain conditions customary in transactions of this type, including, but not limited to, the consummation of the Reorganization, completion of due diligence of the Company by the Banks, receipt by the Banks of customary opinions of counsel, corporate documents, financial statements, environmental audits, the absence of any material adverse change, the absence of any default or event of default under the Senior Credit Agreement and certain representations being true. The obligation of the Banks to make subsequent loans or extend letters of credit after the Closing Date is subject to the satisfaction of certain customary conditions including the absence of a default or event of default under the Senior Credit Agreement. The Revolving Credit Facilities of the Company and the Company's U.K. subsidiary will be subject to a borrowing base of 85% of eligible accounts for the applicable borrower and 60% of eligible inventory for the applicable borrower, with an additional aggregate $10 million over-advance line available for up to five consecutive months during each period beginning February 1 and ending January 31.

    Covenants. The Senior Credit Agreement requires the Company to meet certain financial tests, including a minimum fixed charge coverage ratio, a minimum interest expense coverage ratio, a maximum leverage ratio and a limitation on capital expenditures. The Senior Credit Agreement also contains covenants which, among other things, will limit the incurrence of additional indebtedness, the nature of the business of the Company and its subsidiaries, investments, leases of assets, ownership of subsidiaries, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness (including the Old Notes and the New Notes), liens and encumbrances and other matters customarily restricted in such agreements.

    Events of Default. The Senior Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-default to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, failure of any guaranty or security agreement supporting the Senior Credit Agreement to be in full force and effect and change of control of the Company.

                            DESCRIPTION OF NEW NOTES

GENERAL

    The New Notes offered hereby will be issued as a separate series pursuant to the Indenture between the Issuers and The Bank of New York, as trustee (the "Trustee"). See "Notice to Investors." The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes bear a Series B designation, (ii) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The New Notes are subject to all such terms, and holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture and Registration Rights Agreement is available as set forth under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions."

    As of the date of the Indenture, all Subsidiaries of each Issuer were Restricted Subsidiaries. However, under certain circumstances, the Issuers will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

    Capital is a wholly owned subsidiary of the Company that was incorporated in Delaware for the purpose of serving as a co-issuer of the Old Notes in order to facilitate the Initial Offering. Capital will not have any substantial operations or assets and will not have any revenues. As a result, prospective investors should not expect Capital to participate in servicing the interest and principal obligations on the Notes. See "--Certain Covenants."

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $130.0 million and will mature on May 15, 2006. Interest on the Notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 1996, to Holders of record on the immediately preceding May 1 and November 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. The New Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal of, and premium, interest and Liquidated Damages (if any) on, the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt of the Issuers, whether outstanding on the date of the Indenture or thereafter incurred.

    Upon any distribution to creditors of either Issuer in a liquidation or dissolution of such Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, an assignment for the benefit of creditors or any marshalling of either Issuers' assets and liabilities, the holders of Senior Debt of such Issuer will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt of such Issuer are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of such Senior Debt (except that Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

    The Issuers also may not make any payment upon or in respect of the Notes and may not offer to repurchase Notes (except in such subordinated securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if
(i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuers or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    The Indenture further requires that the Issuers promptly notify holders of Senior Debt of the receipt of an acceleration notice following an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. At May 23, 1996, the principal amount of Senior Debt outstanding was approximately $28.0 million. The Indenture limits the amount of additional Indebtedness, including Senior Debt, that the Issuers and their Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness."

OPTIONAL REDEMPTION

    The Notes are not redeemable at the Issuers' option prior to May 15, 2001. Thereafter, the Notes are subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:


      YEAR                                                          PERCENTAGE
- -----------------------------------------------------------------   ----------

2001.............................................................     105.500%
2002.............................................................     103.667%
2003.............................................................     101.833%
2004 and thereafter..............................................     100.000%

    Notwithstanding the foregoing, on or prior to May 15, 1999, the Issuers may redeem up to 35% in aggregate principal amount of the Notes originally issued under the Indenture at a redemption price of 111% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net proceeds of one or more public offerings of Capital Stock (other than Disqualified Stock) of the Company; provided that at least $84.5 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each such redemption shall have been given within 30 days after the date of the closing of any such offering of Capital Stock of the Company.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    Except as set forth below under "--Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    Change of Control. Upon the occurrence of a Change of Control, the Issuers are required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice; provided that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The occurrence of a Change of Control could result in a default under the Senior Credit Agreement or other Senior Debt. In addition, the Senior Credit Agreement or other Senior Debt could restrict the Issuers' ability to repurchase Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Issuers are prohibited from repurchasing Notes, the Issuers could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from repurchasing Notes. In such case, the Issuers' failure to make a Change of Control Offer or to repurchase Notes tendered in a Change of Control Offer would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under the Senior Credit Agreement or other Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "--Subordination." Finally, the Issuers' ability to repurchase Notes upon a Change of Control may be limited by the Issuers' then existing financial resources.

    Notwithstanding the foregoing, the Issuers are not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    Asset Sales. The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, engage in an Asset Sale unless
(i) the Issuers or the Restricted Subsidiary, as the case may be, receive (a) consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of or (b) in the case of a lease of assets, a lease providing for rent and other consideration which are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than the then prevailing market conditions (in the case of either (a) or (b), evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) and
(ii) at least 75% of the consideration therefor received by the Issuers or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Issuers' or such Restricted Subsidiary's most recent balance sheet) of the Issuers or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuers or such Restricted Subsidiary from further

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liability and (b) any notes or other obligations received by the Issuers or such
Restricted Subsidiary from such transferee that are promptly (but in any event, within 30 days) converted by the Issuers or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision; and provided, further, that contingent liabilities that are assumed by the transferee of any such assets shall not be deemed to be the receipt of consideration if such contingent liabilities are not shown as liabilities on the Issuers' or such Restricted Subsidiary's most recent balance sheet.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers may apply such Net Proceeds (a) to permanently reduce Senior Debt of the Issuers or long-term Indebtedness of a Restricted Subsidiary of the Company (and, in either case, to correspondingly reduce commitments with respect thereto) or (b) to an Investment in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in accordance with the provisions of the Indenture. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers are required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    Restricted Payments. The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly,
(i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity or scheduled sinking fund payments set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such

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    Restricted Payment had been made at the beginning of such four-quarter period, would have been more than 2.0 to 1; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the date of the Indenture (including Restricted Payments permitted by clause (vi) of the next succeeding paragraph but excluding the Restricted Payments permitted by clauses (i)-(v) and (vii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds, or the fair market value of assets (as determined in good faith by the Management Committee), received by the Company from capital contributions or the issue or sale after the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the net cash proceeds received by the Company from a distribution by, or from the sale or other liquidation of, any Restricted Investment or Unrestricted Subsidiary.

    The foregoing provisions do not prohibit (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the making of any Restricted Investment or the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, a substantially concurrent capital contribution or sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or a substantially concurrent capital contribution or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iv) so long as the Company is treated as a partnership for United States federal income tax purposes, distributions to members of the Company in an amount not to exceed the Tax Amount for such period; (v) the payment of fees to (a) Vestar and its Affiliates pursuant to the Management Agreement as in effect on the date of the Indenture; provided no such payment in excess of $500,000 shall be permitted in any fiscal year if at the time of such payment a Default in the payment of principal of, or interest, premium or Liquidated Damages (if any) on, the Notes shall have occurred and be continuing, and (b) RPI and its Affiliates pursuant to the Consulting Agreement as in effect on the date of the Indenture; provided no such payment in excess of $500,000 shall be permitted in any fiscal year if at the time of such payment a Default in the payment of principal of, or interest, premium or Liquidated Damages (if any) on, the Notes shall have occurred and be continuing; (vi) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's or any of its Subsidiaries' management (other than an Affiliate of Vestar or RPI) upon the death, disability or termination of employment of such member of management pursuant to a management equity subscription agreement or option agreement; provided that the aggregate price paid for all such Equity Interests shall not exceed $500,000 in any fiscal year, plus any amount available for such payments hereunder since the date of the Indenture which have not been used for such purpose, plus the cash proceeds received by the Company from any subsequent reissuance of such Equity Interests to members of management of the Company or any of its

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Subsidiaries; and (vii) so long as no Default or Event of Default has occurred and is continuing, Restricted Investments in an aggregate amount not to exceed $10.0 million.

    The Management Committee may designate any Restricted Subsidiary, other than Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuers and their Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

    Incurrence of Indebtedness. The Indenture provides that the Issuers will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and will not permit any of their Restricted Subsidiaries to issue any preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Issuers and any of their Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and the Issuers' Restricted Subsidiaries may issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued at the beginning of such four-quarter period; provided, further, however, that the amount of such Indebtedness, together with any Indebtedness incurred pursuant to clause (i) below, that is incurred by Restricted Subsidiaries of the Issuers that are not Guarantors shall not exceed the sum of $15.0 million plus, with respect to each such Restricted Subsidiary, the Subsidiary Debt Limit.

    The foregoing provisions will not apply to:

        (i) the incurrence by the Issuers and their Restricted Subsidiaries of Indebtedness pursuant to bank lines of credit (including revolving and term loans) in an amount not to exceed the greater of (a) $110.0 million at any time outstanding, less the aggregate amount of all permanent reductions thereto pursuant to the covenant described under "--Repurchase at the Option of Holders--Asset Sales," and (b) the Borrowing Base of the Company; provided that, in either case, the aggregate amount of such Indebtedness, together with any Indebtedness incurred pursuant to the preceding paragraph, that is incurred by Restricted Subsidiaries of the Company that are not Guarantors shall not exceed the sum of $15.0 million plus, with respect to each such Restricted Subsidiary, the Subsidiary Debt Limit;

        (ii) the incurrence by the Issuers and their Subsidiaries of Existing Indebtedness;

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
        (iii) the incurrence by the Issuers of Indebtedness represented by the Notes and the Indenture;

        (iv) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding; provided that the aggregate amount of such Indebtedness that is incurred by Restricted Subsidiaries of the Company that are not Guarantors shall not exceed $5.0 million at any one time outstanding;

        (v) the incurrence of intercompany Indebtedness between or among the Issuers and any of their Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Wholly Owned Restricted Subsidiary of an Issuer, or any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Wholly Owned Restricted Subsidiary of an Issuer, shall be deemed to constitute an incurrence of such Indebtedness by the Issuers or such Restricted Subsidiary, as the case may be;

        (vi) the incurrence by the Issuers or any of their Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or for the purpose of fixing or hedging any currency exchange rate risk;

        (vii) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness arising from indemnification, purchase price adjustment or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing the performance by the Company or any of its Restricted Subsidiaries of any such obligations, pursuant to agreements relating to the disposition of any business, assets or Subsidiary of the Company;

        (viii) the incurrence by the Company of Indebtedness to members of management of the Company or any of its Restricted Subsidiaries in connection with the repurchase of Equity Interests of the Company in an amount not to exceed $2.5 million at any one time outstanding; provided that
    (a) the instrument pursuant to which such Indebtedness is incurred expressly states that such Indebtedness is subordinated in right of payment to the Notes at least to the extent that the Notes are subordinated to Senior Debt of the Company and (b) such Indebtedness has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes;

        (ix) the incurrence by the Issuers and their Restricted Subsidiaries of Indebtedness and the issuance by the Issuers' Restricted Subsidiaries of preferred stock (in addition to any other Indebtedness and preferred stock permitted by any other clauses of this paragraph) in an amount not to exceed $10.0 million at any one time outstanding;

        (x) the incurrence by the Issuers or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred; and

        (xi) the incurrence by the Issuers' Unrestricted Subsidiaries of Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers.

    Liens. The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuers or any of their Restricted Subsidiaries, (ii) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Agreement as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof that contain restrictions that are no more restrictive than those contained in the Senior Credit Agreement as in effect on the date of the Indenture, (b) agreements existing and as in effect on the date of the Indenture, (c) any instrument governing Indebtedness permitted to be incurred pursuant to the terms of the Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any restriction or encumbrance contained in contracts for the sale of assets permitted by the Indenture; provided that such restrictions relate only to the assets being sold pursuant to such contracts and (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

    Merger, Consolidation, or Sale of Assets. The Indenture provides that neither Issuer may consolidate or merge with or into (whether or not such Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless (i) such Issuer is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and
(iv) except in the case of (a) a merger of such Issuer with or into a Wholly Owned Restricted Subsidiary of such Issuer or (b) a merger of the Company with and into a newly formed corporation that (1) prior to such merger, has no liabilities or (2) owns 100% of the Capital Stock of the Company and conducts no business other than holding such Capital Stock, in either case, for the purpose of reorganizing the Company as or into a corporation, such Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness."

    Transactions with Affiliates. The Indenture provides that neither Issuer will, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) such Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Committee and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any compensation paid to, indemnity provided on behalf of, or employment agreement entered into with, any officer or director of the Issuers or any of their Restricted Subsidiaries in the ordinary course of business, (2) transactions between or among the Issuers and their Restricted Subsidiaries and (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

    Limitation on Other Senior Subordinated Debt. The Indenture provides that the Issuers will not, and will not permit any Guarantor to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Issuers or such Guarantor, as the case may be, and senior in any respect in right of payment to the Notes or the Guarantees thereof by the Guarantors.


    Subsidiary Guarantees. The Indenture provides that if the Issuers or any of their Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture or designate an Unrestricted Subsidiary to be a Restricted Subsidiary, then such Subsidiary shall execute a Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture, pursuant to which such Subsidiary shall become a Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described above under the caption "--Subordination"), of the Issuers' payment obligations under the Notes and the Indenture; provided, that this covenant shall not apply to any Subsidiary (i) that is incorporated in any jurisdiction outside the United States or (ii) that has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary. Such Guarantee shall be a continuing, absolute, unconditional and joint and several guarantee of payment. Upon the creation or acquisition of any Subsidiary after the date of the Indenture or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Issuers will deliver to the Trustee an Opinion of Counsel to the effect that the provisions of this covenant have been complied with and that the Guarantee of the Guarantor constitutes a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.


    The Indenture provides that, in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such

Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. In addition, the Indenture provides that, in the event the Management Committee designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Guarantee; provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

ACTIVITIES OF INTELLECTUAL PROPERTY SUBSIDIARIES

    The Indenture provides that, for so long as the Company's Subsidiaries holding Remington's intellectual property are Restricted Subsidiaries of the Company and not Subsidiary Guarantors, the Company will not permit such Subsidiaries to engage in any material operations, other than owning the intellectual property relating to the business of the Company and its Restricted Subsidiaries and licensing such intellectual property to the Company and its Restricted Subsidiaries.

RESTRICTIONS ON ACTIVITIES OF CAPITAL

    The Indenture provides that Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Capital may be a co-obligor or guarantor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are retained by the Company or loaned to one or more of the Company's Restricted Subsidiaries other than Capital.

PAYMENTS FOR CONSENT

    The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, the Issuers will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes (whether or not

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prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Issuers to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments" or "--Certain Covenants-- Incurrence of Indebtedness;" (iv) failure by the Issuers for 30 days after notice to comply with any of their other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or premium, if any, or interest, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Guarantee of a Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable five days after delivering a notice of acceleration to the Company and to the agent for the lenders under the Senior Credit Agreement (provided, that the Notes shall become due and payable immediately if any Senior Debt has been or is accelerated following delivery of a notice of acceleration). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or premium, interest or Liquidated Damages (if any) on, the Notes.

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    The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND
STOCKHOLDERS

    No director, officer, employee, incorporator, partner or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, interest and Liquidated Damages (if any) on, the Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, interest and Liquidated Damages (if any) on, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any

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time in the period ending on the 91st day after the date of deposit; (v) such
Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; (vi) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Certain Covenants--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium, interest or Liquidated Damages (if any) on, the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Certain Covenants--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) requires the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Senior Subordinated Notes.

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
    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Remington Products Company, 60 Main Street, Bridgeport, Connecticut 06604, Attention: General Counsel.

BOOK-ENTRY, DELIVERY AND FORM

    The Notes to be resold as set forth herein will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the date of the closing of the sale of the Notes offered hereby (the "Closing Date") with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

    Notes that are issued as described below under "--Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

    The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a

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
Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

    The Issuers expect that pursuant to procedures established by the Depositary
(i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

    So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

    Payments in respect of the principal of, and premium, interest and Liquidated Damages (if any) on, any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Issuers believe, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

    Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

    Neither the Issuers nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Issuers and the Trustee may

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conclusively rely on, and will be protected in relying on, instructions from the
Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Issuers will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Issuers expect that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Acquisition Debt" means, with respect to any Person, the aggregate of the amount of Indebtedness incurred and the liquidation preference of preferred stock issued by such Person and its Restricted Subsidiaries to finance or in contemplation of the acquisition of the assets of any business, the acquisition of such Person or the acquisition of any other Person that becomes a Restricted Subsidiary of such Person (whether accomplished by asset purchase, merger or stock purchase); provided that such acquisition constitutes a Permitted Investment; and provided, further, that Acquisition Debt shall include Indebtedness incurred and preferred stock issued as interest on or dividends with respect to Acquisition Debt.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by

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the Issuers or any of their Subsidiaries of Equity Interests of any of the
Issuers' Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) the sale of inventory or obsolete equipment in the ordinary course of business, (ii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (iii) the grant in the ordinary course of business of, or lapse of, any license of patents, trademarks and other similar intellectual property, (iv) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary, (v) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary and (vi) a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments."

    "Beneficial Owner" (including, with correlative meanings, "Beneficially Owned" and "Beneficial Ownership") means, with respect to any Capital Stock, a "person," as such term is used in Section 13(d)(3) of the Exchange Act, that is a "beneficial owner," as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, of such Capital Stock.

    "Borrowing Base" means, with respect to any Person as of any date, an amount equal to the sum of (i) 85% of the face amount of Eligible Accounts Receivable of such Person and its Restricted Subsidiaries and (ii) 60% of the book value (calculated on a first-in, first-out basis) of Eligible Inventory of such Person and its Restricted Subsidiaries, in each case, determined as of the end of the most recently completed month preceding such date for which internal financial statements are available.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

    "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) prior to the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) the Principal ceases to have sufficient voting power (including, without limitation, by

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contractual arrangement) to elect a majority of the members of the Management
Committee or (b) the Principal sells, grants an option to sell, pledges or otherwise disposes of more than 20% of the amount of its Investment in the Company as of the Closing Date (other than in connection with an Initial Public Offering and sales or other dispositions of Capital Stock that do not result in the Principal no longer Beneficially Owning such Capital Stock), (iv) following the consummation of an Initial Public Offering, the Company becomes aware (by way of a report or other filing with the Commission or otherwise) that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principal, has become the Beneficial Owner, directly or indirectly, of
(a) more than 35% of the voting power of the voting Capital Stock of the Company and (b) more of the voting power of the voting Capital Stock of the Company than is Beneficially Owned by the Principal, (v) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital, other than by reason of a merger of Capital with and into a corporate successor to the Company, and (vi) the first day on which more than one-third of the members of the Management Committee are not Continuing Members; provided, however, that the Principal shall be deemed to be the Beneficial Owner of the voting power of voting Capital Stock if (a) the Principal retains the right (by contractual arrangement or otherwise) to vote such Capital Stock and (b) the Principal Beneficially Owns at least 10% of the common Equity Interests of the Company (excluding Capital Stock the Principal may be deemed to Beneficially Own solely because it has the contractual right to vote such Capital Stock).

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) and Excluded Obligations of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization, other non-cash charges and Excluded Obligations of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuers by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar

                                       80
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distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Issuers or their Restricted Subsidiaries.

    "Consolidated Net Worth" means, with respect to any Person, the amount by which the total assets of such Person and its Restricted Subsidiaries exceed the sum of (i) the total liabilities of such Person and its Restricted Subsidiaries plus (ii) any Disqualified Stock of such Person and its Restricted Subsidiaries (other than any such Disqualified Stock issued to such Person or any of its Restricted Subsidiaries), in each case determined in accordance with GAAP.

    "Continuing Member" means, as of any date of determination, any member of the Management Committee who (i) was a member of the Management Committee on the date of the Indenture or (ii) was nominated for election to the Management Committee with the approval of at least a majority of the Continuing Members who were members of the Management Committee at the time of such nomination or election.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Designated Senior Debt" means (i) Indebtedness under the Senior Credit Agreement and (ii) any other Senior Debt permitted to be incurred by the Issuers under the terms of the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Management Committee as "Designated Senior Debt."

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Excluded Obligations" means the obligations of the Company listed on Annex A to the Indenture that will reduce the amounts of the distributions to Remsen and RPI.

    "Existing Indebtedness" means Indebtedness of the Issuers and their Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

    "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; provided, however, that (i) in the event that such Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems any preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; (ii) in the event that such Person or any of its Restricted Subsidiaries makes any acquisitions or dispositions (including Asset

Sales), including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such acquisitions or dispositions (including, without limitation, any cost savings or other reductions and any additional expenses accounted for on an annualized basis which, in the good faith estimate of the Management Committee, will be eliminated or realized within six months after the date of such transaction), as if the same had occurred at the beginning of the applicable four-quarter reference period, and, in the case of acquisitions, Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "Fixed Charges" means, with respect to any Person for any period, the sum of (without duplication) (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding all other amortization of debt issuance costs) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person (other than payments to such Person and its Wholly Owned Restricted Subsidiaries), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership, the combined federal, state and local tax rate to which such Person would be subject if it were a Delaware corporation), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantor" means each Subsidiary that executes a Guarantee of the Issuers' payment obligations under the Notes and the Indenture in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

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
    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

    "Initial Public Offering" means an underwritten public offering of common Capital Stock of the Company registered under Securities Act (other than a public offering registered on Form S-8 under the Securities Act) that results in net proceeds of at least $25.0 million to the Company.

    "Investments" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable in accordance with GAAP) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Issuers or any of their Restricted Subsidiaries for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company shall not be deemed to be an Investment. If the Issuers or any of their Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of either Issuer, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "Management Committee" means (i) for so long as the Company is a limited liability company, the committee appointed pursuant to Section 6.1 of the LLC Agreement, and (ii) otherwise the board of directors of the Company.

    "Net Income" means, with respect to any Person for any period, (i) the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (but not loss), less (ii) in the case of any Person that is treated as a partnership for United States federal or state income tax purposes, the Tax Amount of such Person for such period.

    "Net Proceeds" means the aggregate cash proceeds received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes or Tax Distributions paid or payable by the Issuers or any of their Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), any purchase money obligations relating to the assets comprising such Asset Sale (to the extent repaid with the proceeds thereof) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuers or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of their Restricted Subsidiaries.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Permitted Investments" means (i) any Investment in the Issuers or in a Wholly Owned Restricted Subsidiary of the Issuers; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Issuers or any of their Restricted Subsidiaries in a Person if, as a result of such Investment, (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (v) advances and loans to employees of the Company and its Restricted Subsidiaries in the ordinary course of business; (vi) Investments acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (b) as a result of a foreclosure by the Company or such Restricted Subsidiary or other transfer of title with respect to any secured Investment in default; and (vii) any Hedging Obligation.

    "Permitted Liens" means (i) Liens securing Senior Debt and Indebtedness of Restricted Subsidiaries that is permitted to be incurred pursuant to the Indenture; (ii) Liens securing Indebtedness that is pari passu in right of payment with the Notes; provided that the Notes are equally and ratably secured,
(iii) Liens in favor of the Issuers or any of their Restricted Subsidiaries;
(iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any of their Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuers or any such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Issuers or any of their Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness" covering only the assets acquired with such Indebtedness; (viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens of landlords or of mortgagees of landlords arising by operation of law; provided that the rental payments secured thereby are not yet due and payable; (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xiii) judgement or attachment Liens not giving rise to an Event of Default; (xiv) Liens arising out of the purchase, consignment, shipment or storage of inventory or other goods in the ordinary course of business; (xv) any interest or title of a lessor in property subject to any Capital Lease Obligation or other lease; (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and (xvii) Liens incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers or any such Restricted Subsidiary.

    "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Issuer or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Principal" means Vestar Equity Partners, L.P.

    "Restricted Investment" means an Investment other than a Permitted
Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

    "Senior Credit Agreement" means the Senior Credit Agreement, to be dated May 23, 1996, among the Company, Fleet National Bank and Banque Nationale de Paris, as Co-Documentation Agents, and Chemical Bank, as Administrative Agent, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof.

    "Senior Debt" means (i) Indebtedness under the Senior Credit Agreement and
(ii) any other Indebtedness permitted to be incurred by the Issuers under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of the Issuers. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Issuers, (b) any Indebtedness of the Issuers to any of their Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "Subsidiary Debt Limit" means, with respect to any Restricted Subsidiary that is not a Guarantor, the sum of (i) the Borrowing Base of such Restricted Subsidiary, plus (ii) the amount of Acquired Debt of such Restricted Subsidiary (excluding Indebtedness incurred in connection with or in contemplation of the merger or acquisition of such Restricted Subsidiary with or by the Company or any of its Restricted Subsidiaries), plus (iii) Acquisition Debt of such Restricted Subsidiary.

    "Tax Amount" means, with respect to any period, the amount of distributions in respect of taxes for such period required pursuant to Section 5.5 of the LLC Agreement as in effect on the date of the Indenture.

    "Tax Distribution" means a distribution in respect of taxes to the partners of the Company pursuant to clause (iv) of the second paragraph of the covenant entitled "Restricted Payments."

    "Unrestricted Subsidiary" means any Subsidiary, other than Capital, that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is not party to any agreement, contract, arrangement or understanding with the Issuers or any of their Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers, (iii) is a Person with respect to which neither the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (iv) is not a guarantor of, and is not otherwise directly or indirectly providing credit support for, any Indebtedness of the Issuers or any of their Restricted Subsidiaries and (v) has at least one director on its board of directors that is not a director or executive officer of the Issuers or any of their Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Issuers or any of their Restricted Subsidiaries. Any such designation by the Management Committee shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuers as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness," the Issuers shall be in default of such covenant). The Management Committee may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness" and (ii) no Default or Event of Default would be in existence following such designation.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding common Capital Stock or other common ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and the Wholly Owned Restricted Subsidiaries of such Person.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Old Notes were originally sold by the Issuers on May 23, 1996 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. In connection with the Transactions, the Initial Purchaser provided financial advisory services to Remington Products Company, L.L.C., for which it received customary fees. In addition, certain affiliates of the Initial Purchaser made an investment in the Vestar Members. As a condition to the Purchase Agreement, the Issuers entered into the Registration Rights Agreement with the Initial Purchaser (the "Registration Rights Agreement") pursuant to which the Issuers have agreed, for the benefit of the holders of the Old Notes, at the Issuers' cost, to use their best efforts to (i) file the Exchange Offer Registration Statement within 45 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the New Notes, (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Closing Date. Upon the Exchange Offer Registration Statement being declared effective, the Issuers will offer the New Notes in exchange for surrender of the Old Notes. The Issuers will keep the Exchange Offer open for not less than 20 calendar days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Issuers pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each Old Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue. Interest on each New Note will accrue from the date of its original issue.

    Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Notes would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Issuers or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

    As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Issuers or any "affiliate" of the Issuers (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

    In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Issuers to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated or if any holder of the Old Notes (other than an "affiliate" of the Issuers or the Initial Purchaser) is not eligible to participate in the Exchange Offer, the Issuers will (a) file the Shelf Registration Statement Registration Statement covering resales of the Old Notes, (b) use their reasonable best efforts to cause the Shelf Registration Statement Registration Statement to be declared effective under the Securities Act, and (c) use their reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of three years after its effective date and such time as all of the applicable Old Notes have been sold thereunder. The Issuers will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resale of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement permit generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

    The Registration Rights Agreement provides that (i) the Issuers will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Issuers will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission (the "Exchange Offer Effectiveness Date"), New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Issuers will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and in any event within 120 days after the Closing Date) and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Issuers fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Issuers fail to Consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay Liquidated Damages to each Holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Issuers on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Old Notes will be required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

    Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

    As of the date of this Prospectus, $130,000,000 aggregate principal amount of Old Notes were outstanding. The Issuers have fixed the close of business on
     , 1996 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

    Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, the Limited Liability Company Act of Delaware or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Issuers.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
     1996, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE NEW NOTES

    The New Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes on November 15, 1996. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

    Interest on the New Notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 1996.

PROCEDURES FOR TENDERING

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

    By executing the Letter of Transmittal, each holder will make to the Issuers the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

    The tender by a holder and the acceptance thereof by the Issuers will constitute agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

    The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their subsidiaries; or

        (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

        (c) any governmental approval has not been obtained, which approval the Issuers shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If the Issuers determine in their reasonable discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

    The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


                  By Mail:                           Overnight Courier:

            The Bank of New York                    The Bank of New York
           Reorganization Section                  Reorganization Section
             101 Barclay Street                      101 Barclay Street
                   7 East                                  7 East
          New York, New York 10286                New York, New York 10286
          Attention: Enrique Lopez                Attention: Enrique Lopez
 (registered or certified mail recommended)

                  By Hand:                         Facsimile Transmission:
            The Bank of New York                       (212) 571-3080
           Reorganization Section             (For Eligible Institutions Only)
             101 Barclay Street                   Attention: Enrique Lopez
                   7 East
          New York, New York 10286
          Attention: Enrique Lopez

                             Confirm by Telephone:
                                 (212) 815-2742

    DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Issuers (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE NEW NOTES

    With respect to resales of New Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives New Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of
Section 10 of the Securities Act. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

    As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Issuers recommend that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

    The Issuers believe that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

    Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
            , 1996 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a prospectus.

    The Issuers will not receive any proceeds from any sales of the New Notes by Participating Broker Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

    The validity of the issuance of the New Notes will be passed upon for the Company by Kirkland & Ellis, New York, New York. Certain partners of Kirkland & Ellis have invested in the Vestar Members.

                                    EXPERTS

    The consolidated financial statements of Remington Products Company and its subsidiaries as of December 31, 1994 and 1995 and for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated balance sheet of Remington Products Company, L.L.C. and Remington Capital Corp., its wholly owned subsidiary as of May 16, 1996 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                      PAGES
                                                                                    ----------

CONSOLIDATED FINANCIAL STATEMENTS OF REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES

    Report of Independent Accountants............................................      F-2

    Consolidated Balance Sheets as of December 31, 1994 and 1995.................      F-3

    Consolidated Statements of Operations for the year ended September 30, 1993, three months ended December 31, 1993 and the years ended December 31, 1994
      and 1995...................................................................      F-4

    Consolidated Statements of Total Partners' Capital for the year ended
      September 30, 1993, three months ended December 31, 1993 and the years
      ended December 31, 1994 and 1995...........................................      F-5

    Consolidated Statements of Cash Flows for the year ended September 30, 1993, three months ended December 31, 1993 and the years ended December 31, 1994
      and 1995...................................................................      F-6

    Notes to Consolidated Financial Statements...................................      F-7

CONSOLIDATED FINANCIAL STATEMENTS OF REMINGTON PRODUCTS COMPANY, L.L.C. AND
  REMINGTON CAPITAL CORP., ITS WHOLLY OWNED SUBSIDIARY

    Independent Auditors' Report.................................................      F-18

    Consolidated Balance Sheet as of May 16, 1996................................      F-19

    Notes to Consolidated Balance Sheet..........................................      F-20

    Unaudited Consolidated Balance Sheet as of June 29, 1996.....................      F-22

    Unaudited Consolidated Statements of Operations for the six months ended July
      1, 1995, the 21 weeks ended May 23, 1996 and the five weeks ended June 29,
      1996.......................................................................      F-23

    Unaudited Consolidated Statements of Cash Flows for the six months ended July
      1, 1995, the 21 weeks ended May 23, 1996 and the five weeks ended June 29,
      1996.......................................................................      F-24

    Notes to Unaudited Consolidated Financial Statements.........................      F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee of
  REMINGTON PRODUCTS COMPANY:

    We have audited the accompanying consolidated balance sheets of Remington Products Company and Subsidiaries (the "Company") as of December 31, 1994 and 1995, and the related consolidated statements of operations, total partners' capital and cash flows for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995. These financial statements are the responsibility of management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Remington Products Company and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
March 4, 1996.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                            1994        1995
                                                                          --------    --------
                                ASSETS:
Current assets:
  Cash and cash equivalents............................................   $  7,622    $  6,804
  Accounts receivable, net of allowance for doubtful accounts of $1,461 and $1,366 and allowances for cash discounts, returns and claims of
    $7,917 and $7,852, at December 31, 1994 and 1995, respectively.....     55,451      69,414
  Inventory............................................................     56,255      53,739
  Deferred income taxes................................................      --            792
  Prepaid expenses.....................................................      1,484       3,061
                                                                          --------    --------
      Total current assets.............................................    120,812     133,810
Property, plant and equipment, net.....................................     14,653      14,544
Goodwill, net of accumulated amortization of $2,423 and $4,078.........     23,012      21,082
Other assets...........................................................      2,066       1,486
                                                                          --------    --------
      Total assets.....................................................   $160,543    $170,922
                                                                          --------    --------
                                                                          --------    --------
                  LIABILITIES AND PARTNERS' CAPITAL:
Current liabilities:
  Short-term debt and current portion of long-term debt................   $ 14,490    $ 50,440
  Trade accounts payable...............................................     21,445       9,835
  Accrued advertising and promotion expenses...........................      9,549      11,338
  Accrued compensation and other expenses..............................     11,709      10,897
  Income and other taxes payable.......................................        757       4,077
                                                                          --------    --------
      Total current liabilities........................................     57,950      86,587
Long-term debt.........................................................     40,603       6,550
Other noncurrent liabilities...........................................      2,026       1,840
                                                                          --------    --------
      Total liabilities................................................    100,579      94,977
                                                                          --------    --------
Commitments and contingencies (Note 7).................................      --          --
Partners' capital:
  Partners' capital....................................................     59,496      76,736
  Cumulative translation adjustment....................................        468        (791)
                                                                          --------    --------
      Total partners' capital..........................................     59,964      75,945
                                                                          --------    --------
      Total liabilities and partners' capital..........................   $160,543    $170,922
                                                                          --------    --------
                                                                          --------    --------

   The accompanying notes are an integral part of the consolidated financial statements.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1993,
                      THREE MONTHS ENDED DECEMBER 31, 1993
                   AND YEARS ENDED DECEMBER 31, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                    THREE             YEAR ENDED
                                                 YEAR ENDED      MONTHS ENDED        DECEMBER 31,
                                                SEPTEMBER 30,    DECEMBER 31,    --------------------
                                                    1993             1993          1994        1995
                                                -------------    ------------    --------    --------
Net sales....................................     $ 156,665        $ 71,152      $261,446    $255,323
Cost of sales................................        85,682          39,001       150,104     143,203
                                                -------------    ------------    --------    --------
      Gross profit...........................        70,983          32,151       111,342     112,120
                                                -------------    ------------    --------    --------
Operating expenses:
  Advertising and promotion..................        21,723          14,401        35,774      33,035
  Selling and marketing......................        23,885           7,795        32,935      34,150
  General and administrative.................        17,099           4,347        19,825      16,764
  Goodwill amortization......................           595             149         1,580       1,655
                                                -------------    ------------    --------    --------
                                                     63,302          26,692        90,114      85,604
                                                -------------    ------------    --------    --------
      Operating profit.......................         7,681           5,459        21,228      26,516
Other (income) expense:
  Interest expense...........................         4,066           1,248         6,414       7,604
  Interest income............................           (57)             (5)         (276)       (341)
  Other, net.................................           499               1          (721)        749
                                                -------------    ------------    --------    --------
                                                      4,508           1,244         5,417       8,012
                                                -------------    ------------    --------    --------
      Income before provision for income
taxes........................................         3,173           4,215        15,811      18,504
Provision for income taxes...................           152             191         1,086       1,264
                                                -------------    ------------    --------    --------
      Net income.............................     $   3,021        $  4,024      $ 14,725    $ 17,240
                                                -------------    ------------    --------    --------
                                                -------------    ------------    --------    --------

   The accompanying notes are an integral part of the consolidated financial statements.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF TOTAL PARTNERS' CAPITAL
                     FOR THE YEAR ENDED SEPTEMBER 30, 1993,
                      THREE MONTHS ENDED DECEMBER 31, 1993
                   AND YEARS ENDED DECEMBER 31, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                      THREE            YEAR ENDED
                                                   YEAR ENDED      MONTHS ENDED       DECEMBER 31,
                                                  SEPTEMBER 30,    DECEMBER 31,    ------------------
                                                      1993             1993         1994       1995
                                                  -------------    ------------    -------    -------
Total Partners' capital, beginning of period...      $40,255         $ 39,364      $43,795    $59,964
  Net income...................................        3,021            4,024       14,725     17,240
  Partners' distribution.......................       (2,698)          (1,000)        (401)     --
  Partners' contribution.......................       --                1,000        --         --
  Change in cumulative translation
adjustment.....................................       (1,214)             407        1,845     (1,259)
                                                  -------------    ------------    -------    -------
Total Partners' capital, end of period.........      $39,364         $ 43,795      $59,964    $75,945
                                                  -------------    ------------    -------    -------
                                                  -------------    ------------    -------    -------

   The accompanying notes are an integral part of the consolidated financial statements.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1993,
                      THREE MONTHS ENDED DECEMBER 31, 1993
                   AND YEARS ENDED DECEMBER 31, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                         THREE            YEAR ENDED
                                                      YEAR ENDED      MONTHS ENDED       DECEMBER 31,
                                                     SEPTEMBER 30,    DECEMBER 31,    ------------------
                                                         1993             1993         1994       1995
                                                     -------------    ------------    -------    -------
Cash flows from operating activities:
 Net income.......................................      $ 3,021         $  4,024      $14,725    $17,240
 Adjustment to reconcile net income to net cash
   provided by (used in) operating activities:
   Depreciation and goodwill amortization.........        2,283              796        4,243      4,938
   Amortization of deferred financing costs.......          661              211          688        690
   Deferred income taxes..........................       --               --            --          (735)
   Changes in assets and liabilities:
     Receivables..................................        5,776           (6,916)       8,446    (13,955)
     Inventory....................................        2,842            4,041       (3,578)       299
     Prepaid expenses.............................           13              (37)       2,031        183
     Trade accounts payable.......................       (4,792)          (1,117)        (604)   (11,605)
     Accrued expenses and other current
liabilities.......................................        1,501            7,570      (10,966)     3,579
     Other, net...................................         (418)             244         (160)        19
                                                         ------       ------------    -------    -------
       Net cash provided by operating
activities........................................       10,887            8,816       14,825        653
                                                         ------       ------------    -------    -------
Cash flows from investing activities:
 Purchase of Clairol Appliance Division...........       --              (36,540)       --         --
 Proceeds from receivable from Bristol-Meyers
   Squibb Company.................................       --               --            9,260      --
 Capital expenditures.............................       (2,887)          (1,342)      (4,356)    (3,291)
                                                         ------       ------------    -------    -------
       Net cash provided by (used in) investing
activities........................................       (2,887)         (37,882)       4,904     (3,291)
                                                         ------       ------------    -------    -------
Cash flows from financing activities:
 Proceeds from term loans.........................       --                7,500        --         --
 Partners' distributions..........................       (2,698)          (1,000)        (401)     --
 Partners' contribution...........................       --                1,000        --         --
 Repayment of term loans..........................       (3,406)            (825)      (3,475)   (13,550)
 Net borrowings (repayments) under revolving
   credit agreements..............................         (848)          23,475      (13,569)    14,965
 Other, net.......................................           14              301          319        354
                                                         ------       ------------    -------    -------
       Net cash provided by (used in) financing
activities........................................       (6,938)          30,451      (17,126)     1,769
                                                         ------       ------------    -------    -------
Effect of exchange rate changes on cash
balances..........................................          118               19            4         51
                                                         ------       ------------    -------    -------
       Increase (decrease) in cash and cash
equivalents.......................................        1,180            1,404        2,607       (818)
Cash and cash equivalents, beginning of year......        2,431            3,611        5,015      7,622
                                                         ------       ------------    -------    -------
     Cash and cash equivalents, end of year.......      $ 3,611         $  5,015      $ 7,622    $ 6,804
                                                         ------       ------------    -------    -------
                                                         ------       ------------    -------    -------
Supplemental cash flow information:
 Cash paid during the year for:
   Interest.......................................      $ 4,135         $    878      $ 5,244    $ 6,936
   Income taxes...................................      $   436         $    719      $   995    $ 1,073

   The accompanying notes are an integral part of the consolidated financial statements.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. BACKGROUND AND BASIS OF PRESENTATION

    On August 18, 1992, Remington Products, Inc. ("RPI") and Remsen Partners ("Remsen"), pursuant to the terms of Joint Venture and Partnership Agreements, established Remington Products Company ("RPC"), a partnership in which RPI and Remsen each own a fifty percent interest and whose purpose is to own and operate the manufacturing, merchandising and service store operations contributed by RPI to RPC.

    RPC manufactures and markets electrical personal care appliances. RPC has manufacturing and merchandising operations in the United States and merchandising subsidiaries in the United Kingdom, Canada, Germany, Australia and New Zealand and a branch operation in France. A branch operation in Japan was closed during 1995. RPC also sells directly to the consumer through its service stores.

    RPI's net assets contributed to RPC were recorded at $19,720, which was equivalent to the cash contributed by Remsen to the venture for its fifty percent interest. Accordingly, the assets and liabilities contributed by RPI were recorded at their estimated fair values in the balance sheet and the excess of the aggregate fair value over the fair value of tangible assets and liabilities contributed has been recorded as goodwill, which is being amortized over 30 years.

    The Joint Venture and Partnership Agreements provide for, among other things, a management committee, allocations of net profit or loss based upon respective partnership interests and allocation of proceeds upon occurrence of a capital transaction, as defined, such as debt refinancing or sale of property not in the ordinary course of business.

    On December 23, 1993, RPC completed the purchase of substantially all the assets and assumed certain liabilities of the worldwide personal appliance division of Clairol from Bristol-Meyers Squibb Company. The price was determined based upon a formula related to the net assets of the acquired appliance division and resulted in a net cash cost of $27,280. Approximately $9,260 of an initial purchase deposit of $36,540 was refunded to RPC in January 1994, based upon the aforementioned formula. RPC has recorded goodwill of approximately $7,100, which is being amortized over 10 years.

    During 1993, RPC elected to change its fiscal year-end from September 30 to December 31.

2. SUMMARY OF ACCOUNTING POLICIES

    A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

  General:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Such estimates include reserves for sales returns, claims and bad debts to record accounts receivable at net realizable value, inventory valuation reserves and accruals for advertising and promotion programs. Actual results for future periods could differ from those estimates.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)
  Principles of Consolidation:

    RPC consolidates the accounts of all subsidiaries. All intercompany transactions and balances have been eliminated.

  Translation of Foreign Currencies:

    RPC considers the functional currency for substantially all of its foreign operations to be the local currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each balance sheet date. Income statement accounts are translated at the weighted average exchange rate for the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the cumulative translation adjustment account in partners' capital. Foreign currency transaction gains and losses are recognized in earnings.

  Cash and Cash Equivalents:

    All highly liquid debt instruments purchased with a maturity of three months from their date of acquisition or less are considered cash equivalents.

  Inventory:

    Domestic manufactured inventory is stated at the lower of cost or market, with cost determined by the last-in, first-out (LIFO) method. The inventories of foreign subsidiaries and purchased product for resale by the merchandising and service store operations are valued at the lower of cost or market utilizing the first-in, first-out (FIFO) method. Approximately 24% and 28% of the consolidated inventory is accounted for under the LIFO method as of December 31, 1994 and 1995, respectively.

  Property, Plant and Equipment:

    Property, plant and equipment is carried at cost, net of accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements. The cost and related accumulated depreciation of property and equipment are removed from the accounts upon retirement or other disposition; any resulting gain or loss is reflected in earnings.

  Goodwill:

    Goodwill is being amortized on a straight-line basis over periods of ten to thirty years. The Company periodically evaluates the recoverability of goodwill and measures the amount of impairment, if any, by assessing projected undiscounted cash flows related to the goodwill.

  Revenue Recognition:

    The Company recognizes revenue from product sales at the time of shipment. The Company has established programs which enable certain of its customers to return product. The effect of these programs is estimated, and current period sales are reduced accordingly.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)
  Advertising and Promotion Costs:

    Cost incurred for media advertising are expensed by the Company in the period that the advertising is first run. Costs incurred under the Company's cooperative advertising programs with customers and other promotion costs are expensed when related Company revenues are recognized.

  Pre-opening Costs for Service Stores:

    Costs incurred prior to the opening of a service store (excluding leasehold improvements) are expensed as incurred.

  Product Warranty Costs:

    The Company provides by a charge to income an amount it estimates will be needed to cover future warranty obligations for products sold.

  Income Taxes:

    In jurisdictions where Partnership status is not recognized or foreign corporate subsidiaries exist, deferred taxes on income are provided for temporary differences between the financial and tax bases of assets and liabilities.

  Recently Issued Accounting Standards:

    In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," ("FAS No. 121") was issued, effective January 1, 1996. FAS No. 121 requires that in the event certain facts and circumstances indicate an asset may be impaired, an evaluation of recoverability must be performed to determine whether or not the carrying amount of the asset is required to be written down. The Company does not expect the adoption of this statement to have a material effect on its financial condition or results of operations.

3. INVENTORY

    Inventory at December 31, 1994 and 1995 is comprised of:

                                                            1994       1995
                                                           -------    -------
Raw materials...........................................   $    14    $    38
Work in process.........................................     7,296      7,177
Finished goods..........................................    49,435     46,874
                                                           -------    -------
Inventory at FIFO cost, which approximates replacement
cost....................................................    56,745     54,089
Less, Amount to reduce domestic manufactured inventories
to LIFO cost............................................      (490)      (350)
                                                           -------    -------
                                                           $56,255    $53,739
                                                           -------    -------
                                                           -------    -------

    There were no significant profits from liquidations of LIFO inventories in any period presented.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

3. INVENTORY--(CONTINUED)

    A substantial portion of the Company's finished goods are manufactured for the Company by suppliers located in China, Japan and Thailand. The Company's three most significant suppliers of finished goods in the year ended September 30, 1993, three months ended December 31, 1993 and years ended December 31, 1994 and 1995 accounted for approximately 36%, 17%, 56% and 36%, respectively, of the Company's total cost of sales, with the largest supplier comprising approximately 19%, 8%, 27% and 18%, respectively, of the Company's total cost of sales. Any adverse change in the Company's relationships with these suppliers, the financial condition of such suppliers, the Company's ability to import outsourced products or the suppliers' ability to manufacture and deliver outsourced products on a timely basis would have a material adverse effect on the Company.

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at December 31, 1994 and 1995 is as follows:

                                                            1994       1995
                                                           -------    -------

Land and building.......................................   $ 6,249    $ 6,263
Leasehold improvements..................................     1,834      1,945
Machinery and equipment.................................     3,994      4,571
Tooling.................................................     4,368      6,226
Furniture, fixtures and other...........................     2,330      2,302
                                                           -------    -------
                                                            18,775     21,307
Less, Accumulated depreciation..........................    (4,122)    (6,763)
                                                           -------    -------
                                                           $14,653    $14,544
                                                           -------    -------
                                                           -------    -------

    Depreciation expense was $1,688, $647, $2,663 and $3,283 for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively.

5. DEBT

    Details of debt outstanding at December 31, 1994 and 1995 are as follows:

                                                                            1994        1995
                                                                          --------    --------
$55,000 revolving credit agreement due December 23, 1996, interest at
prime plus 1.75%.......................................................   $ 23,353    $ 39,252
Term loan due December 31, 1996, interest at prime plus 1.25% from July
  1, 1994 and prime plus 2.75% for the period January 1, 1994 through
June 30, 1994, due in quarterly installments through December 31,
1996...................................................................     17,050       7,000
Term loan due July 1, 1999, interest at prime plus 0.5%, due in
  quarterly installments through July 1, 1999..........................     12,750       9,250
Remington Products Australia Pty Ltd., 2,500 A$ revolving line of credit which matures October 31, 1996, collateralized by assets of the subsidiary and guaranteed by the Company, interest at 5.1% per
annum..................................................................      1,940       1,488
                                                                          --------    --------
                                                                            55,093      56,990
Less, Short-term debt and current portion of long-term debt............    (14,490)    (50,440)
                                                                          --------    --------
                                                                          $ 40,603    $  6,550
                                                                          --------    --------
                                                                          --------    --------

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

5. DEBT--(CONTINUED)

    In August, 1992 concurrent with the formation of the joint venture, RPC entered into an Intercreditor Agreement with a consortium of banks consisting of a three-year revolving credit facility, three-year term loan and an eight-year term loan guaranteed by the Connecticut Development Authority (the "Agreements"). Each of the facilities is collateralized by security interests in all assets of RPC. The term loan due 1999 includes personal guarantees of up to $3,000 by the two partners of RPC.

    Borrowings under the revolving credit agreement are subject to a maximum borrowing capacity equal to a formula amount based upon inventory and receivables, which assets also collateralize the borrowings. Approximately $10,848 is available under the revolving credit agreement at December 31, 1995. The revolving credit agreement can be extended for an additional year at the Company's option. The Company is evaluating other sources of long-term financing and has not elected to exercise this option. Consequently, the amounts outstanding under the revolving credit agreement have been presented as current portion of long-term debt.

    Annual required maturities on RPC's term loans for the next four years are: 1996--$9,700; 1997--$1,583; 1998--$3,334; and 1999--$1,633. These
maturities reflect estimated cash prepayment requirements based on the Company's cash flow, as defined in the term loan agreements.

    The Agreements contain, among other provisions and covenants, the following:
(1) limitations on capital expenditures, dividends, distributions, stock purchases, partner fees and distributions; (2) maintenance of levels of consolidated net worth as defined in the Agreements; and (3) achievement of various financial ratios.

6. INCOME TAXES

    Federal income taxes on net earnings of RPC are payable directly by the partners pursuant to the Internal Revenue Code. Accordingly, no provision has been made for Federal income taxes for RPC. However, certain state and local jurisdictions do not recognize partnership status for taxing purposes and require taxes be paid on net earnings. Furthermore, earnings of certain foreign operations are taxable under local statutes. Foreign pretax earnings were $241, $407, $3,232 and $7,632 for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively.

    The provision for income taxes consists of the following:

                                                                        THREE           YEAR ENDED
                                                     YEAR ENDED      MONTHS ENDED      DECEMBER 31,
                                                    SEPTEMBER 30,    DECEMBER 31,    ----------------
                                                        1993             1993         1994      1995
                                                    -------------    ------------    ------    ------
Current:
  State and local................................       $  30            $ 35        $   19    $   40
  Foreign........................................         122             156         1,067     1,959
Deferred:
  Foreign........................................      --               --             --        (735)
                                                        -----           -----        ------    ------
      Total......................................       $ 152            $191        $1,086    $1,264
                                                        -----           -----        ------    ------
                                                        -----           -----        ------    ------

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES--(CONTINUED)

                                                                        THREE           YEAR ENDED
                                                     YEAR ENDED      MONTHS ENDED      DECEMBER 31,
                                                    SEPTEMBER 30,    DECEMBER 31,    ----------------
                                                        1993             1993         1994      1995
                                                    -------------    ------------    ------    ------
Income taxes computed at statutory U.S. Federal
income tax rate..................................      $ 1,079          $1,433       $5,534    $6,476
Partnership status for U.S. Federal income tax
purposes.........................................         (997)         (1,317)      (4,403)   (3,805)
State and local income taxes.....................           30              35           19        40
Adjustment for foreign income tax rates..........           40              57          (33)      506
Utilization of foreign net operating loss
carryforwards....................................       --                 (17)         (31)   (1,340)
Recognition of foreign deferred tax asset........       --              --             --        (613)
                                                    -------------    ------------    ------    ------
Income taxes as reported.........................      $   152          $  191       $1,086    $1,264
                                                    -------------    ------------    ------    ------
                                                    -------------    ------------    ------    ------

    Deferred tax accounts of the foreign subsidiaries as of December 31, 1994 and 1995 comprise the following:

                                                                1994     1995
                                                               ------    ----
Short Term:
  Deferred tax assets:
    Loss carryforwards......................................   $1,340    $--
    Deductible interest.....................................      277     624
    Lease costs.............................................      278     153
    Other...................................................       26      15
                                                               ------    ----
        Short-term deferred tax assets......................    1,921     792
                                                               ------    ----
Long Term:
  Deferred tax assets:
    Fixed asset depreciation................................       69     136
  Deferred tax liability:
    Pension surplus.........................................      (42)    (40)
                                                               ------    ----
        Long-term deferred tax assets.......................       27      96
                                                               ------    ----
        Deferred tax assets, net............................    1,948     888
Valuation allowance.........................................   (1,948)    --
                                                               ------    ----
Net deferred tax assets.....................................   $ --      $888
                                                               ------    ----
                                                               ------    ----

    The valuation allowance decreased by $20 in 1994. The valuation allowance decreased by $1,948 in 1995, of which approximately $613 represents a change in estimated realizability of deferred tax assets. No valuation allowance was established at December 31, 1995 based upon Management's belief that the deferred tax assets are more likely than not to be realized.

    In 1995, goodwill was reduced by the recognition of an additional $153 of net deferred tax assets.

    As of December 31, 1995, the Company has no foreign operating loss carryforwards.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

7. COMMITMENTS AND CONTINGENCIES

    RPC is liable under the terms of noncancelable leases of real estate and equipment for minimum annual rent payments as follows:


1996.............................................................   $ 3,782
1997.............................................................     2,079
1998.............................................................     1,583
1999.............................................................     1,281
2000.............................................................       904
2001 and thereafter..............................................     2,853
                                                                    -------
                                                                    $12,482
                                                                    -------
                                                                    -------

    Rent expense was $4,687, $1,135, $5,605 and $5,469 for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively.

    The majority of the leases contain escalation clauses which provide for increases in base rentals to recover future increases in certain operating costs. The future minimum rental payments shown above include base rentals with known escalations. Lease agreements frequently include renewal options and require that RPC pay for utilities, taxes, insurance and maintenance expenses.

    RPC is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, management believes that the outcome of each such proceeding or claim which is pending or known to be threatened, or all of them combined, will not have a material adverse effect on RPC's consolidated financial position or results of operations.

8. EMPLOYEE BENEFIT PLANS

  Profit Sharing Plan and Trust:

    On March 4, 1993, the Management Committee of RPC terminated the Remington Products, Inc. Profit Sharing Plan and Trust (the "Plan") effective March 31, 1993 and has since received approval from the Internal Revenue Service. The Plan is in the process of being liquidated.

  Savings Accumulation Plan:

    RPC has a savings accumulation plan (the "Plan") under Section 401(k) of the Internal Revenue Code covering substantially all regular employees. The Plan is subject to the provisions of ERISA and has been updated for subsequent amendments. The Plan allows for employees to defer up to the lesser of 15% of their annual earnings or within limitations, as adjusted by Section 402(g)(5) of the Code on a pre-tax basis through voluntary contributions to the plan. The Plan provides for contributions in an amount equal to 25% of their employees' contributions up to a maximum of 5% of their total salary. RPC's matching contributions were $86, $27, $114 and $104 for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

9. FINANCIAL INSTRUMENTS AND CREDIT RISK

  Concentration of Credit Risk:

    RPC sells a significant portion of its products to major mass-merchandising service stores. A mass-merchandising retail chain, Wal-Mart, accounted for 13%, 15%, 16% and 16% of sales for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively, and 6%, 2%, 11% and 16% of outstanding accounts receivable for the year ended September 30, 1993, and years ended December 31, 1993, 1994 and 1995, respectively. Another mass-merchandising retail chain, Kmart, accounted for 15%, 11%, 6% and 6% of sales for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively, and 2%, 12%, 2% and 1% of outstanding accounts receivable for the year ended September 30, 1993 and December 31, 1993, 1994 and 1995, respectively.

    RPC maintains cash balances at various domestic financial institutions. Accounts at each domestic institution are Federally insured up to $100. Bank balances exceeding insurance limits aggregate approximately $3,367 and $2,646 in the U.S. and $5,967 and $5,339 in the U.K. at December 31, 1994 and 1995, respectively.

  Interest Rate CAP Agreement:

    The Company entered into interest rate CAP agreements with a lender to reduce the impact of increases in interest rates on its floating-rate long-term debt. At December 31, 1994, the Company had one interest-rate cap agreement outstanding with a notional principal amount of $20,000 at a rate of 10%. Unamortized cost of this agreement was $90 at December 31, 1994. There are no outstanding interest rate CAP agreements at December 31, 1995.

  Foreign Currency Exposure Management:

    As a result of having various foreign operations, foreign currency exchange rate fluctuations against the U.S. dollar can have a significant effect on reported income and financial condition of the Company.

    The Company has entered into foreign currency forward contracts to mitigate the effect of fluctuating foreign currencies on intercompany transactions and balances between U.S. and foreign operations. Realized and unrealized gains and losses on such contracts are recognized in income as an offset to gains or losses on the underlying intercompany transactions. At December 31, 1994, forward contracts to sell 15.8 million U.K. Pounds Sterling were outstanding, all of which matured in 1995. At December 31, 1995, forward contracts to sell
9.6 million U.K. Pounds Sterling and 3.0 million German Marks were outstanding and mature at various dates through June 30, 1996.

    RPC does not hold or issue derivatives for trading purposes and is not a party to leveraged derivative transactions.

  Fair Value of Financial Instruments:

    At December 31, 1995, the estimated fair value of foreign currency forward contracts does not differ materially from the carrying amount.

    At December 31, 1995, the amounts recorded as short-term debt, current portion of long-term debt and long-term debt approximates the fair value of such debt.

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

10. RELATED PARTY TRANSACTIONS

    RPC utilizes various consultants (principally in its computer and service store operations) from an entity controlled by one of RPC's partners. RPC is billed based upon a prearranged hourly amount and was charged $339, $119, $375 and $381 for related services during the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively. Fees paid to an entity controlled by the other RPC partner amounted to $54 for transportation services and reimbursement of the partner's expenses during the year ended December 31, 1995.

    RPC acquired certain products for resale in its service stores from companies owned by each of RPC's partners. Such purchases aggregated approximately $85, $54, $45 and $94 during the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively.

    Included in accounts receivable is $27 owed by a partner and related affiliates at December 31, 1994 and 1995, respectively. Included in other assets is $200 owed by an officer at December 31, 1994 and 1995, respectively.


    During January 1995, RPC entered into a barter transaction with an entity controlled by one of RPC's partners. RPC exchanged inventory with a cost of $4,275 for barter credits that can be used to pay for media advertising at a predetermined rate of cash and barter credits. The transaction resulted in the recording in 1994 of an inventory writedown of $2,137 to reduce the bartered inventory to its net realizable value and prepaid advertising of $2,138, representing management's estimate of the net realizable value of the inventory exchanged. During 1995, RPC incurred $2,948 for media advertising purchased through the related entity, of which $521 represented utilization of the barter credits. The remaining barter credits expire in January, 1998.


    In 1995, RPC paid $984 of costs incurred on behalf of the partners. Approximately $800 of such costs relate to various change in ownership transactions, which were not completed. The remaining $184 represents payments to one of RPC's partners. These costs are reflected in Other, net, in the consolidated statements of operations.

    In addition, RPC paid fees to firms of certain members of the management committee aggregating to $693, $16 and $60 for the year ended September 30, 1993, the three months ended December 31, 1993 and the year ended December 31, 1994.

11. GEOGRAPHIC INFORMATION

    The Company operates in one industry segment, the manufacture and marketing of electrical personal care appliances. The Company sells its products principally through mass merchandisers and its own service stores in the United States and also has merchandising operations in Europe (principally U.K. and Germany) and other countries (principally Canada and Australia).

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

11. GEOGRAPHIC INFORMATION--(CONTINUED)
    Information by geographical location is as follows:

                                                                    THREE             YEAR ENDED
                                                 YEAR ENDED      MONTHS ENDED        DECEMBER 31,
                                                SEPTEMBER 30,    DECEMBER 31,    --------------------
                                                   1993(A)         1993(A)         1994        1995
                                                -------------    ------------    --------    --------
Net sales:
  United States..............................     $ 126,514        $ 59,989      $187,536    $173,174
  Europe.....................................        23,097           9,356        59,171      64,560
  Other geographic regions...................        21,467           8,663        27,459      28,955
  Intercompany...............................       (14,413)         (6,856)      (12,700)    (11,366)
                                                -------------    ------------    --------    --------
                                                  $ 156,665        $ 71,152      $261,466    $255,323
                                                -------------    ------------    --------    --------
                                                -------------    ------------    --------    --------
Operating profit:
  United States..............................     $   7,066        $  4,484      $ 17,225    $ 18,402
  Europe.....................................           138             237         1,267       4,914
  Other geographic regions...................           477             738         2,736       3,200
                                                -------------    ------------    --------    --------
                                                  $   7,681        $  5,459      $ 21,228    $ 26,516
                                                -------------    ------------    --------    --------
                                                -------------    ------------    --------    --------
Identifiable assets:
  United States..............................     $  83,327        $122,114      $ 99,486    $106,606
  Europe.....................................        10,911          35,868        40,898      45,366
  Other geographic regions...................        12,789          17,585        20,159      18,950
                                                -------------    ------------    --------    --------
                                                  $ 107,027        $175,567      $160,543    $170,922
                                                -------------    ------------    --------    --------
                                                -------------    ------------    --------    --------

    Intercompany sales of U.S. manufactured product to foreign merchandising operations are recorded at amounts above cost, as established between the related companies. Export sales to unaffiliated customers are not significant. Indentfiable assets in the United States include assets of RPC's corporate headquarters, which are not significant.

    (a) Amounts do not include operating results for the worldwide appliance division of Clairol, which was acquired on December 23, 1993 (see Note 1).

12. OTHER INCOME STATEMENT DATA

    Included in the caption Interest expense in the Consolidated Statements of Operations is the amortization of deferred financing costs of $661, $211, $688 and $690 for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively.

    Included in the caption Administrative expense in the Consolidated Statements of Operations are new product development costs of $2,065, $167, $1,624 and $1,859 for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, respectively.


    Included in the caption Cost of Sales in the Consolidated Statements of Operations is nonrecurring air freight expenses of approximately $1,500 for the year ended December 31, 1994. These costs were

                  REMINGTON PRODUCTS COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

12. OTHER INCOME STATEMENT DATA--(CONTINUED)

incurred due to third party manufacturing delays in supplying product to its United Kingdom operations.



    The components of Other, net in the Consolidated Statements of Operations are as follows:


                                                                           THREE         YEAR ENDED
                                                        YEAR ENDED      MONTHS ENDED    DECEMBER 31,
                                                       SEPTEMBER 30,    DECEMBER 31,    -------------
                                                           1993             1993        1994     1995
                                                       -------------    ------------    -----    ----
Partners' expenses--change in ownership
transactions........................................      -$-              -$-          $--      $800
(Gain) loss on foreign currency, net................         395             (98)        (605)   (166)
Other...............................................         104              99         (116)    115
                                                           -----           -----        -----    ----
                                                           $ 499            $  1        $(721)   $749
                                                           -----           -----        -----    ----
                                                           -----           -----        -----    ----

                          INDEPENDENT AUDITORS' REPORT

Remington Products Company, L.L.C.

    We have audited the accompanying consolidated balance sheet of Remington Products Company, L.L.C. and Remington Capital Corp., its wholly owned subsidiary, as of May 16, 1996. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated balance sheet presents fairly, in all material respects, the consolidated financial position of Remington Products Company, L.L.C. and Remington Capital Corp., its wholly owned subsidiary, as of May 16, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Stamford, Connecticut
May 16, 1996

                       REMINGTON PRODUCTS COMPANY, L.L.C.
            AND REMINGTON CAPITAL CORP., ITS WHOLLY OWNED SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  MAY 16, 1996

ASSETS

  Cash................................................................   $100
                                                                         ----
                                                                         ----

MEMBERS' EQUITY
  Common Units........................................................   $100
                                                                         ----
                                                                         ----

                    See Notes to Consolidated Balance Sheet.

                       REMINGTON PRODUCTS COMPANY, L.L.C.
            AND REMINGTON CAPITAL CORP., ITS WHOLLY OWNED SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                                  MAY 16, 1996

1. ORGANIZATION

    Remington Products Company, L.L.C. ("Remington, L.L.C."), a Delaware limited liability company, and its wholly owned subsidiary Remington Capital Corp. ("Capital"), a Delaware corporation (together, the "Company"), were formed by Vestar Shaver Corp. ("Vestar Corp. I") and Remington Products Inc. ("RPI") to acquire (the "Proposed Reorganization") the operations of Remington Products Company and its subsidiaries ("RPC"). In May 1996, Vestar Razor Corp. ("Vestar Corp. II") was formed to hold an interest in Remington L.L.C. Vestar Corp. I and Vestar Corp. II (together, the "Vestar Members") are wholly owned by Vestar Equity Partners, L.P.

2. PRINCIPLES OF CONSOLIDATION

    The consolidated balance sheet includes the accounts of Remington, L.L.C. and Capital after elimination of all intercompany accounts. Remington, L.L.C. has no assets other than its investment in Capital and $25 in cash. Capital has no assets other than $75 in cash and conducts no operations. Capital was established solely to act as a co-issuer with Remington, L.L.C. of senior subordinated notes as part of the financing for the Proposed Reorganization.

3. THE PROPOSED REORGANIZATION

    RPC is a general partnership, jointly owned and controlled by RPI and Remsen Partners ("Remsen"). In connection with the reorganization of RPC the following transactions are expected to occur: (i) RPC will make cash payments to Remsen and RPI totalling $157.1 million (less the amount of certain excluded obligations and funded indebtedness at closing and subject to a working capital adjustment); (ii) the Vestar Members will purchase Remsen's interest in RPC for $33.4 million in cash; (iii) certain members of senior management of RPC will acquire an equity interest in Remington, L.L.C. for $1.12 million (including a cash purchase of $0.86 million and assuming exercise of certain management options with an aggregate exercise price of $0.26 million); (iv) RPI will retain an equity investment in the Company with an implied value of $35.4 million, and
(v) RPC will be merged with and into Remington, L.L.C. In addition existing indebtedness of RPC will be refinanced.

    The Limited Liability Company Agreement permits the issuance of 12% Series A Preferred Equity with an aggregate liquidation preference of $62.0 million. Following the Proposed Reorganization, RPI will have a $35.4 million equity interest in the Company ($32.0 million in Series A Preferred Equity) and the Vestar Members will have a $33.4 million equity interest in the Company ($30.0 million in Series A Preferred Equity). The Company's common equity will be owned 44.43% by the Vestar Members, 44.43% by RPI, and 11.13% by management (43.0%, 43.0% and 14.0%, respectively, on a fully diluted basis). Vestar Corp. I will control the Management Committee and the affairs and policies of the Company.

4. FINANCING ARRANGEMENTS

    The Company expects to obtain financing to consummate the Proposed Reorganization, refinance existing indebtedness of RPC and pay related fees and expenses from the following sources: (i) the sale of senior subordinated notes with an aggregate principal amount of $130.0 million; (ii) borrowings under a bank credit agreement, which will provide for $10.0 million in term loans, $70.0 million in revolving credit facilities, and up to an additional $30.0 million in an acquisition facility; and (iii) cash equity purchases by the Vestar Members and management of approximately $33.4 million and $0.86 million, respectively.

                       REMINGTON PRODUCTS COMPANY, L.L.C.
            AND REMINGTON CAPITAL CORP., ITS WHOLLY OWNED SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONTINUED)
                                  MAY 16, 1996

5. SUBSEQUENT EVENT (UNAUDITED)

    On May 23, 1996, the Reorganization was consummated. The actual transaction amounts did not differ significantly from the Proposed Reorganization. (See Note
3).

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 JUNE 29, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                     JUNE 29,
                                                                                       1996
                                                                                    -----------
                                                                                    (SUCCESSOR)
                                     ASSETS:
Current assets:
  Cash and cash equivalents......................................................    $    2,402
  Accounts receivable, net of allowance for doubtful accounts of $2,505 and
    allowances for cash discounts, returns and claims of $4,214..................        31,869
  Inventory......................................................................        65,392
  Deferred income taxes..........................................................         1,107
  Prepaid expenses...............................................................         3,004
                                                                                    -----------
      Total current assets.......................................................       103,774
Property, plant and equipment, net...............................................        14,376
Intangibles, net of accumulated amortization of $150.............................        50,755
Other assets, net of accumulated amortization of $100............................        16,020
                                                                                    -----------
      Total assets...............................................................    $  184,925
                                                                                    -----------
                                                                                    -----------
                        LIABILITIES AND MEMBERS' DEFICIT:
Current liabilities:
  Short-term debt and current portion of long-term debt..........................    $    1,000
  Trade accounts payable.........................................................        11,517
  Accrued advertising and promotion expenses.....................................         6,188
  Accrued compensation and other expenses........................................         9,271
  Income and other taxes payable.................................................           755
                                                                                    -----------
      Total current liabilities..................................................        28,731
Long-term debt...................................................................       159,050
Other noncurrent liabilities.....................................................         1,877
                                                                                    -----------
      Total liabilities..........................................................       189,658
                                                                                    -----------
Commitments and contingencies (Note 11)
Members' Deficit:
  Members' deficit...............................................................        (4,442)
  Cumulative translation adjustment..............................................          (291)
                                                                                    -----------
      Total Members' deficit.....................................................        (4,733)
                                                                                    -----------
      Total liabilities and Members' deficit.....................................    $  184,925
                                                                                    -----------
                                                                                    -----------


   The accompanying notes are an integral part of the unaudited consolidated financial statements.

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 1, 1995,
                        THE 21 WEEKS ENDED MAY 23, 1996
                     AND THE FIVE WEEKS ENDED JUNE 29, 1996
                             (DOLLARS IN THOUSANDS)

                                                           SIX MONTHS       21 WEEKS       FIVE WEEKS
                                                             ENDED           ENDED            ENDED
                                                          JULY 1, 1995    MAY 23, 1996    JUNE 29, 1996
                                                                 (PREDECESSOR)             (SUCCESSOR)
Net sales..............................................     $ 82,777        $ 57,939         $23,457
Cost of sales..........................................       47,253          35,385          14,045
                                                          ------------    ------------    -------------
      Gross profit.....................................       35,524          22,554           9,412
Operating expenses:
  Advertising and promotion............................        7,876           6,076           2,337
  Selling and marketing................................       15,315          12,997           3,430
  General and administrative...........................        9,262          19,782           1,745
  Goodwill amortization................................          820             650             150
                                                          ------------    ------------    -------------
                                                              33,273          39,505           7,662
                                                          ------------    ------------    -------------
      Operating profit (loss)..........................        2,251         (16,951)          1,750
Other (income) expense:
  Interest expense.....................................        3,303           2,228           1,931
  Interest income......................................         (234)           (127)            (46)
  Other, net...........................................          272              12            (197)
                                                          ------------    ------------    -------------
                                                               3,341           2,113           1,688
                                                          ------------    ------------    -------------
      Income (loss) before provision (benefit) for
        income taxes...................................       (1,090)        (19,064)             62
Provision (benefit) for income taxes...................            3            (873)            325
                                                          ------------    ------------    -------------
      Net loss.........................................     $ (1,093)       $(18,191)        $  (263)
                                                          ------------    ------------    -------------
                                                          ------------    ------------    -------------
      Net loss applicable to Common Members' Equity....                                      $(1,017)


   The accompanying notes are an integral part of the unaudited consolidated financial statements.

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JULY 1, 1995, THE 21 WEEKS ENDED MAY 23, 1996,
                     AND THE FIVE WEEKS ENDED JUNE 29, 1996
                             (DOLLARS IN THOUSANDS)

                                                 SIX MONTHS ENDED    21 WEEKS ENDED    FIVE WEEKS ENDED
                                                   JULY 1, 1995       MAY 23, 1996      JUNE 29, 1996
                                                 ----------------    --------------    ----------------
                                                           (PREDECESSOR)                 (SUCCESSOR)
Operating Activities:
  Net loss....................................       $ (1,093)          $(18,191)         $     (263)
  Adjustment to reconcile net income to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization.............          2,227              2,005                 343
    Amortization of deferred financing
costs.........................................            356                262                 100
    Amortization of inventory step up.........              0                  0                 492
    Deferred income tax provision.............              0               (561)                245
  Changes in assets and liabilities:
    Accounts receivable.......................         21,994             41,043              (3,698)
    Inventories...............................        (17,242)            (8,339)                 46
    Prepaid expenses..........................         (2,390)              (158)                215
    Accounts payable..........................         (4,311)             1,187                 495
    Accrued expenses and other current
liabilities...................................         (7,211)              (933)              1,838
    Other.....................................         (1,082)                 0              (3,750)
                                                     --------        --------------    ----------------
      Net cash provided by (used in) operating
activities....................................         (8,752)            16,315              (3,937)
                                                     --------        --------------    ----------------
Investing Activities:
  Capital expenditures........................         (1,671)            (1,310)               (141)
  Payment for purchase of company, net........              0                  0            (138,037)
                                                     --------        --------------    ----------------
      Net cash used in investing activities...         (1,671)            (1,310)           (138,178)
                                                     --------        --------------    ----------------
Financing Activities:
  Proceeds from sale of senior subordinated
notes.........................................                            34,987             129,026
  Borrowings under term loan facility.........                                                10,700
  Borrowings under revolving credit
facility......................................                                                18,350
  Investment by Vestar........................                                                33,440
  Equity purchased by management..............                                                   862
  Repayment of management loan................                                                   200
  Borrowing (repayment) of old term loan......          3,537              3,600             (12,650)
  Borrowing (repayment) of old revolving
loans.........................................            759            (12,353)            (28,661)
  Payment of old acquisition fees.............                                               (12,101)
                                                     --------        --------------    ----------------
      Net cash provided by (used in) financing
activities....................................          4,296            (15,953)            139,166
                                                     --------        --------------    ----------------
Effect of exchange rate changes on cash
balance.......................................           (583)              (214)               (291)
                                                     --------        --------------    ----------------
Decrease in Cash and Cash Equivalents.........         (6,710)            (1,162)             (3,240)
Cash and Cash Equivalents, Beginning of
Period........................................          7,622              6,804               5,642
                                                     --------        --------------    ----------------
Cash and Cash Equivalents, End of Period......       $    912           $  5,642          $    2,402
                                                     --------        --------------    ----------------
                                                     --------        --------------    ----------------
Supplemental Cash Flow Information:
  Interest paid...............................       $  3,191           $  1,874          $      253
  Income taxes paid...........................       $    370           $    440          $      752

   The accompanying notes are an integral part of the unaudited consolidated financial statements.

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

1. INTERIM FINANCIAL INFORMATION

    The accompanying unaudited consolidated financial statements have been preprared in accordance with generally accepted accounting principles for interim financial information and, accordingly, certain information and footnote disclosures required for complete financial statements prepared in accordance with generally accepted accounting principles have been omitted. In management's opinion, the accompanying unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of operations, financial position and cash flows for each period shown. The results for interim periods are not necessarily indicative of financial results for the full year.

2. ORGANIZATION

    Remington Products Company, L.L.C. ("Remington, L.L.C."), a Delaware limited liability company, and its wholly owned subsidiary Remington Capital Corp. ("Capital"), a Delaware Corporation (together, the "Company"), were formed by Vestar Shaver Corp. ("Vestar Corp. I") and RPI Corp. (formerly known as Remington Products, Inc. ("RPI") to acquire (the "Reorganization") the operations of Remington Products Company and its subsidiaries ("RPC"). In May 1996, Vestar Razor Corp. ("Vestar Corp. II") was formed to hold an interest in Remington L.L.C. Vestar Corp. I and Vestar Corp. II (together, the "Vestar Members") are wholly owned by Vestar Equity Partners, L.P.

3. PRINCIPLES OF CONSOLIDATION

    The consolidated balance sheet as of June 29, 1996 includes the accounts of Remington, L.L.C. and Capital, the successor Company following the change in ownership (see Note 2) and the consolidated results of operations and cash flows include the accounts for the successor Company for the period from May 24, 1996 to June 29, 1996 after elimination of all intercompany accounts. Remington, L.L.C. owns all the assets of RPC and its investment in Capital. Capital has no assets and conducts no operations. Capital was established solely to act as a co-issuer with Remington, L.L.C. of senior subordinated notes as part of the financing for the Reorganization. The statements also include the results of operations and cash flows of RPC, the predecessor company, prior to the change in ownership.

4. THE REORGANIZATION

    RPC was a general partnership, jointly owned and controlled by RPI and Remsen Partners ("Remsen"). As a result of the reorganization of RPC, the following transactions occurred: (i) RPC made cash payments to Remsen and RPI totalling $157.1 million (less the amount of certain excluded obligations and funded indebtness at closing and subject to a Working Capital Adjustment), (ii) the Vestar Members purchased Remsen's interest in RPC for $33.4 million in cash;
(iii) certain members of senior management of RPC acquired an equity interest in Remington, L.L.C. for $1.12 million (including a cash purchase of $0.86 million and assuming exercise of certain management options with an aggregate exercise price of $0.26 million), (iv) RPC retained an equity investment in the Company with an implied value of $35.4 million, and (v) RPC merged with and into Remington, L.L.C. In addition, existing indebtedness of RPC was refinanced.

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

4. THE REORGANIZATION--(CONTINUED)

    The Limited Liability Company Agreement permitted the issuance of 12% Series A Preferred Equity with an aggregate liquidation preference of $62.0 million. As a result of the Reorganization, RPI has a $35.4 million equity interest in the Company ($32.0 million in Series A Preferred Equity) and the Vestar Members have a $33.4 million equity interest in the Company ($30.0 million in Series A Preferred Equity). The Company's Common Units are owned 44.43% by the Vestar Members, 44.43% by RPI, and 11.13% by management (43.0%, 43.0% and 14.0%, respectively, on a fully diluted basis). Vestar Corp. I controls the Management Committee and the affairs and policies of the Company.

    The Reorganization has been accounted for as a purchase transaction effective as of May 23, 1996, in accordance with Accounting Principles Board Opinion No. 16, Business Combinations, and EITF Issue No. 88-16, Basis in Leveraged Buyout Transactions, and accordingly, the consolidated financial statements for the periods subsequent to May 23, 1996 reflect the purchase price, including transaction costs, allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of May 23, 1996, which may be revised at a later date. The valuation of assets and liabilities acquired reflect carryover basis for the percentage ownership retained by RPC.

    The Reorganization reflects the following adjustments (amounts are subject to change based upon the determination of the Final Working Capital Adjustment and finalization of certain valuation studies).


Cash payments and distributions (1).............................   $138,400

Implied fair value of equity interests issued to RPI (2)........     35,440
Direct acquisition costs........................................      3,630
                                                                   --------
    Total consideration and direct acquisition costs............    177,470
Less RPC's historical cost of net assets acquired (3)...........    (71,244)
                                                                   --------
Excess of consideration paid over RPC's historical cost.........    106,226
Less excess of fair value over predecessor basis (4)............    (73,923)
                                                                   --------
                                                                     32,303
Debt issuance costs.............................................      8,471
                                                                   --------
    Net adjustment..............................................   $ 40,774
                                                                   --------
                                                                   --------
Preliminary allocation of net adjustment (5):
    Inventory...................................................      2,842
    Goodwill....................................................     (1,131)
    Tradenames..................................................     26,534
    Patents.....................................................      4,670
    Other assets (6)............................................      7,859
                                                                   --------
                                                                   $ 40,774
                                                                   --------
                                                                   --------

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

4. THE REORGANIZATION--(CONTINUED)

(Footnotes for preceding page)

- ------------

(1) Consists of cash payments to Remsen and RPI of $90,351 and $48,049 (net of the Preliminary Working Capital Adjustment), respectively, which, in each case, are reduced by certain Excluded Obligations that will be paid by the Company.

(2) The fair value of equity interests issued to RPI consists of Preferred Equity with a liquidation preference of $32,000 and Common Units with a fair value of $3,440, based on the cash paid by the Vestar Members and certain Management Investors for their respective equity interests. RPI's predecessor basis in RPC was $8,208.

(3) Represents historical total partners' capital of RPC adjusted to reflect $13,708 of Excluded Obligations included on the June 29, 1996 consolidated balance sheet.

(4) Represents adjustments to decrease the fair value of the interests retained by RPI and certain Management Investors to reflect their carryover basis in such interests.

(5) Represents the adjustments required to record the preliminary allocation of the excess of the consideration paid over RPC's historical basis in the net assets acquired, adjusted to reflect their carryover basis. The acquired assets are recorded 53.07% at fair value (for the common equity interest acquired by the Vestar Members and certain of the Management Investors) and 46.93% at carryover basis (for the residual common equity interests retained by RPI and certain of the Management Investors). The Company has not yet received the final results of appraisals and other valuation studies which are in process. However, management does not expect that differences between the preliminary and final allocations will have a material impact on the Company's financial position or income from operations.

(6) Represents debt issuance costs of $8,471 net of a $612 write-off of deferred financing costs related to existing debt being repaid.

5. INVENTORIES

    Inventories at June 29, 1996 are comprised of:


Raw materials....................................................   $    30
Work in process..................................................     6,531
Finished goods...................................................    58,831
                                                                    -------
Inventory at FIFO cost, which approximates replacement cost......    65,392
Less, Amount to reduce domestic manufactured inventories to LIFO
cost.............................................................        --
                                                                    -------
                                                                    $65,392
                                                                    -------
                                                                    -------

6. INCOME TAXES

    A tax benefit is recognized for interim period losses of foreign subsidiaries only when carryback of such losses is possible or when management believes realization is more likely than not through offset against income of subsequent interim periods.

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

7. PROPERTY, PLANT AND EQUIPMENT, NET

    Property, plant and equipment at June 29, 1996 is as follows:


                                                                     JUNE 29,
                                                                       1996
                                                                    -----------

                                                                    (SUCCESSOR)
Land, building and improvements..................................     $ 6,701
Machinery and equipment..........................................       3,448
Tooling..........................................................       3,128
Funiture, fixtures and other.....................................       1,292
                                                                    -----------
                                                                       14,569
Less: Accumulated depreciation...................................        (193)
                                                                    -----------
                                                                      $14,376
                                                                    -----------
                                                                    -----------

    Depreciation expense was $1,548 and $1,407 for the six months ended June 29, 1996 and July 1, 1995, respectively.

8. INTANGIBLE ASSETS, NET


                                                                     JUNE 29,
                                                                       1996
                                                                    -----------

                                                                    (SUCCESSOR)
Goodwill.........................................................     $19,701
Tradename........................................................      26,534
Patents..........................................................       4,670
Less: Accumulated amortization...................................        (150)
                                                                    -----------
                                                                      $50,755
                                                                    -----------
                                                                    -----------


    Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." The adoption of this standard did not have a material effect on the 1996 financial statements.


9. OTHER ASSETS, NET

                                                                      JUNE 29
                                                                       1996
                                                                    -----------
                                                                    (SUCCESSOR)
Deferred financing costs.........................................     $ 8,471
Less: Accumulated amortization...................................        (100)
                                                                    -----------
                                                                        8,371
Debt Discount....................................................         964
Other............................................................       6,685
                                                                    -----------
                                                                      $16,020
                                                                    -----------
                                                                    -----------

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

10. DEBT (SUCCESSOR)

    Details of debt outstanding at June 29, 1996 are as follows:


                                                                    JUNE 29,
                                                                      1996
                                                                   -----------

                                                                   (SUCCESSOR)
$70,000 revolving credit facility due June 30, 2002.............    $   20,050
Term loan due June 30, 2002.....................................        10,000
11% Series B Senior Subordinated Notes due May 15, 2002.........       130,000
                                                                   -----------
                                                                       160,050
Less: Current portion of long-term debt.........................        (1,000)
                                                                   -----------
Long-term debt..................................................    $  159,050
                                                                   -----------
                                                                   -----------


    On the Closing Date, the Company entered into a credit agreement (the "Senior Credit Agreement") with a consortium of banks. The Senior Credit Agreement provides for a term loan of $5.0 million to the Company and $5.0 million to the Company's U.K. subsidiary (the "Term Loans"), a revolving credit facility of $50.0 million to the Company and $20.0 million to the Company's U.K. subsidiary (the "Revolving Credit Facilities") and a facility for additional term loans of up to an aggregate of $30.0 million to the Company, the Company's U.K. subsidiary and certain other subsidiaries (the "Acquisition Facility"). The internal borrowings under the Senior Credit Agreement, along with the proceeds of the Senior Subordinated Notes and the Equity Contribution, were used to repay the debt of the Predecessor Company.

    The obligations under the Senior Credit Agreement are guaranteed by each of the Company's domestic subsidiaries and secured by their assets and properties and pledge of the capital stock.

    At the Company's option, the interest rates per annum applicable to the loans under the Senior Credit Agreement will be based upon (a) in the case of the Company, a Eurodollar rate ("LIBOR") plus 2.25% or the greater of (i) the prime rate plus 1.0% and (ii) the federal funds rate plus 1.5% and (b) in the case of loans to the Company's U.K. subsidiary, a EuroSterling Rate (the "EuroSterling Rate") plus 2.25% or the Sterling Base Rate plus 1.0%; provided, however, the interest rates are subject to reduction if certain requirements of financial performance are met.

    Outstanding loans under the Revolving Credit Facilities and Acquisition Facility must be repaid on the sixth anniversary of the Closing Date. The Term Loans will amortize quarterly over six years with amortization payments totaling $0.40 million in the remainder of 1996, $1.00 million in 1997, $1.35 million in 1998, $1.50 million in 1999, $1.75 million in 2000, $3.00 million in 2001 and
$1.00 million in 2002.

    The Revolving Credit Facilities of the Company and Company's U.K. subsidiary will be subject to a borrowing base of 85% of eligible accounts receivable and 60% of eligible inventory for the applicable borrower, with an additional aggregate $10 million over-advance line available for up to five consecutive months during each period beginning February 1 and ending January 31.

    The Senior Credit Agreement requires the Company to meet certain financial tests. The Senior Credit Agreement also contains covenants which, among other things, will limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions and mergers.

              REMINGTON PRODUCTS COMPANY, L.L.C. AND SUBSIDIARIES
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES

    The Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, management believes that the outcome of each such proceeding or claim which is pending or known to be threatened, or all of them combined, will not have a material adverse effect on the Company's consolidated financial position or results of operations.


12. OTHER INCOME STATEMENT DATA

    Included in the caption General and Administrative in the Consolidated Statements of Operations for the six months ended June 29, 1996, are nonrecurring charges of approximately $10,900, reflecting the payment of bonuses, termination of certain employment agreements and closing costs associated with the recapitalization of the business, and $1,300 of an additional provision for doubtful accounts related to the bankruptcy of the Company's largest customer in Canada.

    Net Loss applicable to Common Members' Equity is determined by increasing the net loss or decreasing net income by Preferred Equity dividend requirements.

13. MEMBERS' DEFICIT

    Members' deficit for the period from May 23, 1996 to June 29, 1996 (successor) is as follows:

                                                                  EXCESS OF
                                                                 FAIR VALUE
                                       PREFERRED    COMMON          OVER           ACCUMULATED
                                        EQUITY      UNITS     PREDECESSOR BASIS      DEFICIT       TOTAL
                                       ---------    ------    -----------------    -----------    --------
Issuance of Preferred Equity........    $ 62,000                                                  $ 62,000
Issuance of Common Units............                $7,742                                           7,742
Excess of fair value over
  Predecessor basis.................                              $ (73,921)                       (73,921)
                                       ---------    ------         --------        -----------    --------
Balance--May 23, 1996...............    $ 62,000    $7,742        $ (73,921)                        (4,179)
Preferred Equity Dividends(1).......         754                                     $  (754)
Net loss............................                                                    (263)         (263)
                                       ---------    ------         --------        -----------    --------
Balance--June 29, 1996..............    $ 62,754    $7,742        $ (73,921)         $(1,017)     $ (4,442)
                                       ---------    ------         --------        -----------    --------
                                       ---------    ------         --------        -----------    --------

- ------------

(1) Represents 12% cumulative Preferred Equity with a liquidation preference of $62,000.

- ----------------------------------------  --------------------------------------
- ----------------------------------------  --------------------------------------

   NO DEALER, SALESPERSON OR OTHER
INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS                       [LOGO]
PROSPECTUS IN CONNECTION WITH THE
OFFER MADE BY THIS PROSPECTUS. IF
GIVEN OR MADE, SUCH INFORMATION OR                      $130,000,000
REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY THE
ISSUERS. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER OR A SOLICITATION
IN ANY JURISDICTION WHERE, OR TO ANY
PERSON TO WHOM, IT IS UNLAWFUL TO MAKE
SUCH AN OFFER OR SOLICITATION. NEITHER               REMINGTON PRODUCTS
THE DELIVERY OF THIS PROSPECTUS NOR                    COMPANY, L.L.C.
ANY SALE MADE HEREUNDER SHALL, UNDER
ANY CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THERE HAS NOT BEEN                REMINGTON CAPITAL CORP.
ANY CHANGE IN THE FACTS SET FORTH IN
THIS PROSPECTUS OR IN THE AFFAIRS OF
THE ISSUERS SINCE THE DATE HEREOF.

            -------------------

             TABLE OF CONTENTS

                                       PAGE
                                       -----
Available Information...............       2
Prospectus Summary..................       3
Risk Factors........................      13
The Transactions....................      18
Use of Proceeds.....................      20        -------------------
Capitalization......................      22
Selected Historical Financial                           PROSPECTUS
Data................................      23
Unaudited Pro Forma Consolidated                    -------------------
Financial Information...............      24
Management's Discussion and Analysis
  of Financial Condition and Results
of Operations.......................      29
Business............................      37
Management..........................      48
Security Ownership of Certain
  Beneficial Owners and
  Management........................      53      OFFER TO EXCHANGE THEIR
Certain Transactions................      54        11% SERIES B SENIOR
Limited Liability Company                           SUBORDINATED NOTES
Agreement...........................      56             DUE 2006
Description of Senior Credit                     FOR ANY AND ALL OF THEIR
Agreement...........................      58          OUTSTANDING 11%
Description of New Notes............      60     SENIOR SUBORDINATED NOTES
The Exchange Offer..................      86             DUE 2006
Certain Federal Income Tax
Consequences........................      95
Plan of Distribution................      95
Legal Matters.......................      96
Experts.............................      96
Index to Financial Statements.......     F-1


             -------------------
                                                                   , 1996
   UNTIL             , 1996 (90 DAYS AFTER
THE COMMENCEMENT OF THE EXCHANGE OFFER), ALL
DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER A PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- ----------------------------------------  --------------------------------------
- ----------------------------------------  --------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    REMINGTON. Remington is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Article VII of Remington's Amended and Restated Limited Liability Company Agreement ("Article VII") provides, among other things, that each natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity (a "Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of which he is the legal representative, is or was a member, officer or Director shall be indemnified by Remington to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Remington to provide broader indemnification rights than said law permitted Remington to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.

    Article VII also provides that the right to indemnification conferred in
Article VII shall include the right to be paid or reimbursed by Remington the reasonable expenses incurred by a Person of the type entitled to be indemnified under Article VII who was, is or is threatened to be, made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to Remington of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under Article VII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under
Article VII or otherwise.

    Article VII also provides that Remington may purchase and maintain insurance, at its expense, to protect itself and any Director, member, officer or agent of Remington who is or was serving at the request of Remington as a manager, representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole pro-prietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not Remington would have the power to indemnify such Person against such expense, liability or loss under Article VII.

    Remington maintains and has in effect insurance policies covering all of its Directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

    CAPITAL. Capital is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware, inter alia, ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

    Capital's Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of Capital shall not be liable to Capital or its stockholders for monetary damages for a breach of fiduciary duty as a director.

    Article V of the By-laws of Capital ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Capital as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by Capital to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Capital to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, Capital shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Capital.

    Article V also provides that persons who are not covered by the foregoing provisions of Article V and who are or were employees or agents of Capital, or who are or were serving at the request of Capital as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    Article V further provides that Capital may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of Capital or was serving at the request of Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Capital would have the power to indemnify such person against such liability under Article V.

    All of Capital's directors and officers are covered by insurance policies maintained and held in effect by Remington against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS.

 3.1    Amended and Restated Limited Liability Company Agreement dated as of May 16, 1996 by and among Vestar Shaver Corp. (formerly Vestar/Remington Corp.) ("Vestar Corp. I"),
        Vestar Razor Corp. ("Vestar Corp. II" and, together with Vestar Corp. I, the "Vestar
        Members"), RPI Corp. (formerly known as Remington Products, Inc.) ("RPI"), and certain members of senior management of the Company.*
 3.2    Certificate of Formation of Remington Products Company, L.L.C. ("Remington").*
 3.3    Certificate of Incorporation of Remington Capital Corp. ("Capital").*
 3.4    By-laws of Capital.*
 4.1    Indenture dated as of May 23, 1996 between Remington, Capital and The Bank of New
        York, as trustee.*
 4.2    Forms of 11% Senior Subordinated Notes and Series B 11% Senior Subordinated Notes.*
 4.3    Purchase Agreement dated May 16, 1996 between Remington, Capital and Bear, Stearns &
        Co. Inc.*
 4.4    Registration Rights Agreement dated as of May 23, 1996 between Remington, Capital and Bear, Stearns & Co. Inc.*
 5.1    Opinion and consent of Kirkland & Ellis.*
10.1    Credit and Guarantee Agreement dated as of May 23, 1996 among Remington, certain of its subsidiaries, various lending institutions, Fleet National Bank and Banque
        Nationale de Paris, as co-documentation agents, and Chemical Bank, as administrative agent (the "Agent").*
10.2    Company Security Agreement dated as of May 23, 1996 made by Remington in favor of the Agent.*
10.3    Form of Subsidiaries Security Agreement dated as of May 23, 1996 made by each of
        Capital, Remington Corporation, L.L.C. ("IP Subsidiary") and Remington Rand
        Corporation ("Rand") in favor of the Agent.*
10.4    Conditional Assignment of and Security Interest in Patent Rights (United States)
        dated as of May 23, 1996 made by IP Subsidiary in favor of the Agent.*
10.5    Conditional Assignment of and Security Interest in Patent Rights (United Kingdom)
        dated as of May 23, 1996 made by IP Subsidiary in favor of the Agent.*
10.6    Conditional Assignment of and Security Interest in Trademark Rights (United States)
        dated as of May 23, 1996 made by IP Subsidiary in favor of the Agent.*
10.7    Conditional Assignment of and Security Interest in Trademark Rights (United Kingdom)
        dated as of May 23, 1996 made by IP Subsidiary in favor of the Agent.*
10.8    Members Limited Recourse Pledge Agreement dated as of May 23, 1996 made by Remington in favor of the Agent.*

10.9    Company Pledge Agreement dated as of May 23, 1996 made by Remington in favor of the
        Agent.*
10.10   Subsidiaries Pledge Agreement dated as of May 23, 1996 made by Rand in favor of the
        Agent.*
10.11   Subsidiaries Guarantee dated as of May 23, 1996 made by Capital, IP subsidiary and
        Rand in favor of the Agent.*
10.12   Purchase Agreement dated as of May 1, 1996 by and among Vestar Corp I., Remington,
        Remsen, Isaac Perlmutter, RPI and Victor K. Kiam, II.*
10.13   Agreement and Plan of Merger dated as of May 23, 1996 between Remington Products
        Company and Remington.*
10.14   Securityholders Agreement dated as of May 16, 1996 among the Vestar Members, Vestar
        Equity Partners, L.P. ("Vestar"), RPI, Victor K. Kiam, II and the other parties signatory thereto.*
10.15   Management Agreement dated as of May 23, 1996 between Remington and Vestar Capital
        Partners.*
10.16   Consulting and Transitional Services Agreement dated as of May 23, 1996 between
        Remington and RPI.*
10.17   Form of Management Common Units Subscription Agreement dated as of May 23, 1996 by and between Remington and each of F. Peter Cuneo, James J. Vatrt, Jack W. Waller,
        Allen S. Lipson, H. Graham Kimpton and Geoffrey L. Hoddinott.*
10.18   Form of Option Agreement dated as of May 23, 1996 by and between Remington and certain members of senior management of the Company.*
10.19   Form of Executive Severance Agreement dated as of May 23, 1996 by and between
        Remington or certain of its subsidiaries and each of F. Peter Cuneo, James J. Vatrt,
        Jack W. Waller, Allen S. Lipson, H. Graham Kimpton and Geoffrey L. Hoddinott.*
10.20   Non-Competition Agreement dated as of May 23, 1996 among Victor K. Kiam, II, Victor
        K. Kiam, III, Remington and the Vestar Members.*
10.21   License Agreement made May 23, 1996 by and between IP Subsidiary and Act II Jewelry,
        Inc.*
10.22   License Agreement made May 23, 1996 by and between IP Subsidiary and VKK Equities
        Corporation.*
10.23   Tradename Agreement made May 23, 1996 by and between IP Subsidiary and Remington
        Apparel Company, Inc.*
10.24   License Agreement dated as of May 23, 1996 by and between Remington and IP
        Subsidiary.*
10.25   Bonus Plan.*
12.1    Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
21.1    Subsidiaries of Remington and Capital.*
23.1    Consent of Deloitte & Touche LLP.
23.2    Consent of Coopers & Lybrand L.L.P.
23.3    Consent of Kirkland & Ellis (included in Exhibit 5.1).
24.1    Powers of Attorney.*
25.1    Statement of Eligibility of Trustee on Form T-1.*
27.1    Financial Data Schedule.*
99.1    Form of Letter of Transmittal.*
99.2    Form of Notice of Guaranteed Delivery.*
99.3    Form of Tender Instructions.*


- ------------

* Filed previously

(B) FINANCIAL STATEMENT SCHEDULES.

Schedule II--Remington Products Company--Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Remington Products Company, L.L.C., has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on September 30, 1996.


                                          REMINGTON PRODUCTS COMPANY, L.L.C.

                                          By:   /s/ F. PETER CUNEO
                                              ..................................
                                                       F. Peter Cuneo
                                                President and Chief Executive
                                                           Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-4 has been signed on September 30, 1996 by the following persons in the capacities indicated:


            SIGNATURE                                       CAPACITY
- ----------------------------------  --------------------------------------------------------

        /s/ F. PETER CUNEO          Chief Executive Officer, President and Director
 ..................................    (Principal Executive Officer)
          F. Peter Cuneo

       /s/ MICHAEL STANTON          Vice President and Controller
 ..................................    (Principal Financial and Accounting Officer)
         Michael Stanton

                *                   Vice President, Corporate Development and Director
 ..................................
       Victor K. Kiam, III

                *                   Chairman and Director
 ..................................
        Victor K. Kiam, II

                *                   Director
 ..................................
         Norman W. Alpert

                *                   Director
 ..................................
         Arthur J. Nagle

                *                   Director
 ..................................
       Daniel S. O'Connell

                *                   Director
 ..................................
         Robert L. Rosner

                *                   Director
 ..................................
        William B. Connell

 ..................................  Director
          Kevin A. Mundt

*By:   /s/ ALLEN S. LIPSON
     .......................................
     Allen S. Lipson, as Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Remington Capital Corp. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on September 30, 1996.


                                          REMINGTON CAPITAL CORP.

                                          By:  /s/ F. PETER CUNEO
                                              ..................................
                                                F. Peter Cuneo
                                                   President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-4 has been signed by the following persons on September 30, 1996 in the capacities indicated:


            SIGNATURE                                       CAPACITY
- ----------------------------------  --------------------------------------------------------

        /s/ F. PETER CUNEO          President and Director
 ..................................    (Principal Executive, Financial
          F. Peter Cuneo              and Accounting Officer)

       /s/ ALLEN S. LIPSON          Secretary and Director
 ..................................
         Allen S. Lipson

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee of
  REMINGTON PRODUCTS COMPANY:

    In connection with our audits of the consolidated financial statements of Remington Products Company and Subsidiaries as of December 31, 1994 and 1995, and for the year ended September 30, 1993, the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, which financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in item 21(b) herein.

    In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                            COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
March 4, 1996

                           REMINGTON PRODUCTS COMPANY
                  SCHEDULE II--VALUATION & QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                                                    ADDITIONS
                                                      BALANCE AT    CHARGED TO                  BALANCE AT
                                                      BEGINNING     COSTS AND                     END OF
                                                      OF PERIOD      EXPENSES     DEDUCTIONS      PERIOD
                                                      ----------    ----------    ----------    ----------
DECEMBER 31, 1995 (12 MONTHS)
Allowance for doubtful accounts....................     $1,461       $    159      $    254       $1,366
Allowance for cash discounts and returns...........      7,917         16,075        16,660        7,852
DECEMBER 31, 1994 (12 MONTHS)
Allowance for doubtful accounts....................        451          1,336           326        1,461
Allowance for cash discounts and returns...........      5,795         18,977        16,855        7,917
DECEMBER 31, 1993 (3 MONTHS)
Allowance for doubtful accounts....................        277            171            (3)         451
Allowance for cash discounts and returns...........      3,967          3,524         1,696        5,795
SEPTEMBER 30, 1993 (12 MONTHS)
Allowance for doubtful accounts....................        220            477           420          277
Allowance for cash discounts and returns...........      3,730          7,983         7,746        3,967

                       REMINGTON PRODUCTS COMPANY L.L.C.
                            REMINGTON CAPITAL CORP.
                                 EXHIBIT INDEX

EXHIBIT                                                                                   PAGE
NUMBER   ITEM                                                                             NO.
- ------   ------------------------------------------------------------------------------   ----
  3.1    Amended and Restated Limited Liability Company Agreement dated as of May 16,
         1996 by and among Vestar Shaver Corp. (formerly Vestar/Remington Corp.)
         ("Vestar Corp. I"), Vestar Razor Corp. ("Vestar Corp. II" and, together with
         Vestar Corp. I, the "Vestar Members"), RPI Corp. (formerly known as Remington
         Products, Inc.) ("RPI"), and certain members of senior management of the
         Company.*
  3.2    Certificate of Formation of Remington Products Company, L.L.C. ("Remington").*
  3.3    Certificate of Incorporation of Remington Capital Corp. ("Capital").*
  3.4    By-laws of Capital.*
  4.1    Indenture dated as of May 23, 1996 between Remington, Capital and The Bank of
         New York, as trustee.*
  4.2    Forms of 11% Senior Subordinated Notes and Series B 11% Senior Subordinated
         Notes.*
  4.3    Purchase Agreement dated May 16, 1996 between Remington, Capital and Bear,
         Stearns & Co. Inc.*
  4.4    Registration Rights Agreement dated as of May 23, 1996 between Remington,
         Capital and Bear, Stearns & Co. Inc.*
  5.1    Opinion and consent of Kirkland & Ellis.*
 10.1    Credit and Guarantee Agreement dated as of May 23, 1996 among Remington, certain of its subsidiaries, various lending institutions, Fleet National Bank and Banque Nationale de Paris, as co-documentation agents, and Chemical Bank, as administrative agent (the "Agent").*
 10.2    Company Security Agreement dated as of May 23, 1996 made by Remington in favor of the Agent.*
 10.3    Form of Subsidiaries Security Agreement dated as of May 23, 1996 made by each of Capital, Remington Corporation, L.L.C. ("IP Subsidiary") and Remington Rand
         Corporation ("Rand") in favor of the Agent.*
 10.4    Conditional Assignment of and Security Interest in Patent Rights (United
         States) dated as of May 23, 1996 made by IP Subsidiary in favor of the Agent.*
 10.5    Conditional Assignment of and Security Interest in Patent Rights (United
         Kingdom) dated as of May 23, 1996 made by IP Subsidiary in favor of the
         Agent.*
 10.6    Conditional Assignment of and Security Interest in Trademark Rights (United
         States) dated as of May 23, 1996 made by IP Subsidiary in favor of the Agent.*
 10.7    Conditional Assignment of and Security Interest in Trademark Rights (United
         Kingdom) dated as of May 23, 1996 made by IP Subsidiary in favor of the
         Agent.*
 10.8    Members Limited Recourse Pledge Agreement dated as of May 23, 1996 made by
         Remington in favor of the Agent.*
 10.9    Company Pledge Agreement dated as of May 23, 1996 made by Remington in favor of the Agent.*
 10.10   Subsidiaries Pledge Agreement dated as of May 23, 1996 made by Rand in favor of the Agent.*

EXHIBIT                                                                                   PAGE
NUMBER   ITEM                                                                             NO.
- ------   ------------------------------------------------------------------------------   ----
 10.11   Subsidiaries Guarantee dated as of May 23, 1996 made by Capital, IP subsidiary and Rand in favor of the Agent.*
 10.12   Purchase Agreement dated as of May 1, 1996 by and among Vestar Corp I.,
         Remington, Remsen, Isaac Perlmutter, RPI and Victor K. Kiam, II.*
 10.13   Agreement and Plan of Merger dated as of May 23, 1996 between Remington
         Products Company and Remington.*
 10.14   Securityholders Agreement dated as of May 16, 1996 among the Vestar Members,
         Vestar Equity Partners, L.P. ("Vestar"), RPI, Victor K. Kiam, II and the other parties signatory thereto.*
 10.15   Management Agreement dated as of May 23, 1996 between Remington and Vestar
         Capital Partners.*
 10.16   Consulting and Transitional Services Agreement dated as of May 23, 1996 between Remington and RPI.*
 10.17   Form of Management Common Units Subscription Agreement dated as of May 23,
         1996 by and between Remington and each of F. Peter Cuneo, James J. Vatrt, Jack
         W. Waller, Allen S. Lipson, H. Graham Kimpton and Geoffrey L. Hoddinott.*
 10.18   Form of Option Agreement dated as of May 23, 1996 by and between Remington and certain members of senior management of the Company.*
 10.19   Form of Executive Severance Agreement dated as of May 23, 1996 by and between
         Remington or certain of its subsidiaries and each of F. Peter Cuneo, James J.
         Vatrt, Jack W. Waller, Allen S. Lipson, H. Graham Kimpton and Geoffrey L.
         Hoddinott.*
 10.20   Non-Competition Agreement dated as of May 23, 1996 among Victor K. Kiam, II,
         Victor K. Kiam, III, Remington and the Vestar Members.*
 10.21   License Agreement made May 23, 1996 by and between IP Subsidiary and Act II
         Jewelry, Inc.*
 10.22   License Agreement made May 23, 1996 by and between IP Subsidiary and VKK
         Equities Corporation.*
 10.23   Tradename Agreement made May 23, 1996 by and between IP Subsidiary and
         Remington Apparel Company, Inc.*
 10.24   License Agreement dated as of May 23, 1996 by and between Remington and IP
         Subsidiary.*
 10.25   Bonus Plan.*
 12.1    Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
 21.1    Subsidiaries of Remington and Capital.*
 23.1    Consent of Deloitte & Touche LLP.
 23.2    Consent of Coopers & Lybrand L.L.P.
 23.3    Consent of Kirkland & Ellis (included in Exhibit 5.1).
 24.1    Powers of Attorney.*
 25.1    Statement of Eligibility of Trustee on Form T-1.*
 27.1    Financial Data Schedule.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Tender Instructions.*
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* Filed previously